                                                                [Conformed Copy]

                     Amended and Restated Credit Agreement
                          dated as of August 10, 2000
                                     among

                             Global Crossing Ltd.
                         Global Crossing Holdings Ltd.
                      Global Crossing North America, Inc.
                           The Lenders Party Hereto
                                      and
________________________________________________________________________________

                   $1,000,000,000 Revolving Credit Facility

               The Chase Manhattan Bank as Administrative Agent
                                      and
            Goldman Sachs Credit Partners L.P. as Syndication Agent
Citicorp USA, Inc., Merrill Lynch Capital Corporation as Co-Documentation Agents

           Chase Securities Inc., Goldman Sachs Credit Partners L.P.
                as Joint Lead Arrangers and Joint Book Managers
                                      and
                Salomon Smith Barney Inc., Merrill Lynch & Co.,
          CIBC World Markets Corp. and Deutsche Bank Securities Inc.
                                 as Arrangers
________________________________________________________________________________

                     $700,000,000 Revolving Term Facility
                           $550,000,000 Term Loan B

               The Chase Manhattan Bank as Administrative Agent
                                      and
            Goldman Sachs Credit Partners L.P. as Syndication Agent
Citicorp USA, Inc., Merrill Lynch Capital Corporation as Co-Documentation Agents

       Chase Securities Inc. as Sole Book Manager and Sole Lead Arranger

                  ABN Amro Bank, N.V., Bank of America, N.A.,
                 Barclays Bank plc, CIBC World Markets Corp.,
      Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P.,
           Merrill Lynch & Co., Salomon Smith Barney Inc. and WestLB
                                 as Arrangers

                               TABLE OF CONTENTS

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                                                                                   Page
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
                                   ARTICLE I

                                  DEFINITIONS

 SECTION 1.01.  Defined Terms......................................................   1
 SECTION 1.02.  Classification of Loans and Borrowings.............................  34
 SECTION 1.03.  Terms Generally....................................................  34
 SECTION 1.04.  Accounting Terms; GAAP; Treatment of Unrestricted Subsidiaries.....  35
 SECTION 1.05.  Construction of the Term "Borrower"................................  35
 SECTION 1.06.  Delivery of Lender Addenda.........................................  36

                                   ARTICLE II

                                  THE CREDITS

 SECTION 2.01.  Commitments........................................................  36
 SECTION 2.02.  Loans and Borrowings...............................................  36
 SECTION 2.03.  Requests for Borrowings............................................  37
 SECTION 2.04.  Swingline Loans....................................................  38
 SECTION 2.05.  Letters of Credit..................................................  40
 SECTION 2.06.  Funding of Borrowings..............................................  44
 SECTION 2.07.  Interest Elections.................................................  45
 SECTION 2.08.  Termination and Reduction of Commitments; Increase of Commitments..  46
 SECTION 2.09.  Repayment of Loans; Evidence of Debt...............................  48
 SECTION 2.10.  Amortization of Term Loans.........................................  49
 SECTION 2.11.  Prepayment of Loans; Assumption of Loans...........................  50
 SECTION 2.12.  Fees...............................................................  53
 SECTION 2.13.  Interest...........................................................  54
 SECTION 2.14.  Alternate Rate of Interest.........................................  55
 SECTION 2.15.  Increased Costs....................................................  55
 SECTION 2.16.  Break Funding Payments.............................................  57
 SECTION 2.17.  Taxes..............................................................  57
 SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-Offs........  59
 SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.....................  60

                                      (i)

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                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

 SECTION 3.01.  Organization; Powers; Licenses...................................... 61
 SECTION 3.02.  Authorization; Enforceability; Effectiveness........................ 61
 SECTION 3.03.  Governmental Approvals; No Conflicts................................ 62
 SECTION 3.04.  Financial Condition; No Material Adverse Change..................... 62
 SECTION 3.05.  Properties.......................................................... 63
 SECTION 3.06.  Litigation and Environmental Matters................................ 63
 SECTION 3.07.  Compliance with Laws and Agreements................................. 64
 SECTION 3.08.  Investment and Holding Company Status............................... 64
 SECTION 3.09.  Taxes............................................................... 64
 SECTION 3.10.  ERISA............................................................... 64
 SECTION 3.11.  Disclosure.......................................................... 64
 SECTION 3.12.  Subsidiaries and Collateral......................................... 65
 SECTION 3.13.  Insurance........................................................... 65
 SECTION 3.14.  Labor Matters....................................................... 65
 SECTION 3.15.  Senior Indebtedness................................................. 65
 SECTION 3.16.  Regulatory Matters; Etc............................................. 65
 SECTION 3.17.  Indenture Compliance................................................ 66
 SECTION 3.18.  Margin Regulations.................................................. 66

                                          ARTICLE IV

                                          CONDITIONS

 SECTION 4.01.  Restatement Effective Date.......................................... 66
 SECTION 4.02.  Each Credit Event................................................... 68

                                          ARTICLE V

                                     AFFIRMATIVE COVENANTS

 SECTION 5.01.  Financial Statements and Other Information.......................... 69
 SECTION 5.02.  Notices of Material Events.......................................... 70
 SECTION 5.03.  Existence; Conduct of Business...................................... 71
 SECTION 5.04.  Payment of Obligations.............................................. 71
 SECTION 5.05.  Maintenance of Properties........................................... 71
 SECTION 5.06.  Insurance........................................................... 71
 SECTION 5.07.  Books and Records; Inspection and Audit Rights...................... 71

                                     (ii)

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 SECTION 5.08.  Compliance with Laws..........................................................  71
 SECTION 5.09.  Use of Proceeds and Letters of Credit.........................................  72
 SECTION 5.10.  Additional Subsidiaries.......................................................  72
 SECTION 5.11.  Further Assurances............................................................  72


                                             ARTICLE VI

                                         NEGATIVE COVENANTS

 SECTION 6.01.  Indebtedness; Certain Equity Securities.......................................  73
 SECTION 6.02.  Liens.........................................................................  76
 SECTION 6.03.  Fundamental Changes...........................................................  77
 SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.....................  79
 SECTION 6.05.  Asset Sales and Designations of and Investments in Unrestricted Subsidiaries..  81
 SECTION 6.06.  Sale and Leaseback Transactions...............................................  85
 SECTION 6.07.  Hedging Agreements............................................................  86
 SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.........................  86
 SECTION 6.09.  Transactions with Affiliates..................................................  87
 SECTION 6.10.  Restrictive Agreements........................................................  88
 SECTION 6.11.  Amendment of Material Documents...............................................  89
 SECTION 6.12.  Interest Expense Coverage Ratio...............................................  89
 SECTION 6.13.  Total Leverage Ratio..........................................................  89
 SECTION 6.14.  Synthetic Repurchases.........................................................  89

                                            ARTICLE VII

                                         EVENTS OF DEFAULT....................................  90

                                            ARTICLE VIII

                                      THE ADMINISTRATIVE AGENT................................  93

                                             ARTICLE IX

                                            MISCELLANEOUS

 SECTION 9.01.  Notices.......................................................................  95
 SECTION 9.02.  Waivers; Amendments...........................................................  96
 SECTION 9.03.  Expenses; Indemnity; Damage Waiver............................................  98

                                     (iii)

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 SECTION 9.04.  Successors and Assigns.......................................................  100
 SECTION 9.05.  Survival.....................................................................  103
 SECTION 9.06.  Counterparts; Integration; Effectiveness.....................................  103
 SECTION 9.07.  Severability.................................................................  103
 SECTION 9.08.  Right of Setoff..............................................................  103
 SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process...................  104
 SECTION 9.10.  WAIVER OF JURY TRIAL.........................................................  104
 SECTION 9.11.  Headings.....................................................................  105
 SECTION 9.12.  Confidentiality..............................................................  105
 SECTION 9.13.  Interest Rate Limitation.....................................................  105
 SECTION 9.14.  Conversion of Currencies.....................................................  106
 SECTION 9.15.  Waiver of Certain Defaults...................................................  106

                                     (iv)

SCHEDULES:

Schedule 1.01(a)      --  The LECs
Schedule 1.01(b)      --  GCNA Subsidiaries that are not Loan Parties
Schedule 2.01         --  Commitments
Schedule 3.12         --  Subsidiaries and Collateral
Schedule 6.01         --  Existing Indebtedness
Schedule 6.02         --  Existing Liens
Schedule 6.04         --  Existing Investments
Schedule 6.10         --  Existing Restrictions

EXHIBITS:
--------

Exhibit A         --  Form of Assignment and Acceptance
Exhibit B-1       --  Form of Opinion of James C. Gorton, General Counsel of
                      Limited
Exhibit B-2       --  Form of Opinion of Simpson Thacher & Bartlett, counsel for
                      Limited and certain of the Subsidiaries
Exhibit B-3       --  Form of Opinion of Martin T. McCue, Senior Vice President
                      and General Counsel of GCNA
Exhibit C         --  Copy of Guarantee Agreement
Exhibit D         --  Copy of Indemnity, Subrogation and Contribution Agreement
Exhibit E         --  Copy of Pledge Agreement
Exhibit F         --  Form of Reaffirmation Agreement
Exhibit G         --  Form of Lender Addendum

                                      (v)

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 10, 2000, among GLOBAL CROSSING LTD., GLOBAL CROSSING HOLDINGS LTD., GLOBAL CROSSING NORTH AMERICA, INC., the LENDERS party hereto, including each Revolving Term Lender (as defined below) and each Tranche B Lender (as so defined) that becomes a party hereto pursuant to a Lender Addendum (as so defined), and THE CHASE MANHATTAN BANK, as Administrative Agent.

     Global Crossing Ltd., Global Crossing Holdings Ltd., Global Crossing North America, Inc. (formerly known as Frontier Corporation), certain of the Lenders party hereto and the Administrative Agent are parties to a Credit Agreement dated as of July 2, 1999 (as heretofore modified and supplemented and in effect immediately before giving effect to the amendment and restatement contemplated hereby, the "Existing Credit Agreement"), providing for "Revolving Loans",
             -------------------------
"Tranche A Term Loans" and "Tranche B Term Loans" in an aggregate principal amount of $3,000,000,000. All of the Tranche A Term Loans and Tranche B Term Loans made under the Existing Credit Agreement have previously been paid in full.

     The Borrowers have now requested that the Existing Credit Agreement be amended, inter alia, (i) to provide for the establishment of an additional
         ----- ----
tranche of revolving credit loans (which shall be convertible into term loans as provided herein) in an aggregate principal amount of $700,000,000, and an additional tranche of term loans in an aggregate principal amount of $550,000,000, and in connection therewith to add certain additional banks and financial institutions as "Lenders" party hereto, and (ii) to effect certain other amendments to the Existing Credit Agreement. The Borrowers have also requested that the Existing Credit Agreement, as so amended, be restated in its entirety to read as provided herein. Accordingly, subject to the satisfaction of the conditions to effectiveness set forth in Section 4.01, but effective on the Restatement Effective Date (as hereinafter defined), the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:



                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Defined Terms. As used in this Agreement, the
                         -------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded, if necessary, to the nearest 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                               Credit Agreement
                               ----------------

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the
                                           ----
Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Rate" means, for Revolving Credit Loans, Revolving Term
           ---------------
Loans and Tranche B Loans, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the ratings established by Moody's and S&P for the Index Debt as of the most recent determination date:

---------------------------------------------------------------------------------------------------------
                                        Revolving Credit and                       Tranche B
                                           Revolving Term
---------------------------------------------------------------------------------------------------------

        Credit Rating                  ABR            Eurodollar             ABR            Eurodollar
                                     Spread             Spread             Spread             Spread
---------------------------------------------------------------------------------------------------------
          Category 1                  0.00%              1.00%              1.00%              2.00%
          ----------
         BBB or better
         Baa2 or better
---------------------------------------------------------------------------------------------------------

          Category 2                  0.25%              1.25%              1.00%              2.00%
          ----------
           BBB- and
             Baa3
---------------------------------------------------------------------------------------------------------

          Category 3                  1.25%              2.25%              1.75%              2.75%
          ----------
          BB+ or BB
          Ba1 or Ba2
---------------------------------------------------------------------------------------------------------

          Category 4                  1.50%              2.50%              2.00%              3.00%
          ----------
       BB- or lower and
         Ba3 or lower
=========================================================================================================

          For purposes of the foregoing, (a) in the event the ratings established by Moody's and S&P for the Index Debt fall within different categories, (i) if either rating is in Category 3, Category 3 shall apply, (ii) if neither rating is in Category 3 or Category 4, Category 1 shall

                               Credit Agreement
                               ----------------
apply and (iii) if either rating (but not both) is in Category 4, Category 3 shall apply, (b) in the event the ratings established by both Moody's and S&P for the Index Debt fall within the same Category, such Category shall apply, (c) if neither Moody's nor S&P shall have established ratings for the Index Debt, the ratings shall be deemed to be in Category 4, (d) after the occurrence and during the continuance of any Event of Default, the ratings shall be deemed to be in Category 4, and (e) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of Moody's or S&P shall change, or if either of them shall cease rating the Index Debt (other than by reason of any action or nonaction by either Borrower following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another rating agency mutually acceptable to the Borrowers and the Administrative Agent for the rating agency with respect to which the rating system has changed or for which no rating is then in effect) to reflect such changed rating system or the nonavailability of ratings from such rating agency, and pending agreement on such amendment, the rating in effect immediately prior to such change or cessation will apply. If any rating agency shall not have a rating in effect by reason of any action or nonaction by either Borrower following or in anticipation of a ratings downgrade, then such rating agency shall be deemed to have established a rating in Category 4.

          "Applicable Revolving Credit Percentage" means, with respect to any
           --------------------------------------
Revolving Credit Lender, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Applicable Revolving Credit Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, after giving effect to any assignments.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Available Equity Proceeds" means, at any time, the sum of (a)
           -------------------------
$2,480,000,000 and (b) the aggregate Net Proceeds of the issuance of Equity Interests (other than Disqualified Stock) in Limited after the Restatement Effective Date, net of the sum of (i) all investments made with Available Equity Proceeds after the Restatement Effective Date under Section 6.04(j) or 6.05(l) and (ii) all Restricted Payments made in reliance upon Section 6.08(a)(v). Available Equity Proceeds shall be deemed to have been used to the extent certified by Limited pursuant to Section 5.01(c)(iv), until the amount of Available Equity Proceeds shall have been reduced to zero.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

                               Credit Agreement
                               ----------------

          "Borrowers" means GCHL and GCNA, subject to requirements of, and as
           ---------
more fully set forth in, Section 1.05.

          "Borrowing" means (a) Loans of the same Class and Type, made,
           ---------
converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "Borrowing Request" means a request by the Borrowers for a Borrowing
           -----------------
in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period (without duplication),
           --------------------
(a) the additions to property, plant and equipment and other capital expenditures of the Restricted Persons that are (or would be) set forth in a consolidated statement of cash flows of the Restricted Persons for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Restricted Persons during such period.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly
           -----------------
or indirectly, beneficially or of record, by any Person, other than Limited or any Subsidiary of Limited, of any Equity Interest in GCHL or GCNA other than the Preferred Stock, any preferred stock that is not Disqualified Stock and any Disqualified Stock permitted under Section 6.01(c); (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Effective Date) other than the Permitted Holders, of Equity Interests representing more than 35% of the aggregate ordinary voting power (the "Voting Stock") represented by the issued and outstanding Equity Interests in
 ------------
Limited, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by a voting power rather than by number of shares) of Limited than such Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Limited (for purposes of this clause, such other Person or group shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other Person or group beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power

                               Credit Agreement
                               ----------------
rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Limited by Persons who were neither (i) nominated by the board of directors of Limited nor (ii) appointed by directors so nominated; or (d) the occurrence of a "Change of Control" or similar event under the Senior Notes Indenture, the Preferred Stock, the Exchange Note Indenture or the documentation evidencing or governing the Existing Notes (excluding the IPC Notes).

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the Restatement Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Term Loans, Tranche B Term Loans, Incremental Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Revolving Term Commitment or Tranche B Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Collateral" means any and all "Collateral", as defined in any
           ----------
applicable Security Document.

          "Collateral and Guarantee Requirement" means the requirement that:
           ------------------------------------

          (a) the Administrative Agent shall have received from Limited, GCHL, GCNA and each Restricted Subsidiary either (i) a counterpart of a Guarantee Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Restricted Subsidiary after the Restatement Effective Date, a supplement to a Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Restricted Subsidiary, in each case involving a Restricted Subsidiary together with, as applicable, a counterpart of an Indemnity, Subrogation and Contribution Agreement or a supplement to an Indemnity, Subrogation and Contribution Agreement, in the form specified therein, duly executed and delivered on behalf of such Restricted Subsidiary;

          (b) all outstanding Equity Interests in each Restricted Subsidiary (other than GCHL) owned by or on behalf of any Restricted Person shall have been pledged pursuant

                               Credit Agreement
                               ----------------
     to a Pledge Agreement and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all outstanding Equity Interests in any Subsidiary that directly owns Equity Interests in GlobalCenter shall have been pledged pursuant to a Pledge Agreement and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, provided that (x) if the Equity Interests in
                                --------
     GlobalCenter are directly owned by an Unrestricted Subsidiary, then the requirements of this paragraph (c) may be satisfied through the pledge pursuant to a Pledge Agreement of all of the outstanding Equity Interests in a single Unrestricted Subsidiary (reasonably satisfactory to the Administrative Agent) that directly or indirectly owns all of the Equity Interests in GlobalCenter and (y) if required by the terms of the documentation evidencing or governing the 7-1/4% Senior Notes due 2004 of GCNA or the 6% Dealer Remarketable Securities Due 2013 of GCNA, any Pledge Agreement referred to in this paragraph (c) may grant equal and ratable Liens on the applicable Equity Interests to secure the Obligations and to secure obligations arising under such notes of GCNA (pursuant to provisions reasonably acceptable to the Administrative Agent);

          (d) the Administrative Agent shall have received from each Loan Party as of the Restatement Effective Date a counterpart of the Reaffirmation Agreement duly executed and delivered by such Person (or such alternative documentation as may be recommended to the Administrative Agent by applicable local counsel to effect substantially the same purposes as the Reaffirmation Agreement);

          (e) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

          (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding the foregoing:

          (i) a Restricted Subsidiary (other than GCHL and GCNA) shall not be required to deliver a Guarantee Agreement or a Pledge Agreement if it would be a violation of applicable law or, in the reasonable judgment of the Administrative Agent, in consultation with Limited, GCHL or GCNA, the expense, tax or regulatory consequences or difficulty of obtaining such Guarantee Agreement or Pledge Agreement would not, in

                               Credit Agreement
                               ----------------
     light of the benefits that would accrue to the Lenders, justify obtaining such Guarantee Agreement or Pledge Agreement;

          (ii) a Restricted Subsidiary that, upon its formation or acquisition, is less than wholly owned by the Restricted Persons, shall not be required to deliver a Guarantee Agreement or a Pledge Agreement if each Restricted Person owning any Equity Interest therein shall be in compliance with the Collateral and Guarantee Requirement;

          (iii) none of Marine and its subsidiaries or the LECs shall be required to deliver a Guarantee Agreement or a Pledge Agreement;

          (iv) if IPC shall be a Restricted Subsidiary, the Collateral and Guarantee Requirement shall be satisfied with respect to IPC when (A) a Restricted Person shall have pledged the outstanding Equity Interests in IPC pursuant to a Pledge Agreement and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank and (B) IPC and each Subsidiary of IPC shall have duly executed a Guarantee Agreement and an Indemnity, Subrogation and Contribution Agreement, provided that, for so long as the
                                             --------
     IPC Notes shall be outstanding and the indenture pursuant to which the IPC Notes have been issued shall limit the ability of IPC or any of its Subsidiaries to guarantee the Obligations, the requirements of this paragraph (iv) shall be satisfied if (x) IPC and each Subsidiary of IPC shall duly execute a Guarantee Agreement and an Indemnity, Subrogation and Contribution Agreement providing direct credit support on terms satisfactory to the Administrative Agent for not less than the greatest amounts permitted from time to time by the indenture pursuant to which the IPC Notes have been issued and (y) all investments in IPC or any Subsidiary of IPC made by any Restricted Person (other than IPC and its subsidiaries) after the Restatement Effective Date shall be (aa) to the maximum extent reasonably practicable, in the form of loans made by Loan Parties (other than IPC and its subsidiaries) that utilize, to the maximum extent reasonably practicable, the exception to the IPC Notes' Indebtedness covenant set forth in clause (vii) of the second paragraph of Section 4.03 of the indenture pursuant to which the IPC Notes have been issued (and which loans are evidenced by intercompany notes in form satisfactory to the Administrative Agent, guaranteed by each of the subsidiaries of IPC, and pledged to the Administrative Agent pursuant to a Pledge Agreement) or (bb) to the extent that it is not reasonably practicable to make such investments as loans in accordance with the foregoing clause (aa), in such other form as the Borrower may reasonably determine; and

          (v) the Collateral and Guarantee Requirement shall be satisfied with respect to GCNA and its subsidiaries when

               (A) all the outstanding Equity Interests in GCNA and, if GCNA has provided any Guarantee contemplated by Section 6.01(a)(v)(A), each direct subsidiary of GCNA (other than any LEC), shall be pledged pursuant to a Pledge

                               Credit Agreement
                               ----------------

          Agreement and the Administrative Agent shall hold certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank,

               (B) a duly executed and delivered Guarantee Agreement and an Indemnity, Subrogation and Contribution Agreement of each of GCHL and GCNA shall be in effect and

               (C) each Restricted Subsidiary of GCNA shall have duly executed and delivered a Guarantee Agreement and an Indemnity, Subrogation and Contribution Agreement, other than (x) the LECs, (y) the subsidiaries of GCNA owned as of the Restatement Effective Date listed on Schedule 1.01(b) but not providing a Guarantee Agreement or Pledge Agreement as of the Restatement Effective Date based on paragraph (i) above and (z) subsidiaries of GCNA acquired or created after the Restatement Effective Date that do not provide a Guarantee Agreement or Pledge Agreement based on paragraph (i) or (ii) above, provided that at any time that (X) any direct or indirect parent of GCHL
     --------
     owning a majority of the Equity Interests in GCHL shall be organized under the laws of the United States or any State thereof or the District of Columbia and (Y) GCNA continues as a Borrower hereunder (after satisfying the conditions set forth in Section 1.05), (I) no Loan Party organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia (a "Non-U.S. Loan Party") shall be
                                             -------------------
     required to Guarantee any Obligation of GCNA or to pledge any Equity Interest owned by it to secure any Obligation of GCNA and (II) any Loan Party organized under the laws of the United States or any State thereof or the District of Columbia that owns Equity Interests in any Non-U.S. Loan Party shall be deemed to have satisfied the requirement set forth in paragraph (b) above with respect to the Obligations of GCNA by its pledge of all the non-voting Equity Interests in such Non-U.S. Loan Party held by it and 65% of all the outstanding voting Equity Interests in such Non-U.S. Loan Party or, if less, all such voting Equity Interests held by it.

          The Administrative Agent is expressly authorized upon the request of Limited, GCHL or GCNA to release any pledge or Guarantee previously delivered in respect of any Obligation that at the time of such request is no longer required by the Collateral and Guarantee Requirement. Without limiting the foregoing, the Administrative Agent is expressly authorized upon the request of Limited, GCHL or GCNA to release any Guarantee or pledge by, or any pledge of the Equity Interests in, any Restricted Subsidiary (other than GCHL and GCNA) or in any other Subsidiary of Limited specified in paragraph (c) above (including GlobalCenter) upon:

          (1) the sale, transfer or other disposition (other than to another Restricted Person) of all the Equity Interests in such Restricted Subsidiary in a transaction permitted by Section 6.05;

                               Credit Agreement
                               ----------------

          (2) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the requirements of Section 6.05 and the definition of "Unrestricted Subsidiary";

          (3) the sale, transfer or other disposition (other than to another Restricted Person) of part but not all of the Equity Interests in such Restricted Subsidiary in a transaction permitted by Section 6.05;

          (4) such Restricted Subsidiary no longer being required to provide a Guarantee Agreement or Pledge Agreement as a result of the application of the proviso to paragraph (v) above, provided that
                                                                  --------
               if such proviso becomes applicable in conjunction with a transaction described in Section 6.03(a)(ii), GCHL or GCNA, as applicable, shall have repaid in full all of its Loans (and posted cash collateral for all of the LC Exposure) to the extent required under Section 2.11(e); or

          (5) with respect to any pledge of the Equity Interests in GlobalCenter or any other Unrestricted Subsidiary specified in paragraph (c) above, the sale of Equity Interests in GlobalCenter Inc. or GlobalCenter (or any Unrestricted Subsidiary that directly or indirectly owns any such Equity Interests) to a Person that is not an Affiliate of any Restricted Person.

          "Commitment" means a Revolving Credit Commitment, Revolving Term
           ----------
Commitment or Tranche B Commitment, or any combination thereof (as the context requires).

          "Commitment Fee Rate" means, for any day, the applicable percentage
           -------------------
rate per annum specified under the applicable utilization column, based upon the ratings established by Moody's and S&P for the Index Debt as of such day:

------------------------------------------------------------------------------------------
                               *33%                  33-66%                  **66%
        Ratings             Utilization            Utilization            Utilization
        -------             -----------            -----------            -----------
------------------------------------------------------------------------------------------
      Category 1               0.500                  0.375                  0.250
      ----------
      BBB-/Baa3
      or better
------------------------------------------------------------------------------------------
      Category 2               0.750                  0.500                  0.375
      ----------
      BB+/Ba1 or
        BB/Ba2
------------------------------------------------------------------------------------------
      Category 3               1.000                  0.750                  0.500
      ----------
      BB-/Ba3 or
        Lower
------------------------------------------------------------------------------------------

*   More than
**  Less than

          For purposes of the foregoing, "utilization" at any time for the
                                          -----------
Revolving Commitments of any Class means the percentage obtained by dividing (a) the sum at such time

                               Credit Agreement
                               ----------------
of the aggregate outstanding amount of all the Revolving Exposures of such Class by (b) the aggregate outstanding Revolving Commitments of such Class.

          For purposes of the foregoing, (a) in the event the ratings established by Moody's and S&P for the Index Debt fall within different categories, the lower rating shall apply, (b) if neither Moody's nor S&P shall have established ratings for the Index Debt, the ratings shall be deemed to be in Category 3, (c) after the occurrence and during the continuance of any Event of Default, the ratings shall be deemed to be in Category 3, and (d) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of Moody's or S&P shall change, or if either of them shall cease rating the Index Debt (other than by reason of any action or nonaction by either Borrower following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another rating agency mutually acceptable to the Borrowers and the Administrative Agent for the rating agency with respect to which the rating system has changed or for which no rating is then in effect) to reflect such changed rating system or the nonavailability of ratings from such rating agency, and, pending agreement on such amendment, the rating in effect immediately prior to such change or cessation will apply. If any rating agency shall not have a rating in effect by reason of any action or nonaction by either Borrower following or in anticipation of a ratings downgrade, then such rating agency shall be deemed to have established a rating in Category 3.

          "Consent" means the consent under the Senior Notes permitting the
           -------
transactions contemplated by the Existing Credit Agreement and the other Loan Documents obtained pursuant to the Amended and Restated Consent Solicitation Statement dated June 22, 1999.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period, adjusted (without duplication and to the extent deducted or added in determining such Consolidated Net Income) as follows: plus (a) an
                                                               ----
amount equal to any extraordinary loss for such period, minus (b) an amount
                                                        -----
equal to any extraordinary gain for such period, plus (c) provision for taxes
                                                 ----
based on income or profits of the Restricted Persons for such period, plus (d)
                                                                      ----
Consolidated Interest Expense for such period, whether paid or accrued and whether or not capitalized, plus (e) the aggregate amount of cash dividends or
                            ----
cash distributions actually received by any Restricted Person from any Unrestricted Subsidiary during such period to the extent not in excess of the EBITDA of such Unrestricted Subsidiary for the relevant period, plus (f)
                                                                ----
depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale charged to cost of sales, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Restricted Persons for such period, minus (g) non-cash
                                                         -----
items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), plus or minus (h) any
                                                       ----    -----
increase or decrease, respectively, in Deferred

                               Credit Agreement
                               ----------------

Revenue as of the last day of such period from Deferred Revenue as of the date immediately preceding the first day of such period, in each case, on a consolidated basis for the Restricted Persons and determined in accordance with GAAP. For purposes of calculating the financial covenant set forth in Section
6.13 and, in the case of the GCNA Acquisition and the Marine Acquisition,
Section 6.12, if a material acquisition or disposition has occurred during the relevant period, Consolidated EBITDA will be determined giving pro forma effect
                                                               --- -----
thereto (without giving effect to cost savings except to the extent approved by the Administrative Agent) as if such acquisition or disposition and any related incurrence or repayment of Indebtedness or issuance of preferred stock had occurred at the beginning of the relevant four-quarter period.

          "Consolidated Interest Expense" means, for any period, the
           -----------------------------
consolidated cash interest expense included in a consolidated income statement (without deduction of interest income) of the Restricted Persons for such period, including without limitation or duplication (or, to the extent not so included, with the addition of), (a) the interest component of any deferred payment obligations, (b) the interest component of all payments associated with Capital Lease Obligations, (c) commissions, discounts and other fees and charges incurred in respect of Letter of Credit or bankers' acceptance financings, (d) net payments or receipts (if any) pursuant to Hedging Agreements that relate to the hedging of interest rate fluctuations and (e) dividends paid in cash in respect of Disqualified Stock.

          "Consolidated Net Income" means, for any period, the net income or
           -----------------------
loss of the Restricted Persons for such period determined on a consolidated basis in accordance with GAAP plus, to the extent that any of the following
                              ----
items were deducted in computing such consolidated net income, (a) non-recurring, non-cash charges (other than charges arising from write-downs of assets) and (b) non-cash compensation charges arising from stock options or other similar employee benefit or compensation plans; provided that (i) the net
                                                      --------
income (but not loss) of any Restricted Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to Limited, GCHL, GCNA or a wholly owned Restricted Subsidiary thereof by such Restricted Subsidiary and (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Convertible Preferred Stock" means the following preferred stock of
           ---------------------------
Limited: (a) $650,000,000 aggregate liquidation preference of 7% cumulative convertible preferred stock, (b) $1,000,000,000 aggregate liquidation preference of 6-3/8% cumulative convertible preferred stock, (c) $400,000,000 aggregate liquidation preference of 6-3/8% cumulative convertible preferred stock, series B and (d) $1,150,000,000 aggregate liquidation preference of 6-3/4% cumulative convertible preferred stock.

                               Credit Agreement
                               ----------------

          "date hereof" or "date of this Agreement" or other references to the
           -----------      ----------------------
date of this Agreement shall mean the date specified in the preamble to this Agreement.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Defeased Obligations" means Indebtedness or other obligations of any
           --------------------
Restricted Person (a) in respect of which such Restricted Person shall have deposited cash and/or cash equivalents in a trust in an amount sufficient to defease in full all payment obligations in respect of such Indebtedness through the maturity of such Indebtedness in accordance with the terms of the defeasance requirements of the indenture or other instrument governing such Indebtedness, and (b) lease in lease out obligations ("LILOs") of Marine or a subsidiary
                                         -----
thereof in which Marine or such subsidiary shall have deposited cash, cash equivalents (or deposits with or the obligations of a banking institution with a rating of AA or higher from S&P and Aa2 or higher from Moody's or other obligations having such ratings or higher ratings) in a trust or as security in an amount sufficient to pay in full all non-contingent payment obligations in respect of such Indebtedness or obligations through the maturity thereof and in a manner resulting in GAAP treatment in which such obligations do not constitute liabilities and such deposit does not constitute an asset of Marine or such subsidiary.

          "Deferred Revenue" means, at any date, amounts appearing as a
           ----------------
liability on the financial statements of the Restricted Persons as prepared according to GAAP classified as deferred revenue to the extent of cash received in connection therewith.

          "Disqualified Stock" means any Equity Interest that, by its terms (or
           ------------------
by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the final maturity of the latest maturing Loans; provided, however, that any Equity
                                             --------  -------
Interest which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the repurchase or redemption of such Equity Interest upon the occurrence of a sale, transfer or other disposition of assets or a change of control shall not constitute Disqualified Stock by reason of (a) an asset sale redemption requirement if such redemption is required only to the extent such sale proceeds are not used to prepay debt or are not redeployed in the issuer's business or (b) any change of control redemption requirement if a Change in Control exists in respect of such change of control. For purposes of this Agreement, the Preferred Stock and the Convertible Preferred Stock shall not constitute Disqualified Stock.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Environmental Laws" means all applicable laws, rules, regulations,
           ------------------
codes, ordinances, orders, decrees, judgments, injunctions, notices, treaties or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the

                               Credit Agreement
                               ----------------
protection of the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters relating to the work place or the environment.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, remediation of natural resources, fines, penalties or indemnities), of Limited, GCHL, GCNA or any Subsidiary directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, (e) impairment of or damage to natural resources or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership
           ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with GCHL or GCNA is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the GCHL, GCNA or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by GCHL, GCNA or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by GCHL, GCNA or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by GCHL, GCNA or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from GCHL, GCNA or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                               Credit Agreement
                               ----------------

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excess Cash Flow" means, for any fiscal year, the sum (without
           ----------------
duplication) of the following:

          (a) Consolidated Net Income (or loss) of the Restricted Persons for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus
                        ----

          (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (or loss) for such fiscal year; plus
                  ----

          (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by
                                       ----
     which Deferred Revenues increased during such fiscal year; minus
                                                                -----

          (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income (or loss) for such fiscal year plus (ii) the
                                                            ----
     amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which Deferred Revenues
          ----
     decreased during such fiscal year; minus
                                        -----

          (e) the sum of (i) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness or with funds that would otherwise have constituted Net Proceeds of a Prepayment Event) plus (ii) cash consideration paid during such fiscal year by the Restricted
     ----
     Persons to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness or with funds that would otherwise have constituted Net Proceeds of a Prepayment Event); minus
                                                                           -----

          (f) the aggregate principal amount of Long-Term Indebtedness (including Capital Lease Obligations) repaid or prepaid by the Restricted Persons during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to
     Section 2.11(c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

          For purposes of the foregoing, the Restricted Subsidiaries shall include only the Subsidiaries that were Restricted Subsidiaries as of the last day of the fiscal year in respect of which Excess Cash Flow is being calculated.

          "Exchange Notes" means the subordinated notes of GCHL issuable in
           --------------
exchange for the Preferred Stock.

                               Credit Agreement
                               ----------------

          "Exchange Note Indenture" means the indenture to be entered into by
           -----------------------
GCHL upon the issuance of, and which shall govern the terms of, the Exchange Notes, which shall have substantially the terms described in the Offering Memorandum for the Preferred Stock dated November 24, 1998.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of GCHL or GCNA hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) any withholding tax that (i) is in effect and would apply to amounts payable to any Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), other than any withholding tax imposed on any payment, in respect of a Guarantee, from a Guarantor that is domiciled outside the United States and except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Lender's failure to comply with Section 2.17(e).

          "Existing Indebtedness" has the meaning assigned to such term in
           ---------------------
Section 6.01(a)(iii).

          "Existing Notes" means the Senior Notes, the Exchange Notes, the IPC
           --------------
Notes (but only if IPC is a Restricted Subsidiary), the 9-1/2% Senior Notes due 2009 of GCHL, the 9-1/8% Senior Notes due 2006 of GCHL, the Medium Term Notes of GCNA, the 7-1/4% Senior Notes due 2004 of GCNA, the 6% Dealer Remarketable Securities Due 2013 of GCNA and the 9% Senior Notes due 2021 of GCNA.

          "Existing Subsidiary" has the meaning assigned to such term in the
           -------------------
definition of "Restricted Subsidiary" in this Section.

          "FCC" means the Federal Communications Commission or any Governmental
           ---
Authority substituted therefor.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                               Credit Agreement
                               ----------------

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of Limited, GCHL or GCNA, as applicable.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "GCHL" means Global Crossing Holdings Ltd., a Bermuda corporation and
           ----
any permitted successor thereto as a result of a transaction permitted by
Section 6.03(a)(i).

          "GCHL Conversion Date" means the first date on which GCHL shall be
           --------------------
organized under the laws of the United States or any State thereof or the District of Columbia.

          "GCNA" means Global Crossing North America, Inc., a New York
           ----
corporation, formerly known as Frontier Corporation.

          "GCNA Acquisition" means the acquisition by Limited on September 28,
           ----------------
1999 of all the common Equity Interests in GCNA pursuant to the Agreement and Plan of Merger dated as of March 16, 1999 among Limited, GCF Acquisition Corp. and GCNA.

          "GlobalCenter" means GlobalCenter Holdings Inc., a Delaware
           ------------
corporation.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreement" means the Guarantee Agreement dated as of July
           -------------------
2, 1999 among GCHL, GCNA, Limited, the other Guarantors party thereto and the Administrative Agent, a copy of which is attached as Exhibit C or, if required or to the extent advisable in a

                               Credit Agreement
                               ----------------
jurisdiction outside the United States, another form of agreement providing for a Guarantee of the Obligations satisfactory in form and scope to the Administrative Agent.

          "Hazardous Materials"  means all explosive or radioactive substances
           -------------------
or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, radio frequency emissions, electromagnetic field radiation and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Incremental Loans" has the meaning assigned to such term in Section
           -----------------
2.08(e).

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits (other than customer deposits in respect of capacity purchases shown as assets on such Person's balance sheet) or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding obligations under contracts for the supply of goods, equipment or fiber in connection with the installation, construction, operation and/or maintenance of the Borrowers' network, provided that all obligations thereunder in respect of any such
         --------
property are due upon completion of such installation, construction or other work and are not overdue), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business which are not past due by more than 90 days), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of this Agreement, Indebtedness shall not include (i) Defeased Obligations or (ii) obligations to any seller of backhaul capacity or dark fiber (or any financing Affiliate thereof) the proceeds of which are used to finance the purchase of such capacity or dark fiber from such seller in the ordinary course of business.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

                               Credit Agreement
                               ----------------

          "Indemnity, Subrogation and Contribution Agreement" means the
           -------------------------------------------------
Indemnity, Subrogation and Contribution Agreement dated as of July 2, 1999 among GCHL, GCNA, the Subsidiary Guarantors party thereto and the Administrative Agent, a copy of which is attached as Exhibit D or, if required or to the extent advisable in a jurisdiction outside the United States, another form of agreement designed to achieve the intended result satisfactory in form and scope to the Administrative Agent.

          "Index Debt" means the highest rated senior, unsecured, long-term
           ----------
Indebtedness for borrowed money of either Borrower that is not guaranteed or otherwise credit enhanced, other than by Limited or the other Borrower.

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
dated June 2000 relating to the Restricted Persons and the Transactions.

          "Interest Election Request" means a request by the Borrowers to
           -------------------------
convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other
           ---------------------
than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make interest periods of such duration available), as the Borrowers may elect; provided that (a) if any
                                                      --------
Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investment Grade Date" means the first day on which the ratings
           ---------------------
established by both Moody's and S&P for the Index Debt are, respectively, Baa2 or better and BBB or better.

          "IPC" means IPC Information Systems, Inc., a Delaware corporation, and
           ---
its subsidiaries.

                               Credit Agreement
                               ----------------

          "IPC Notes" means the 10-7/8% Senior Discount Notes due 2008 of IPC.
           ---------

          "Issuing Bank" means each of The Chase Manhattan Bank and, at any
           ------------
time, up to five additional Lenders specified by Limited and acceptable to the Administrative Agent who have agreed to serve as Issuing Banks in a written document satisfactory to the Administrative Agent, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (including in the case of The Chase Manhattan Bank, Chase Manhattan Bank Delaware), in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Borrowing" has the meaning set forth in Section 2.02(b).
           ------------

          "LC Disbursement" means a payment made by an Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate
                                                         ----
amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Revolving Credit Percentage of the total LC Exposure at such time.

          "LECs" means the incumbent local exchange carrier subsidiaries, and
           ----
the other related subsidiaries, of GCNA, as specified on Schedule 1.01(a).

          "Lender Addendum" means, with respect to any Revolving Term Lender or
           ---------------
Tranche B Lender, a Lender Addendum substantially in form of Exhibit G, dated as of the date hereof and executed and delivered by such Revolving Term Lender or Tranche B Lender, as applicable, as provided in Section 1.06.

          "Lender Affiliate" means (a) with respect to any Lender, (i) an
           ----------------
Affiliate of such Lender or (ii) any Person (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to a Lender Addendum or an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                                Credit Agreement
                                ----------------

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement.

          "Leverage Ratio" means, on any date, the ratio of (a) the sum of Total
           --------------
Indebtedness and the liquidation preference of Disqualified Stock as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Limited ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Limited most recently ended prior to such date).

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Limited" means Global Crossing Ltd., a Bermuda corporation, and any
           -------
permitted successor thereto as a result of a transaction permitted by Section 6.03(a)(ii).

          "Limited Conversion Date" means the first date on which Limited or any
           -----------------------
other direct or indirect parent of GCHL shall be organized under the laws of the United States or any State thereof or the District of Columbia.

          "Loan Documents" means this Agreement, the Guarantee Agreements, the
           --------------
Indemnity, Subrogation and Contribution Agreements and the other Security Documents.

          "Loan Parties" means Limited, GCHL, GCNA and the Subsidiary Loan
           ------------
Parties.

          "Loans" means the loans made by the Lenders to GCHL and GCNA pursuant
           -----
to this Agreement.

                                Credit Agreement
                                ----------------

          "Long-Term Indebtedness" means any Indebtedness that, in accordance
           ----------------------
with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

          "Marine" means Global Marine Systems Limited, a United Kingdom
           ------
company.

          "Marine Acquisition" means the acquisition of all the common Equity
           ------------------
Interests in Marine and certain Affiliates thereof pursuant to the Sale and Purchase Agreement between Limited and Cable and Wireless PLC dated as of April 26, 1999.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations or condition, financial or otherwise, of the Restricted Persons taken as a whole (excluding adverse effects, if any, arising out of a diminution in value of the investment of the Restricted Persons in Unrestricted Subsidiaries), (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Restricted Persons in an aggregate principal amount exceeding (a) at any time prior to the Investment Grade Date, $50,000,000, and
(b) at any time on or after the Investment Grade Date, $100,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the
                                                    ----------------
obligations of any Restricted Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Restricted Person would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Preferred Stock" means preferred stock of any one or more of
           -------------------------
the Restricted Persons having an aggregate liquidation preference exceeding (a) at any time prior to the Investment Grade Date, $50,000,000, and (b) at any time on or after the Investment Grade Date, $100,000,000.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any event (a) the cash proceeds
           ------------
received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Restricted Persons to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Restricted Persons as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the

                                Credit Agreement
                                ----------------
amount of all taxes paid (or reasonably estimated to be payable) by the Restricted Persons, and the amount of any reserves established by the Restricted Persons to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

          "Net Tangible Assets" means, at any date, the assets of the Restricted
           -------------------
Persons at such date minus the intangible assets of the Restricted Persons, all
                     -----
determined on a consolidated basis in accordance with GAAP.

          "Net Working Capital" means, at any date, (a) the consolidated current
           -------------------
assets of the Restricted Persons as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Restricted
             -----
Persons as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative. For purposes of calculating Excess Cash Flow, Net Working Capital shall be determined after eliminating any increase due to any reduction or termination of any Permitted Securitization or any decrease due to the implementation or increase of any Permitted Securitization.

          "Obligations" has the meaning assigned to such term in the form of
           -----------
Guarantee Agreement attached hereto as Exhibit C.

          "Original Effective Date" means July 7, 1999.
           -----------------------

          "Other Taxes" means any and all present or future recording, stamp,
           -----------
documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Acquisition" means any acquisition by any Restricted Person
           ---------------------
of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) the principal business of such Person shall be reasonably related, ancillary or complementary to a business in which the Restricted Persons were engaged on the Restatement Effective Date, (c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Restricted Subsidiary and all the Equity Interests of each such Subsidiary shall be owned directly by a Restricted Person and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.10 and
5.11 have been taken, (d) the Restricted Persons are in compliance with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available and (e) the

                                Credit Agreement
                                ----------------

Borrowers have delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment Liens in respect of judgments that do not constitute an Event of Default under paragraph (k) of Article VII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Restricted Person;

          (g) leases and grants of indefeasible rights of use, rights of use and similar rights in respect of capacity, dark fiber and similar assets of the Restricted Persons in the ordinary course of business; and

          (h)  Liens in favor of Loan Parties;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Permitted Holder" means Pacific Capital Group, Inc. and CIBC World
           ----------------
Markets Inc. and their respective Affiliates.

                                Credit Agreement
                                ----------------

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, Canada, the United Kingdom, Germany, France or Italy (or by any agency thereof to the extent such obligations are backed by the full faith and credit of such country), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof, and rated, at such date of acquisition, not less than A1 by S&P or P1 by Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, money market deposit accounts issued or offered by, and demand deposit accounts at any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or Canada, the United Kingdom, Germany, France or Italy, which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited primarily to obligations described in the foregoing clauses (a),
     (b) and (c), so long as such fund has total assets of at least $1,000,000,000;

          (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in paragraph (a) above and entered into with a financial institution satisfying the criteria described in paragraph (c) above.

          "Permitted Securitization" means any off-balance sheet transaction or
           ------------------------
series of transactions that may be entered into by any Restricted Person pursuant to which such Restricted Person may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by any Restricted Person) in a true sale transaction and (b) any other Person (in the case of a transfer by a Receivables Entity), and any Receivables Entity may grant a security interest in, any receivables (whether now existing or arising in the future) of any Restricted Person, and any assets related thereto including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables and the proceeds of such receivables; provided
                                                                     --------
that (i) the aggregate outstanding face amount of the receivables sold into such securitization, together with the aggregate outstanding face amount of the receivables sold into all other Permitted Securitizations, shall not exceed $450,000,000 at any time outstanding, (ii) there shall be no recourse under such securitization to any Restricted Person other than pursuant to Standard Securitization Undertakings and (iii) the Administrative Agent shall be satisfied that the terms of such securitization are in compliance with the terms of this Agreement.

                                Credit Agreement
                                ----------------

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which GCHL, GCNA or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means (a) the Pledge Agreement dated as of July 2,
           ----------------
1999 among GCHL, GCNA, the other Pledgors party thereto and the Administrative Agent, a copy of which is attached as Exhibit E, (b) if required or to the extent advisable in a jurisdiction outside the United States, another form of agreement providing for the pledge of Equity Interests to secure the Obligations satisfactory in form and scope to the Administrative Agent or (c) any pledge agreement in form and substance satisfactory to the Administrative Agent entered into pursuant to paragraph (c) of the definition of "Collateral and Guarantee Requirement" (and any collateral agency or trustee or similar agreement relating thereto).

          "Preferred Stock" means the 10-1/2% Senior Exchangeable Preferred
           ---------------
Stock Due 2008 of GCHL.

          "Prepayment Event" means:
           ----------------

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Restricted Person, other than (i) dispositions described in paragraphs (a), (b), (g),
     (h) and (i) of Section 6.05 and (ii) any other disposition (or series of dispositions) as to which the Net Proceeds do not exceed $25,000,000;

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Restricted Person, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset, or to reimburse such Restricted Person for expenditures previously made for such purposes, within 360 days after such event (but in no event earlier than the date which is 5 Business Days after the date of receipt of such Net Proceeds); or

          (c) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Restricted Person that would require any redemption of any preferred stock that is not Disqualified Stock absent the requirement that the proceeds thereof be applied to prepay Loans.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New

                                Credit Agreement
                                ----------------

York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Pro Forma Basis" means, as of any date (the "current date"), for
           ---------------                              ------------
purposes of determining compliance under specified provisions of this Agreement with Section 6.12 or 6.13 calculated as of the last day of the most recently ended fiscal quarter of Limited for which financial statements are then available, a computation as if any material acquisition or disposition of assets, any related incurrence or repayment of Indebtedness, any issuance of preferred stock, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and any designation of an Unrestricted Subsidiary as a Restricted Subsidiary that occurred during the period from but excluding the last day of such fiscal quarter to and including the current date (and giving effect to any such transactions proposed to be consummated on the current date pursuant to the applicable provisions of this Agreement and, in the case of any acquisition, without giving effect to operating expense reductions) had in fact occurred on the first day of each relevant four quarter period for testing such compliance.

          "Purchase Money Indebtedness" means Indebtedness incurred to finance
           ---------------------------
the acquisition, construction, development, installation or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that such
                                                          --------
Indebtedness is incurred or assumed prior to or within 90 days after such acquisition or the completion of such construction or improvement.

          "Reaffirmation Agreement" means an agreement substantially in the form
           -----------------------
of Exhibit F or, if required or to the extent advisable in a jurisdiction outside the United States, another form of agreement providing for the reaffirmation of the grant of security to the Administrative Agent under the Security Documents executed and delivered pursuant to the Existing Credit Agreement.

          "Receivables Entity" means a wholly owned Subsidiary of Limited (or
           ------------------
another Person in which Limited or any Restricted Subsidiary may make an investment and to which Limited or any Restricted Subsidiary transfers receivables and related assets) which engages in no activities other than in connection with the financing of receivables and which is designated by the Board of Directors of GCHL or GCNA (as provided below) as a Receivables Entity,
(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by any Restricted Person (excluding guarantees of obligations, other than the principal of, and interest on, Indebtedness, under Standard Securitization Undertakings), (ii) is recourse to or obligates any Restricted Person in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of any Restricted Person, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than the receivables sold into the applicable Permitted Securitization and other than pursuant to Standard Securitization Undertakings, (b) with which no Restricted Person has any material contract,

                                Credit Agreement
                                ----------------
agreement, arrangement or understanding other than on terms no less favorable to any Restricted Person than those that might be obtained at the time from Persons that are not Affiliates of any Restricted Person, other than fees payable in the ordinary course of business in connection with servicing receivables, and (c) to which no Restricted Person has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of GCHL or GCNA shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of such Board of Directors giving effect to such designation and an officers' certificate of the applicable Borrower certifying that such designation complied with the foregoing conditions.

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving
           ----------------
Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Restatement Effective Date" means the date upon which the conditions
           --------------------------
to effectiveness set forth in Section 4.01 shall have been satisfied or waived.

          "Restricted Indebtedness" means Indebtedness of any Restricted Person,
           -----------------------
the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any Equity Interests in any Restricted Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in any Restricted Person or any option, warrant or other right to acquire any such Equity Interests in any Restricted Person; provided
                                                                     --------
that no such dividend, distribution or payment shall constitute a "Restricted Payment" to the extent made solely in Equity Interests in Limited (other than Disqualified Stock).

          "Restricted Person" means each of Limited, GCHL, GCNA and the
           -----------------
Restricted Subsidiaries.

          "Restricted Subsidiary" means any Subsidiary that is not an
           ---------------------
Unrestricted Subsidiary, and shall in any event include the following Persons, which may not be designated as Unrestricted Subsidiaries without the prior consent of the relevant Supermajority Lenders and compliance with the other requirements set forth in the definition of "Unrestricted Subsidiary": (a) GCHL, (b) each Subsidiary specified as a Restricted Subsidiary on Schedule 3.12 and each

                                Credit Agreement
                                ----------------
direct or indirect subsidiary of any of them as of the Restatement Effective Date (other than any such direct or indirect subsidiary specified on Schedule
3.12 as an Unrestricted Subsidiary), (c) GCNA and each direct or indirect subsidiary of GCNA as of the Restatement Effective Date, other than GlobalCenter and its subsidiaries, any holding company that directly owns Equity Interests in GlobalCenter, and the LECs and (d) each other direct or indirect Subsidiary of Limited whose business activities constitute a material component (determined as provided below) of the specific business conducted or anticipated to be conducted by any Subsidiary (an "Existing Subsidiary") that is either specified
                                 -------------------
in the foregoing clauses (a), (b) or (c) or that is a direct or indirect subsidiary of any Subsidiary specified in the foregoing clauses (a), (b) or (c). Unrestricted Subsidiaries may be designated as Restricted Subsidiaries in compliance with the requirements set forth in the definition of "Unrestricted Subsidiary".

          In determining whether a Subsidiary conducts a business activity that is a "material component" as contemplated above of the specific business
      ------------------
conducted or anticipated to be conducted by any Existing Subsidiary, any Subsidiary described below shall be included:

          (A) any Subsidiary to which any material amount of assets owned, or business conducted, by an Existing Subsidiary on the Restatement Effective Date are transferred, sold or otherwise disposed of after the Restatement Effective Date;

          (B) any Subsidiary that owns assets or conducts a business that constitutes an enhancement or upgrade to the assets or business conducted by an Existing Subsidiary on the Restatement Effective Date to the extent such enhancements or upgrades become or are intended to become an integral part of the systems or operations conducted by such Existing Subsidiary, whether such enhancements or upgrades arise out of capital expenditures or out of the acquisition of assets or business; and

          (C) any Subsidiary that provides the same service in the same geographic region to the customer base served by an Existing Subsidiary, even though that service may be offered by means of an alternate or competing technology, if the net result of the operation of such service is to divert a substantial amount of the current or currently anticipated revenues of such Existing Subsidiary.

          "Revolving" refers to the Revolving Credit Borrowings, Commitments and
           ---------
Loans, and to the Revolving Term Borrowings, Commitments and Loans during the Revolving Term Availability Period.

          "Revolving Credit Availability Period" means the period from and
           ------------------------------------
including the Original Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Credit Commitments.

          "Revolving Credit Commitment" means, with respect to each Lender, the
           ---------------------------
commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure

                               Credit Agreement
                               ----------------
hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Revolving Credit Commitment as of the Restatement Effective Date is set forth on Schedule 2.01 or, if such Lender shall assume a Revolving Credit Commitment after the Restatement Effective Date, in the Assignment and Acceptance pursuant to which such Lender shall have assumed such Revolving Credit Commitment. The aggregate amount of the Lenders' Revolving Credit Commitments on the Restatement Effective Date is $1,000,000,000.

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Credit Lender" means a Lender with a Revolving Credit
           -----------------------
Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

          "Revolving Credit Loan" means a Loan made pursuant to paragraph (c) of
           ---------------------
Section 2.01.

          "Revolving Credit Maturity Date" means July 2, 2004.
           ------------------------------

          "Revolving Exposure" means the Revolving Credit Exposures or Revolving
           ------------------
Term Exposures, or both, as applicable.

          "Revolving Term Availability Period" means the period from and
           ----------------------------------
including the Restatement Effective Date to and including the Revolving Term Conversion Date.

          "Revolving Term Commitment" means, with respect to each Lender, the
           -------------------------
commitment, if any, of such Lender to make Revolving Term Loans, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Term Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Term Commitment is set forth in the Lender Addendum executed and delivered by such Lender or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Term Commitment, as applicable. The aggregate amount of the Lenders' Revolving Term Commitments on the Restatement Effective Date is $700,000,000.

          "Revolving Term Conversion Date" means the date two years after the
           ------------------------------
Restatement Effective Date, provided that if such date is not a Business Day,
                            --------
then the Revolving Term Conversion Date shall be the next following Business
Day.

          "Revolving Term Exposure" means, with respect to any Lender at any
           -----------------------
time, the sum of the outstanding principal amount of such Lender's Revolving Term Loans at such time.

                               Credit Agreement
                               ----------------

          "Revolving Term Lender" means a Lender with a Revolving Term
           ---------------------
Commitment or, if the Revolving Term Commitments have terminated or expired, a Lender with Revolving Term Exposure.

          "Revolving Term Loan" means a Loan made pursuant to paragraph (b) of
           -------------------
Section 2.01.

          "Revolving Term Maturity Date" means July 2, 2004.
           ----------------------------

          "S&P" means Standard & Poor's.
           ---

          "Security Documents" means the Pledge Agreements, the Reaffirmation
           ------------------
Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 or 5.11 to secure any of the Obligations.

          "Senior Notes" means the 9-5/8% Senior Notes Due 2008 of GCHL.
           ------------

          "Senior Note Indenture" means the indenture dated as of May 18, 1998,
           ---------------------
among GCHL, the guarantors referred to therein and United States Trust Company of New York, as trustee, as amended in accordance with the Consent.

          "Senior Secured Leverage Ratio" means, on any date, the ratio of (a)
           -----------------------------
Total Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Limited ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Limited most recently ended prior to such date for which financial statements of Limited are available).

          "Standard Securitization Undertakings" means representations,
           ------------------------------------
warranties, covenants and indemnities entered into by a Restricted Person that are reasonably customary in the non-recourse securitization of receivables transactions.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any
           -----
marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of

                               Credit Agreement
                               ----------------
which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of Limited.
           ----------

          "Subsidiary Loan Party" means each Restricted Subsidiary which has
           ---------------------
executed and delivered to the Administrative Agent a Guarantee Agreement and an Indemnity, Subrogation and Contribution Agreement satisfactory to the Administrative Agent and which has pledged as Collateral any Equity Interest owned by it and required to be pledged to satisfy the Collateral and Guarantee Requirement.

          "Supermajority Lenders" means, at any time, (a) as used in the
           ---------------------
definitions of "Restricted Subsidiary" and "Unrestricted Subsidiary", and in Sections 2.08(e) and 6.05(d), Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 66-2/3% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time and (b) as used in Sections 2.11(e) and 6.03, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 75% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Swingline Exposure" means, at any time, the aggregate principal
           ------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Revolving Credit Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means The Chase Manhattan Bank, in its capacity as
           ----------------
lender of Swingline Loans hereunder.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.
           --------------

          "Synthetic Purchase Agreement" means any swap, derivative or other
           ----------------------------
agreement or combination of agreements pursuant to which any Restricted Person is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than any Restricted Person of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided
                                                                     --------
that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Restricted Person (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

                               Credit Agreement
                               ----------------

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Term" refers to the Tranche B Term Borrowings, Commitments and Loans,
           ----
and to the Revolving Term Borrowings, Commitments and Loans following the Revolving Term Availability Period.

          "Term Loans" means Revolving Term Loans (but only after the Revolving
           ----------
Term Conversion Date), Tranche B Term Loans and Incremental Loans.

          "Total Indebtedness" means, as of any date, the sum of (a) the
           ------------------
aggregate principal amount of Indebtedness of the Restricted Persons outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus
                                                                          ----
(b) the aggregate principal amount of Indebtedness of the Restricted Persons outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that
                                                                   --------
the term "Indebtedness" shall not include contingent obligations of any Restricted Person as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness. For purposes of computing Total Indebtedness, in determining compliance with Sections 2.11(d) and 6.13, the outstanding principal amount of the Indebtedness of the Restricted Persons shall be deemed reduced by an amount equal to the amount in excess of $100,000,000 of cash (other than cash held as collateral for any obligation other than the Obligations) on the consolidated balance sheet of the Restricted Persons as of such date.

          "Total Senior Secured Indebtedness" means, as of any date, the Loans
           ---------------------------------
and that portion of Total Indebtedness that ranks pari passu with the Loans and
                                                  ---- -----
is secured by any collateral.

          "Tranche B Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth in the Lender Addendum executed and delivered by such Lender or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $550,000,000.

          "Tranche B Lender" means a Lender with a Tranche B Commitment or an
           ----------------
outstanding Tranche B Term Loan.

          "Tranche B Maturity Date" means June 30, 2006.
           -----------------------

                               Credit Agreement
                               ----------------

          "Tranche B Term Loan" means a Loan made pursuant to clause (a) of
           -------------------
Section 2.01.

          "Transactions" means the execution, delivery and performance by each
           ------------
Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof as contemplated hereby and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Unrestricted Subsidiary" means (a) each Subsidiary specified as an
           -----------------------
Unrestricted Subsidiary on Schedule 3.12, (b) any other Subsidiary that shall have been designated an Unrestricted Subsidiary in the manner provided below,
(c) each Receivables Entity and (d) any Subsidiary of an Unrestricted
Subsidiary.

          Limited may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary as contemplated by clause (b) above if (i) neither such Subsidiary nor any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, any Restricted Person, (ii) after giving effect to such designation, the Restricted Persons shall be in compliance with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available, provided that in the case of the designation of any of the LECs as an
           --------
Unrestricted Subsidiary, the foregoing pro forma requirement for compliance with
                                       --- -----
Section 6.12 shall be deemed to be 2.00 rather than, as applicable, 2.25 or 2.50, (iii) no Default shall have occurred and be continuing or would result therefrom, (iv) in the case of any Subsidiary referred to in clause (b), (c) or
(d) of the definition of "Restricted Subsidiary" (excluding GCNA), the prior consent of the relevant Supermajority Lenders shall have been obtained, (v) in the case of GCHL and GCNA, the prior consent of each Lender shall have been obtained and (vi) in the case of any Subsidiary other than any Subsidiary referred to in clause (a), (b), (c) or (d) of the definition of "Restricted Subsidiary," such designation shall be in compliance with Section 6.05(c), (j) and (k), as applicable.

          Limited may designate any Unrestricted Subsidiary (including any Unrestricted Subsidiary listed on Schedule 3.12) to be a Restricted Subsidiary if (A) no Default shall have occurred and be continuing or would result therefrom, (B) after giving effect to such designation, the Restricted Persons shall be in compliance with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available, (C) all Indebtedness and Liens of such Subsidiary could be incurred by it on the date of such designation (without reliance on Section 6.01(a)(vii) or 6.02(a)(iv), provided that any Indebtedness that existed at the time such Unrestricted
--------
Subsidiary first became a Subsidiary and was not created in contemplation of or in connection with such Unrestricted Subsidiary becoming a Subsidiary shall be disregarded for purposes of this clause (C)) and (D) such Subsidiary shall be in compliance with the Collateral

                               Credit Agreement
                               ----------------
and Guarantee Requirement giving effect to the applicable time specified for compliance in Section 5.10.

          Limited shall promptly notify the Administrative Agent in writing of any such designation and shall deliver to the Administrative Agent a certificate signed by a Financial Officer of Limited certifying that such designation complied with the foregoing provisions together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause
(ii) of the second sentence of this definition or in clause (B) of the third sentence of this definition, as applicable.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings. For purposes of
                         --------------------------------------
this Agreement, Loans may be classified and referred to by Class (e.g., a
                                                                  ----
"Revolving Credit Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and
                                     ----
Type (e.g., a "Eurodollar Revolving Credit Loan"). Borrowings also may be
      ----
classified and referred to by Class (e.g., a "Revolving Credit Borrowing") or by
                                     ----
Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar
      ----                                                  ----
Revolving Credit Borrowing").

          SECTION 1.03.  Terms Generally. The definitions of terms herein shall
                         ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References herein to the taking of any action of an administrative nature by, or the officers of, the Borrowers, Limited, GCHL or GCNA shall be deemed to include references to Limited, GCHL or GCNA taking such action on behalf of any specified Person, or to the analogous officer of the others, and the Administrative Agent is expressly authorized to accept any such action taken by any of Limited, GCHL or GCNA, or the applicable officers of any of them, as having the same effect as if taken by each specified Person or officer.

                               Credit Agreement
                               ----------------

          Pursuant to transactions entered into on or about January 12, 2000, Limited (i) acquired 50% of the Equity Interests of Hutchison Global Crossing Holdings Limited (with the remaining 50% of such Equity Interests being owned by Hutchison Whampoa Limited) and (ii) issued to Hutchison Whampoa Limited $400,000,000 aggregate liquidation preference of its 6-3/8% cumulative convertible preferred stock, series B. In furtherance of the foregoing transaction, the provisions of this Agreement are hereby waived to the extent required to permit (a) the consummation and operation of a joint venture transaction with Hutchison Whampoa Limited, consisting of (x) the making of investments (whether in cash or other consideration) by Restricted Persons to Hutchison Global Crossing Holdings Limited in an aggregate amount up to but not exceeding $150,000,000 (inclusive of amounts invested prior to the Restatement Effective Date), (y) the contribution of telecommunications capacity rights on the network of Limited and its Subsidiaries and global data center capabilities that have an aggregate value of up to $350,000,000 (inclusive of amounts contributed prior to the Restatement Effective Date) and (z) the issuance of guarantees by Limited in support of commitments (not constituting Indebtedness) being made to Governmental Authorities and other entities in connection with the business of such joint venture and (b) any transfers of assets by the Restricted Persons, and any transactions with Affiliates, required to permit the foregoing investments or contributions to be made.

          SECTION 1.04.  Accounting Terms; GAAP; Treatment of Unrestricted
                         -------------------------------------------------
Subsidiaries.
------------

          (a)  Accounting Terms Generally. Except as otherwise expressly
               --------------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if Limited notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Limited that the Required Lenders request an amendment to any provision hereof for such purpose or to eliminate the effect of any voluntary change by any Restricted Person in the application of GAAP), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of calculating compliance with any covenant, Defeased Obligations shall not constitute Indebtedness and the assets used to effect the defeasance thereof shall not constitute assets of any Restricted Person.

          (b)  Treatment of Unrestricted Subsidiaries.  Except as otherwise
               --------------------------------------
expressly provided herein, all accounting and financial calculations and determinations hereunder shall be made without consolidating the accounts of Unrestricted Subsidiaries with those of any Restricted Person, notwithstanding that such treatment is inconsistent with GAAP.

          SECTION 1.05.  Construction of the Term "Borrower". Prior to the GCHL
                         ----------------------------------
Conversion Date and the Limited Conversion Date (and subject to Section 6.03(a)(i) and (ii)),

                               Credit Agreement
                               ----------------

(a) all representations and warranties by either Borrower under this Agreement will be deemed to be made by each of GCHL and GCNA, (b) each of GCHL and GCNA shall be bound by the covenants of either Borrower under this Agreement and (c) each of GCHL and GCNA shall be jointly and severally liable for each other agreement of the other Borrower under this Agreement and for each of the Obligations (except in the case of GCHL with respect to Obligations of GCNA as contemplated by the proviso to paragraph (v) of the definition of Collateral and Guarantee Requirement).

          SECTION 1.06.  Delivery of Lender Addenda. Each Revolving Term Lender
                         --------------------------
and each Tranche B Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, each Borrower and the Administrative Agent.

                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.01.  Commitments. Subject to the terms and conditions set
                         -----------
forth herein, each Lender agrees (a) to make a Tranche B Term Loan to the Borrowers on the Restatement Effective Date in a principal amount equal to its Tranche B Commitment, (b) to make Revolving Term Loans to the Borrowers from time to time during the Revolving Term Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Term Exposure exceeding such Lender's Revolving Term Commitment and (c) to make Revolving Credit Loans to the Borrowers from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may (i) during the Revolving Credit Availability Period, borrow, prepay and reborrow Revolving Credit Loans and (ii) during the Revolving Term Availability Period, borrow, prepay and reborrow Revolving Term Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02.  Loans and Borrowings.
                         --------------------

          (a)  Obligations of Lenders.  Each Loan (other than a Swingline Loan)
               ----------------------
shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be
--------
responsible for any other Lender's failure to make Loans as required.

          (b)  Certain Requirements Applicable to Revolving Borrowings.  Each
               -------------------------------------------------------
Borrowing of Revolving Credit and Revolving Term Loans during the Revolving Term Availability Period (other than on the Revolving Term Conversion Date), shall be made in such manner so that, after giving effect to such Borrowing, the outstanding Revolving Credit Exposures and Revolving Term Exposures are, to the extent practicable, substantially equivalent to the respective amounts

                               Credit Agreement
                               ----------------
that would be outstanding if such respective Exposures were ratable in accordance with the then outstanding amounts of the Revolving Credit Commitments and Revolving Term Commitments. Without limiting the generality of the foregoing, within 30 days of the Restatement Effective Date, the Borrowers will borrow Revolving Term Loans, and prepay Revolving Credit Loans, in such amount as shall be necessary so that, after giving effect to such Borrowing and prepayment, the conditions of the immediately preceding sentence will be satisfied.

          (c)  Type of Loans.  Subject to Section 2.14, each Revolving Credit
               -------------
Borrowing, Revolving Term Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith; provided that all Revolving Term Borrowings and Tranche B
                     --------
Term Loan Borrowings made on the Restatement Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such
                                            --------
option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

          (d)  Minimum Amounts; Limitation on Number of Borrowings.  At the
               ---------------------------------------------------
commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is not less than $20,000,000. At the time that each ABR Revolving Credit Borrowing or ABR Revolving Term Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $10,000,000; provided that, subject to the requirements of paragraph
                       --------
(b) of this Section, any such ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments of the applicable Class, and any ABR Revolving Credit Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more
                              --------
than a total of 10 Eurodollar Borrowings outstanding for each Class of Borrowing.

          (e)  Limitations on Interest Periods.  Notwithstanding any other
               -------------------------------
provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date, Revolving Term Maturity Date or Tranche B Maturity Date, as applicable.

          SECTION 2.03.  Requests for Borrowings. To request a Revolving
                         -----------------------
Borrowing or Term Borrowing, the Borrowers shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Credit Borrowing to
           --------
finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be

                               Credit Agreement
                               ----------------
confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Revolving Term Borrowing or Tranche B Term Borrowing;

          (ii)  the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the identity of the applicable Borrower and the location and number of such Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. The Borrowers may combine within a single document Borrowing Requests for more than one Borrowing.

          SECTION 2.04.  Swingline Loans.
                         ---------------

          (a)  Agreement to Make Swingline Loans.  Subject to the terms and
               ---------------------------------
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000, (ii) the Revolving Credit Exposure of any Revolving Credit Lender, after giving effect to the applicable Swingline Loan, exceeding the Revolving Credit Commitment of such Revolving Credit Lender or (iii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a
             --------
Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

                               Credit Agreement
                               ----------------

          (b)  Notice of Swingline Loans by the Borrowers.  To request a
               ------------------------------------------
Swingline Loan, the Borrowers shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the identity of the applicable Borrower, the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrowers. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c)  Participations by Lenders in Swingline Loans.  The Swingline
               --------------------------------------------
Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender's Applicable Revolving Credit Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Revolving Credit Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment
                                           ------- --------
obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

                               Credit Agreement
                               ----------------

         SECTION 2.05.  Letters of Credit.
                        -----------------

          (a)  General.  Subject to the terms and conditions set forth herein,
               -------
the Borrowers may request the issuance of Letters of Credit for their own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Credit Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions.  To request the issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Borrowers shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the identity of the applicable Borrower, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrowers also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit (in the event of any conflict between the terms of such application and the terms of this Agreement with respect to any subject matter covered by this Agreement (including covenants and events of default), this Agreement shall govern). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the aggregate LC Exposure shall not exceed $250,000,000, and the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

          (c)  Expiration Date.  Each Letter of Credit shall expire at or prior
               ---------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

          (d)  Participations.  By the issuance of a Letter of Credit (or an
               --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a

                               Credit Agreement
                               ----------------
participation in such Letter of Credit equal to such Lender's Applicable Revolving Credit Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Revolving Credit Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement.  If an Issuing Bank shall make any LC Disbursement
               -------------
in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrowers receive such notice; provided
                                                                      --------
that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 and, as applicable, Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Credit Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Credit Borrowing or Swingline Loan.

          If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Applicable Revolving Credit Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Revolving Credit Percentage of such payment then due from the Borrowers, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis
                                                                    -------
mutandis, to the payment obligations of the Revolving Credit Lenders), and the
--------
Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other

                               Credit Agreement
                               ----------------
than the funding of ABR Revolving Credit Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute.  The Borrowers' obligation to reimburse LC
               --------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, joint and several, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing
      --------
Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures.  Each Issuing Bank shall, promptly
               -----------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure
                                         --------

                               Credit Agreement
                               ----------------
to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest.  If an Issuing Bank shall make any LC
               ----------------
Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Credit Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement
       --------
when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of an Issuing Bank.  An Issuing Bank may be replaced
               ------------------------------
at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous or concurrent Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization.  If any Event of Default shall occur and
               ----------------------
be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the
          ----                                          --------
obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to either Borrower described in paragraph (h) or (i) of Article VII.
The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as

                               Credit Agreement
                               ----------------
collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and each Borrower hereby pledges all of its right, title and interest in, to and under such account to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as security for the payment and performance in full of all of the Obligations. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with
Section 2.11(b) and no Default shall have occurred and be continuing.

          Each Issuing Bank will report in writing to the Administrative Agent
(i) on the first Business Day of each week, the aggregate stated amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week and (ii) on or prior to each Business Day on which an Issuing Bank expects to issue or amend any Letter of Credit, the date of such issuance or amendment and the aggregate stated amount of Letters of Credit to be issued by it and outstanding after giving effect to such issuance or amendment (and such Issuing Bank shall advise the Administrative Agent on such Business Day whether such issuance or amendment occurred and whether the amount thereof changed).

          SECTION 2.06.  Funding of Borrowings.
                         ---------------------

          (a)  Funding by Lenders.  Each Lender shall make each Loan to be made
               ------------------
by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in
                --------
Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent in New York City and designated by the Borrowers in the applicable Borrowing Request; provided that ABR Revolving Credit Loans made to
                              --------
finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

                               Credit Agreement
                               ----------------

          (b)  Presumption by the Administrative Agent.  Unless the
               ---------------------------------------
Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans of the applicable Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07.  Interest Elections.
                         ------------------

          (a)  Elections by the Borrowers for Borrowings.  Each Revolving
               -----------------------------------------
Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request for such Borrowing and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b)  Notice of Elections.  To make an election pursuant to this
               -------------------
Section, the Borrowers shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrowers.

                               Credit Agreement
                               ----------------

          (c)  Content of Interest Election Requests.  Each telephonic and
               -------------------------------------
written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to paragraphs (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

          (d)  Notice by the Administrative Agent to the Lenders.  Promptly
               -------------------------------------------------
following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e)  Failure to Elect; Events of Default.  If the Borrowers fail to
               -----------------------------------
deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing
(i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08.  Termination and Reduction of Commitments; Increase of
                         -----------------------------------------------------
Commitments.
-----------

          (a)  Scheduled Termination and Reduction.  Unless previously
               -----------------------------------
terminated, (i) the Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Restatement Effective Date, (ii) the Revolving Term Commitments shall terminate at 5:00 p.m., New York City time, on the Revolving Term Conversion Date and (iii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

                               Credit Agreement
                               ----------------

          (b)  Voluntary Termination or Reduction.  The Borrowers may at any
               ----------------------------------
time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an
--------
amount that is not less than $20,000,000, (ii) the Borrowers shall not terminate or reduce the Revolving Commitments of either Class if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the sum of the Revolving Exposures of such Class would exceed the total Revolving Commitments of such Class and (iii) prior to the Revolving Term Conversion Date (but not on the Revolving Term Conversion Date), reductions of Revolving Commitments shall be made in such manner so that the reduction of the Revolving Credit Commitments and Revolving Term Commitments are made ratably in accordance with the respective then outstanding amounts of such Commitments.

          (c)  Special Reductions of Revolving Commitments.  If any prepayment
               -------------------------------------------
of Term Borrowings is required pursuant to Section 2.11 but cannot be made because there are no Term Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Borrowings, then, on the date that such prepayment is required, the Revolving Commitments shall be reduced by an aggregate amount (applied among the Revolving Commitments of each Class ratably in accordance with the respective then outstanding amounts of the Commitments of such Class) equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be.

          (d)  Notice of Voluntary Termination or Reduction.  The Borrowers
               --------------------------------------------
shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving
                --------
Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          (e)  Incremental Loans.  At any time, the Borrowers may, by notice to
               -----------------
the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request the addition of a new tranche of term loans (the "Incremental
                                                                    -----------
Loans").  The Incremental Loans (i) shall be in an aggregate principal amount
-----
not in excess of $500,000,000 or a greater amount approved by the relevant Supermajority Lenders, (ii) shall be Term Loans for all purposes hereunder (including for purposes of sharing of Collateral, Guarantees and prepayments) and (iii) shall have such pricing and other terms as may be agreed by the Borrowers and the Lenders providing such Incremental Loans. The Borrowers shall have the right to arrange for one or

                               Credit Agreement
                               ----------------
more banks or other financial institutions (any such bank or other financial institution being called an "Additional Lender") to extend commitments to
                             -----------------
provide Incremental Loans in an aggregate amount equal to the amount, if any, by which the commitments by the Lenders to provide such Incremental Loans are less than the amount thereof requested by the Borrowers, provided that each
                                                    --------
Additional Lender shall be subject to the approval of the Borrowers and the Administrative Agent (which approval shall not be unreasonably withheld). Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment to this Agreement executed by each of the Borrowers, each Lender agreeing to provide such Commitment, each Additional Lender, if any, and the Administrative Agent, and such amendments to the other Loan Documents as the Administrative Agent shall reasonably deem appropriate to effect such purpose. The effectiveness of such amendment shall be subject to the satisfaction on the date thereof and, if different, on the date on which the Incremental Loans are made, of each of the conditions set forth in paragraphs
(a) and (b) of Section 4.02.

          SECTION 2.09.  Repayment of Loans; Evidence of Debt.
                         ------------------------------------

          (a)  Repayment.  The Borrowers hereby unconditionally, jointly and
               ---------
severally, promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Term Loan and Tranche B Term Loan of such Lender as provided in
Section 2.10 and (iii) to the Swingline Lender (or to the Administrative Agent to the extent the Revolving Credit Lenders have acquired participations in any Swingline Loan) the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date; provided that on each date that a Revolving
                                --------
Credit Borrowing is made, the Borrowers shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

          (b)  Maintenance of Records by Lenders.  Each Lender shall maintain in
               ---------------------------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c)  Maintenance of Records by the Administrative Agent.  The
               --------------------------------------------------
Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                               Credit Agreement
                               ----------------

          (e)  Effect of Entries.  Any Lender may request that Loans of any
               -----------------
Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10.  Amortization of Term Loans.
                         --------------------------

          (a)  Revolving Term Loans.  The Borrowers shall repay Revolving Term
               --------------------
Borrowings in full in a single installment on the Revolving Term Maturity Date.

          (b)  Tranche B Term Borrowings. Subject to adjustment pursuant to
               -------------------------
paragraph (d) of this Section, the Borrowers shall repay Tranche B Term Borrowings in twenty installments payable on the dates set forth below as follows:

               Date:                         Amount of Installment:
               ----                          ---------------------

        September 30, 2001                        $  1,000,000
        December 31, 2001                         $  1,000,000

        March 31, 2002                            $  1,000,000
        June 30, 2002                             $  1,000,000
        September 30, 2002                        $  1,000,000
        December 31, 2002                         $  1,000,000

        March 31, 2003                            $  1,000,000
        June 30, 2003                             $  1,000,000
        September 30, 2003                        $  1,000,000
        December 31, 2003                         $  1,000,000

        March 31, 2004                            $  1,000,000
        June 30, 2004                             $  1,000,000
        September 30, 2004                        $  1,000,000
        December 31, 2004                         $  1,000,000

        March 31, 2005                            $  1,000,000
        June 30, 2005                             $  1,000,000
        September 30, 2005                        $133,500,000
        December 31, 2005                         $133,500,000

                               Credit Agreement
                               ----------------

        March 31, 2006                            $133,500,000
        June 30, 2006                             $133,500,000

          (c)  Final Maturity.  To the extent not previously paid, (i) all
               --------------
Revolving Term Loans shall be due and payable on the Revolving Term Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

          (d)  Application of Prepayments of Tranche B Term Borrowings.  Any
               -------------------------------------------------------
prepayment of a Tranche B Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Tranche B Term Borrowings to be made pursuant to this Section ratably.

          (e)  Notice of Payments.  Prior to any repayment of any Term
               ------------------
Borrowings of any Class hereunder, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. In the event the Borrowers fail to give such notice, such repayments shall be applied first to ABR Borrowings of the applicable Class and then to Eurodollar Borrowings of such Class in the direct order of then scheduled expiration dates of the Interest Periods then applicable thereto. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11.  Prepayment of Loans; Assumption of Loans.
                         ----------------------------------------

          (a)  Optional Prepayments.  The Borrowers shall have the right at any
               --------------------
time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section, provided that prior to the Revolving Term
                                     --------
Conversion Date, prepayments of Revolving Borrowings shall be made in such manner so that, after giving effect to such prepayment, the outstanding Revolving Credit Exposures and Revolving Term Exposures are to the extent practicable substantially equivalent to the respective amounts that would be outstanding if such respective Exposures were ratable in accordance with the then outstanding amounts of the Revolving Credit Commitments and Revolving Term Commitments.

          (b)  Mandatory Prepayments - Revolving Exposure Exceeding Commitments.
               ----------------------------------------------------------------
In the event and on each occasion that the sum of the Revolving Credit Exposures exceeds the total Revolving Credit Commitments, the Borrowers shall prepay Revolving Credit Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess. In the event and on each occasion during the Revolving Term Availability Period that the sum of the Revolving Term Exposures exceeds the total Revolving Term Commitments, the Borrowers shall prepay Revolving Term Borrowings in an aggregate amount equal to such excess.

          (c)  Mandatory Prepayments - Net Proceeds.  In the event and on each
               ------------------------------------
occasion that any Net Proceeds are received by or on behalf of any Restricted Person at any time prior to

                               Credit Agreement
                               ----------------
the Investment Grade Date in respect of any Prepayment Event, the Borrowers shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided
                                                                   --------
that, in the case of any event described in paragraph (a) of the definition of the term Prepayment Event, if the Borrowers shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Restricted Persons intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, (x) to acquire real property, equipment or other assets to be used in the business of the Restricted Persons, (y) to make investments in Restricted Persons permitted by Section 6.04, or (z) if such Prepayment Event arises from the sale, transfer or disposition of any investment in an Unrestricted Subsidiary, to make investments in one or more other Unrestricted Subsidiaries, and, in each case, certifying that no Default has occurred and is continuing or would occur as a result of any such application, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

          (d)  Mandatory Prepayments - Excess Cash Flow.  Following the end of
               ----------------------------------------
each fiscal year of Limited, commencing with the fiscal year ending December 31, 2002, the Borrowers shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year; provided that no such payment
                                              --------
shall be required if either (i) the ratings established for the Index Debt are BBB- or better and Baa3 or better as of the date by which payment is required to be made pursuant to the next succeeding sentence or (ii) the Leverage Ratio as of the last day of such fiscal year shall be 4.00 to 1 or less. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 120 days after the end of such fiscal year).

          (e)  Assumption of Loans - Conversion Dates.
               --------------------------------------

          (i)  GCHL Conversion Date.  Upon the GCHL Conversion Date, GCNA shall
               --------------------
     be deemed to assume automatically (and without any action by or on behalf of GCNA, GCHL, the Administrative Agent, any Lender or any other Person) all of the obligations of GCHL in respect of all Borrowings made to GCHL then outstanding and in respect of all LC Exposure in respect of Letters of Credit then outstanding for the account of GCHL.

          (ii) Limited Conversion Date.  GCHL shall be deemed to assume
               -----------------------
     automatically (and without any action by or on behalf of GCHL, GCNA, the Administrative Agent, any Lender or any other Person) all of the obligations of GCNA in respect of all Borrowings made to GCNA then outstanding and in respect of all LC Exposure in respect of Letters of Credit then outstanding for the account of GCNA:

                               Credit Agreement
                               ----------------

               (x) upon the Limited Conversion Date in the event that prior thereto GCNA shall have sold any of the LECs (unless the relevant Supermajority Lenders shall have consented otherwise), and

               (y) upon any sale of any of the LECs after the Limited Conversion Date in the event that prior to the Limited Conversion Date GCNA shall not have sold any of the LECs (unless the relevant Supermajority Lenders shall have consented otherwise).

          (f)  Application of Prepayments to Borrowings.  Prior to any optional
               ----------------------------------------
or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section. In the event the Borrowers fail to give such notice, such prepayments shall be applied first to ABR Borrowings of each applicable Class and then to Eurodollar Borrowings of such Class in the direct order of then scheduled expiration dates of the Interest Periods then applicable thereto. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrowers shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Term Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class, provided that upon such prepayment
                                              -------------
of Term Borrowings made on or before the Revolving Term Conversion Date, any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any such mandatory prepayment of its Tranche B Term Loans pursuant to this Section, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall be applied pro rata to prepay the Incremental Loans and the Tranche B Term Loans of any Tranche B Lenders which have accepted such prepayment. In the event of any mandatory prepayment of Tranche B Term Borrowings after the Revolving Term Conversion Date, any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any such mandatory prepayment of its Tranche B Term Loans pursuant to this Section, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall be applied pro rata to prepay Revolving Term Borrowings, Incremental Loans and the Tranche B Term Loans of any Tranche B Lenders which have accepted such prepayment. In the event of any optional prepayment of Term Borrowings, prepayments shall be allocated among the Tranche B Borrowings, Incremental Loans and (after the Revolving Term Conversion Date) the Revolving Term Borrowings at the Borrowers' election.

          (g)  Notice of Prepayments.  The Borrowers shall notify the
               ---------------------
Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later

                               Credit Agreement
                               ----------------
than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in
            --------
connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12.  Fees.
                         ----

          (a)  Commitment Fee.  The Borrowers agree to pay to the Administrative
               --------------
Agent for the account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the Original Effective Date (in the case of the Revolving Credit Commitments), and from and including the Restatement Effective Date (in the case of the Revolving Term Commitments), to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the Original Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Credit Commitments, a Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b)  Letter of Credit Fees.  The Borrowers agree to pay (i) to the
               ---------------------
Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Credit Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrowers and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof

                               Credit Agreement
                               ----------------
attributable to unreimbursed LC Disbursements) during the period from and including the Original Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Original Effective Date; provided that all such fees shall be payable on the date on
                --------
which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c)  Administrative Agent Fees.  The Borrowers agree to pay to the
               -------------------------
Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

          (d)  Payment of Fees.  All fees payable hereunder shall be paid on the
               ---------------
dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.
Fees paid shall not be refundable under any circumstances.

          SECTION 2.13.  Interest.
                         --------

          (a)  ABR Loans.  The Loans comprising each ABR Borrowing (including
               ---------
each Swingline Loan) shall bear interest at the Alternate Base Rate plus the
                                                                    ----
Applicable Rate.

          (b)  Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing
               ----------------
shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
                   ----

          (c)  Default Interest.  Notwithstanding the foregoing, if any
               ----------------
principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as
                          ----
provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in
                 ----
paragraph (a) of this Section.

          (d)  Payment of Interest.  Accrued interest on each Loan shall be
               -------------------
payable in arrears on each Interest Payment Date for such Loan and, in the case of the Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of
             --------
this Section shall be payable on demand, (ii) in the event of

                               Credit Agreement
                               ----------------
any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Credit or Revolving Term Loan prior to the end of the Revolving Credit or Revolving Term Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e)  Computation.  All interest hereunder shall be computed on the
               -----------
basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14.  Alternate Rate of Interest. If prior to the
                         --------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.15.  Increased Costs.
                         ---------------

          (a)  Increased Costs Generally.  If any Change in Law shall:
               -------------------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                               Credit Agreement
                               ----------------

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, by an amount that such Lender deems to be material, of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase, by an amount that such Lender deems to be material, the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce, by an amount that such Lender deems to be material, the amount of any sum received or receivable by such Lender or such Issuing Bank with respect to Eurodollar Loans made or Letters of Credit issued hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b)  Capital Requirements.  If any Lender or any Issuing Bank
               --------------------
determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy) by an amount that such Lender or such Issuing Bank, as the case may be, deems material, then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

          (c)  Certificates from Lenders.  A certificate of a Lender or an
               -------------------------
Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be prima facie evidence of the accuracy thereof. The
                       ----- -----
Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d)  Delay in Requests.  Failure or delay on the part of any Lender or
               -----------------
any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a
              --------
Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further
                                                              -------- -------
that, if the Change in Law

                               Credit Agreement
                               ----------------
giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16.  Break Funding Payments. In the event of (a) the payment
                         ----------------------
of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(d) or 2.11(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be prima facie evidence of
                                                         ----- -----
the accuracy thereof. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17.  Taxes.
                         -----

          (a)  Payments Free of Taxes.  Any and all payments by or on account of
               ----------------------
any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any
             --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b)  Payment of Other Taxes by the Borrowers.  In addition, the
               ---------------------------------------
Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                               Credit Agreement
                               ----------------

          (c)  Indemnification by the Borrowers.  The Borrowers shall indemnify
               --------------------------------
the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (d)  Evidence of Payments.  As soon as reasonably practicable after
               --------------------
any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e)  Evidence of Exemption.  If any Lender, the Administrative Agent
               ---------------------
or any Issuing Bank is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which either Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Person shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate, provided that such Person has received
                                          --------
written notice from the Borrowers advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          (f)  Treatment of Certain Refunds.  If the Administrative Agent or a
               ----------------------------
Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of the
         --------  -------
Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require the Administrative Agent or any Lender to make available its tax

                               Credit Agreement
                               ----------------
returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

          SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
Offs.
----

          (a)  Payments by Borrower.  The Borrowers shall make each payment
               --------------------
required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto, and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.
If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b)  Application of Insufficient Payments.  If at any time
               ------------------------------------
insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c)  Sharing of Payments by Lenders.  If any Lender shall, by
               ------------------------------
exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of

                               Credit Agreement
                               ----------------
and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any
                                                        --------
such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against either Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d)  Presumptions of Payment.  Unless the Administrative Agent shall
               -----------------------
have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e)  Certain Deductions by the Administrative Agent.  If any Lender
               ----------------------------------------------
shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative
Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.
                         ----------------------------------------------

          (a)  Designation of a Different Lending Office.  If any Lender
               -----------------------------------------
requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation

                               Credit Agreement
                               ----------------
or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  Replacement of Lenders.  If any Lender requests compensation
               ----------------------
under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) unless such assignee is another Lender the
             --------
Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Banks and Swingline Lender), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          Each of Limited and each Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers; Licenses. Each Restricted Person
                         ------------------------------
is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability; Effectiveness. The
                         --------------------------------------------
Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have

                               Credit Agreement
                               ----------------
been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Limited, GCHL and GCNA and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Limited, GCHL, GCNA or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03.  Governmental Approvals; No Conflicts. The participation
                         ------------------------------------
by the Restricted Persons in the Transactions (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) such as its failure to obtain, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Restricted Person, (c) will not violate or result in a default under the Senior Note Indenture, the Preferred Stock, the Exchange Note Indenture or the documentation evidencing or governing any Existing Notes or give rise to a right thereunder to require any payment to be made by the Restricted Persons, (d) will not violate any order of any Governmental Authority or violate or result in a default under any indenture, agreement or other instrument binding upon any Restricted Person or any of its assets, or give rise to a right thereunder to require any payment to be made by any Restricted Person, except for such violations, defaults or rights, individually or in the aggregate, as could not reasonably be expected to result in a Material Adverse Effect or to expose any Lender or the Administrative Agent to any potential material civil liability or any potential criminal liability, and (e) will not result in the creation or imposition of any Lien on any asset of any Restricted Person, except Liens created under the Loan Documents.

          SECTION 3.04.  Financial Condition; No Material Adverse Change.
                         -----------------------------------------------

          (a)  Audited Financial Statements.  Limited has heretofore furnished
               ----------------------------
to the Lenders (i) Limited's consolidated balance sheet and statements of income, stockholders equity and cash flows (x) as of and for the fiscal year ended December 31, 1999, reported on by Arthur Andersen & Co., independent public accountants, and (y) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2000, certified by its chief financial officer and (ii) a consolidated balance sheet and statements of income, stockholders equity and cash flows of the Restricted Persons as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2000. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Limited and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (i)(y) and (ii) above.

                               Credit Agreement
                               ----------------

          (b)  No Undisclosed Material Liabilities, Etc.  Except as disclosed in
               -----------------------------------------
the financial statements referred to above or the notes thereto or in the Information Memorandum, after giving effect to the Transactions, none of the Restricted Persons has, as of the Restatement Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (c)  No Material Adverse Change or Condition.  During the period from
               ---------------------------------------
December 31, 1999 to and including the Restatement Effective Date, there has not occurred any event, condition or change that could reasonably be expected to have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Limited and its Subsidiaries, taken as a whole. Since March 31, 2000, there has not occurred any event, condition or change that could reasonably be expected to have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Restricted Persons taken as a whole (excluding adverse effects, if any, arising out of a diminution in value of the investment of the Restricted Persons in Unrestricted Subsidiaries).

          SECTION 3.05.  Properties.
                         ----------

          (a)  Title to Properties.  Each Restricted Person has good title to,
               -------------------
or valid leasehold interests, licenses, easements, or other rights in, all its real and personal property material to its business as currently conducted, except for defects in title and other infirmities that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (b)  Intellectual Property.  Each Restricted Person owns, or is
               ---------------------
licensed or has other rights to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Restricted Persons does not infringe upon the rights of any other Person, except for any such failures that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06.  Litigation and Environmental Matters.
                         ------------------------------------

          (a)  Litigation.  There are no actions, suits or proceedings by or
               ----------
before any arbitrator or Governmental Authority pending against or, to the knowledge of Limited, GCHL or GCNA, threatened against or affecting Limited, GCHL, GCNA or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

          (b)  Environmental Matters.  Except with respect to any matters that,
               ---------------------
individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Restricted Person (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                               Credit Agreement
                               ----------------

          SECTION 3.07.  Compliance with Laws and Agreements. Each Restricted
                         -----------------------------------
Person is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. After giving effect to the amendment and restatement of the Existing Credit Agreement as contemplated hereby, no Default has occurred and is continuing.

          SECTION 3.08.  Investment and Holding Company Status. Neither Limited,
                         -------------------------------------
GCHL, GCNA, nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes. Each of Limited, GCHL, GCNA, and the
                         -----
Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Limited, GCHL, GCNA or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA. No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except where an ERISA Event in respect of such excess could not reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans. Each employee benefit plan maintained primarily in respect of current or former employees of Limited, GCHL, GCNA and the Subsidiaries who are or were employed outside the United States is in compliance with all applicable laws and regulations and there are not any material unfunded amount thereunder, except where such noncompliance or unfunded liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.11.  Disclosure. Limited, GCHL and GCNA have disclosed to
                         ----------
the Lenders all agreements, instruments and corporate or other restrictions to which any Restricted Person is subject, and all other matters known to any of them as of the date hereof, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the date hereof, neither the Information Memorandum nor any of the other reports,

                               Credit Agreement
                               ----------------
financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with
                                                          --------
respect to projected financial information, Limited, GCHL and GCNA represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Subsidiaries and Collateral. Schedule 3.12 sets forth
                         ---------------------------
the name of, and the ownership interest of Limited in, each Subsidiary, specifying for each such Subsidiary (i) its full legal name, (ii) its jurisdiction of organization, (iii) whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, (iv) whether or not such Subsidiary is a Subsidiary Loan Party and (v) whether any Equity Interests in such Subsidiary are required to be pledged as Collateral under the Collateral and Guarantee Requirement, the identity of the Person that is required to pledge such Equity Interests and each Pledge Agreement pursuant to which such Equity Interests are so pledged, in each case as of the Restatement Effective Date.

          SECTION 3.13.  Insurance. Limited, GCHL and GCNA believe that the
                         ---------
insurance maintained by or on behalf of the Restricted Persons is adequate.

          SECTION 3.14.  Labor Matters. As of the Restatement Effective Date,
                         -------------
there are no strikes, lockouts or slowdowns against any Restricted Person pending or, to the knowledge of Limited, GCHL or GCNA, threatened.

          SECTION 3.15.  Senior Indebtedness. The Obligations constitute "Senior
                         -------------------
Debt" under and as defined in the Exchange Note Indenture.

          SECTION 3.16.  Regulatory Matters; Etc. The Restricted Persons have or
                         -----------------------
have sufficient rights in all licenses, consents and approvals from the FCC, other applicable Governmental Authorities and other third parties necessary or advisable to authorize the Restricted Persons to consummate the Transactions, to own and operate the businesses of the Restricted Persons and to conduct their operations as contemplated by their business plan (or have no reason to believe that they will not have or have sufficient rights in such licenses, consents and approvals as and when required), all of which to the extent currently required are in full force and effect, and no action has been taken by the FCC or any other Person or, to the knowledge of Limited, GCHL or GCNA, is threatened by any competent authority to challenge any such license, consent or approval or that would otherwise restrain, prevent or otherwise impose material adverse conditions on the financings contemplated hereby or in the business, operations or financial condition of the Restricted Persons taken as a whole, except in each case where the failure of any of the statements in this Section to be true, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                               Credit Agreement
                               ----------------

          SECTION 3.17.  Indenture Compliance. At the time of any Borrowing or
                         --------------------
issuance of a Letter of Credit, such Borrowing or issuance is permitted under
(i) the debt incurrence test specified under each of the Senior Note Indenture and, as applicable, the Preferred Stock or the Exchange Note Indenture, and any indenture or other document evidencing or governing any Existing Notes or any other Material Indebtedness outstanding at the time of such Borrowing or issuance or (ii) another provision of such Senior Note Indenture or, as applicable, the Preferred Stock or the Exchange Note Indenture or such other indenture or governing document.

          SECTION 3.18.  Margin Regulations. No part of the proceeds of any Loan
                         ------------------
or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the Regulations of the Board, including Regulations U or X.


                                  ARTICLE IV

                                  CONDITIONS

          SECTION 4.01.  Restatement Effective Date. The amendment and
                         --------------------------
restatement of the Existing Credit Agreement to be effected hereby, and the obligations of the Lenders to make Revolving Term Loans and Tranche B Term Loans hereunder, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a)  Execution.  The Administrative Agent (or its counsel) shall have
               ---------
     received from each of Limited, GCHL and GCNA, from Lenders with Revolving Term Commitments in an aggregate amount equal to $700,000,000 and Tranche B Commitments in an aggregate amount equal to $550,000,000, and from Lenders party to the Existing Credit Agreement constituting the "Required Lenders" thereunder, one of (i) a counterpart of this Agreement signed on behalf of such party, (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement or
     (iii) in the case of each Lender with a Revolving Term Commitment or Tranche B Commitment, a counterpart of an appropriately completed Lender Addendum for such Lender.

          (b)  Opinions.  The Administrative Agent shall have received a written
               --------
     opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of each of (i) James C. Gorton, General Counsel of Limited, substantially in the form of Exhibit B-1, (ii) Simpson Thacher & Bartlett, counsel for Limited and certain of the Subsidiaries, substantially in the form of Exhibit B-2, (iii) Martin T. McCue, Senior Vice President and General Counsel of GCNA, substantially in the form of Exhibit B-3, (iv) local counsel in each jurisdiction in which a Guarantee Agreement or

                               Credit Agreement
                               ----------------

     Pledge Agreement is required to be obtained by the Collateral and Guarantee Requirement, in a form reasonably satisfactory to the Administrative Agent, and (v) FCC counsel for the Borrowers substantially to the effect that no consent, approval, authorization, license or order of, or filing with, the FCC is required in connection with the Transactions and that the Transactions will not violate or breach the Communications Act of 1934, as amended, or the Submarine Cable Statute or the rules and regulations of the FCC and court interpretations thereof. Each of Limited and the Borrowers hereby request such counsel to deliver such opinions.

          (c)  Corporate Documents.  The Administrative Agent shall have
               -------------------
     received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d)  Officer's Certificate.  The Administrative Agent shall have
               ---------------------
     received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of GCHL, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
     Section 4.02.

          (e)  Fees, Etc.  The Administrative Agent shall have received all fees
               ----------
     and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f)  Collateral and Guarantee Requirement.  The Collateral and
               -------------------------------------
     Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received (i) a Reaffirmation Agreement, substantially in the form of Exhibit F, executed and delivered by a duly authorized officer of each Loan Party (or such alternative documentation as may be recommended to the Administrative Agent by applicable local counsel to effect substantially the same purposes as the Reaffirmation Agreements), and each other document or instrument reasonably requested by the Administrative Agent in respect of the Security Documents reasonably in advance of the Restatement Effective Date (each of which shall be in full force and effect) and (ii) to the extent not previously delivered to the Administrative Agent, the certificates or other instruments evidencing any Equity Interest held by any Loan Party required to be delivered to the Administrative Agent in pledge in accordance with the Collateral and Guarantee Requirement.

          (g)  Government Approvals.  All requisite material Governmental
               --------------------
     Authorities and all material third parties shall have approved or consented to the transactions contemplated hereby to the extent required.

                               Credit Agreement
                               ----------------

The Administrative Agent shall notify the Borrowers and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment and restatement of the Existing Credit Agreement contemplated hereby, and the obligations of the Lenders to make Revolving Term Loans and Tranche B Term Loans hereunder, shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on September 1, 2000 (and, in the event such conditions are not so satisfied or waived, the amendment and restatement of the Existing Credit Agreement contemplated hereby shall not become effective, and the Existing Credit Agreement shall continue in force unmodified as in effect immediately prior to the execution and delivery of this Agreement).

          SECTION 4.02.  Each Credit Event. The obligation of each Lender to
                         -----------------
make a Loan on the occasion of any Borrowing (other than a Borrowing which constitutes the conversion or continuation of a Loan), and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; and

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (other than a Borrowing which constitutes the conversion or continuation of a Loan) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Limited and the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Limited and each Borrower covenants and agrees with the Lenders that:

                               Credit Agreement
                               ----------------

          SECTION 5.01.  Financial Statements and Other Information. The
                         ------------------------------------------
Borrowers will furnish to the Administrative Agent and each Lender:

          (a) within 120 days after the end of each fiscal year of Limited, an audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year for the Restricted Persons, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen & Co. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Restricted Persons on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Limited, a consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year for the Restricted Persons, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of Limited's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Restricted Persons on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of Limited
     (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.04, 6.05, 6.08,
     6.12 and 6.13, (iii) stating whether any material voluntary change by Limited in the application of GAAP has occurred since the date of Limited's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) specifying the amount of Available Equity Proceeds, if any, applied by any Restricted Person to make investments under Section 6.04(j) or 6.05(l), or to make Restricted Payments pursuant to Section 6.08(a)(v), during the most recently ended fiscal quarter of Limited;

          (d) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                               Credit Agreement
                               ----------------

          (e) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of Limited containing an updated Schedule 3.12 as of the last day of the applicable fiscal year or fiscal quarter, as the case may be, of Limited (specifying for each Subsidiary listed therein (i) its full legal name, (ii) its jurisdiction of organization, (iii) whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, (iv) whether such Subsidiary is or is not a Subsidiary Loan Party and (v) whether any Equity Interests in such Subsidiary are required to be pledged as Collateral under the Collateral and Guarantee Requirement, the identity of the Person that is required to pledge such Equity Interests and each Pledge Agreement pursuant to which such Equity Interests are so pledged);

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Limited, GCHL, GCNA or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Limited to its shareholders generally, as the case may be (except in each case to the extent that such reports, proxy statements or other materials are continuously available on "EDGAR", the Electronic Data Gathering, Analysis and Retrieval system of the Securities and Exchange Commission, or "http://www.sec.gov/edgarhp.htm"); and

          (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Limited, GCHL, GCNA or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events. Limited and each Borrower
                         --------------------------
will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Restricted Person or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Limited, GCHL, GCNA and the Subsidiaries in an aggregate amount exceeding (i) at any time prior to the Investment Grade Date, $50,000,000 and (ii) at any time on or after the Investment Grade Date, $100,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                               Credit Agreement
                               ----------------

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Limited setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Existence; Conduct of Business. Each of Limited and
                         ------------------------------
each Borrower will, and will cause each of the Restricted Persons to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any
                         --------
merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.04.  Payment of Obligations. Each of Limited and each
                         ----------------------
Borrower will, and will cause each of the Restricted Persons to, pay its material Indebtedness and other material obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Limited, GCHL and GCNA or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05.  Maintenance of Properties. Each of Limited and each
                         -------------------------
Borrower will, and will cause each of the Restricted Persons to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.06.  Insurance. Each of Limited and each Borrower will, and
                         ---------
will cause each of the Restricted Persons to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Limited, GCHL and GCNA will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.07.  Books and Records; Inspection and Audit Rights. Each of
                         ----------------------------------------------
Limited and each Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Limited, GCHL and GCNA will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.08.  Compliance with Laws. Each of Limited and each Borrower
                         --------------------
will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders

                               Credit Agreement
                               ----------------
of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.09.  Use of Proceeds and Letters of Credit. The proceeds of
                         -------------------------------------
the Term Loans, the Revolving Loans and Swingline Loans and the issuance of Letters of Credit will be used to fund the working capital needs of, and for the general corporate purposes of, the Restricted Persons, and the proceeds of Incremental Loans may be used to fund the working capital needs of, and for the general corporate purposes of, the Restricted Persons, in each case consistent with the requirements of all documentation evidencing or governing the Existing Notes and any Material Indebtedness. In addition, up to $500,000,000 in the aggregate of the proceeds of Term Loans and Revolving Loans may be used to purchase common stock of Limited as part of a stock buyback program.

          No part of the proceeds of any Loan will be used, whether directly or indirectly (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X, and the Borrowers will provide the Administrative Agent with a Form U-1 if at any time more than 25% of the Collateral and the assets subject to the limitations of Section 6.02(a) or
6.05 consists of "margin stock", as defined in Regulation U of the Board as from time to time in effect or (ii) to finance any acquisition of Equity Interests for the purpose of obtaining Control of any publicly held Person that has not at the time of the first public announcement of an offer relating thereto been approved by the board of directors of the Person to be acquired.

          SECTION 5.10.  Additional Subsidiaries. If any additional Restricted
                         -----------------------
Subsidiary is formed or acquired after the Restatement Effective Date or if any Unrestricted Subsidiary is designated as a Restricted Subsidiary, Limited, GCHL or GCNA, as applicable, will, within 15 Business Days after the aggregate amount of the investment by the Restricted Persons in, or the fair market value of, any Restricted Subsidiary so formed or acquired or so designated is $10,000,000 or more, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary and with respect to any Equity Interest in such Restricted Subsidiary owned by or on behalf of any Loan Party (a) within 30 days for any non-regulated U.S. Subsidiary, (b) within 60 days for any non-regulated, non-U.S. Subsidiary and (c) provided that all filings and actions within the control of the Restricted Persons in connection therewith are completed within 30 days, within 90 days for any regulated Subsidiary.

          SECTION 5.11.  Further Assurances. Each of Limited, GCHL and GCNA
                         ------------------
will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, registrations and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Limited, GCHL and GCNA also agree to

                               Credit Agreement
                               ----------------
provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Limited and each Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Indebtedness; Certain Equity Securities.
                         ---------------------------------------

          (a)  Indebtedness Generally.  At any time prior to the Investment
               ----------------------
Grade Date, no Restricted Person will create, incur, assume or permit to exist any Indebtedness, except (subject in each case to Section 6.01(b)):

          (i) Indebtedness created under the Loan Documents and Indebtedness of any Restricted Subsidiary which is supported by a Letter of Credit having a stated amount that is not less than 100% of the principal amount of such Indebtedness;

          (ii) in the case of GCHL, the Senior Notes and the Exchange Notes; and any Indebtedness that is used to refinance any of the Senior Notes or Exchange Notes that is incurred in accordance with the requirements of
     Section 6.01(a)(xii);

          (iii)  Indebtedness ("Existing Indebtedness") existing on the
                                ---------------------
     Restatement Effective Date and set forth in Schedule 6.01; and any Indebtedness of Limited, GCHL, GCNA or the Restricted Person obligated in respect of such Existing Indebtedness that (x) is used to refinance such Existing Indebtedness, (y) does not increase the outstanding principal amount thereof (except to the extent of any interest accrued thereon and any fees or expenses payable in connection therewith) or result in an earlier maturity date or decreased weighted average life thereof and (z) is not secured by any assets in addition to those by which such Existing Indebtedness was secured immediately prior to such refinancing, provided
                                                                     --------
     that any such Indebtedness that refinances the IPC Notes shall be incurred by Limited, GCHL and/or GCNA (and not by any other Restricted Person);

          (iv) Indebtedness of any Restricted Person to any other Restricted Person or any Subsidiary;

          (v) Guarantees by any Restricted Person of Indebtedness of any other Restricted Person; provided that (A) no Restricted Subsidiary (other than
                        --------
     GCNA at any time that GCNA has pledged the Equity Interests in its direct subsidiaries pursuant to a Pledge

                               Credit Agreement
                               ----------------

     Agreement to secure the Obligations) may Guarantee the Senior Notes, the Exchange Notes or any other Existing Notes and (B) the aggregate amount of Indebtedness Guaranteed by Restricted Subsidiaries that are not Loan Parties, other than Guarantees of Indebtedness created under the Loan Documents, shall not, when taken together with all other amounts referred to in Section 6.01(b), exceed the applicable limit set forth in Section 6.01(b)(C);

          (vi) Indebtedness of any Restricted Person under any Permitted Securitization;

          (vii) Indebtedness of any other Person that becomes a Restricted Subsidiary after the Restatement Effective Date; provided that (A) such
                                                      --------
     Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (B) after giving effect to the acquisition of such Restricted Subsidiary, the Restricted Persons will be in compliance with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available; and any unsecured Indebtedness of Limited, GCHL or GCNA used to refinance such Indebtedness that does not increase the outstanding principal amount thereof (except to the extent of any interest accrued thereon and any fees or expenses payable in connection therewith) or result in an earlier maturity date or decreased weighted average life thereof;

          (viii) Purchase Money Indebtedness of such of Marine and its subsidiaries as are Restricted Persons, in an aggregate principal amount at any time outstanding that, when taken together with the aggregate outstanding amount of leases under Section 6.06 entered into in reliance on this paragraph (viii) (computed as set forth in Section 6.06), shall not exceed $300,000,000;

          (ix) Purchase Money Indebtedness of any Restricted Person (other than Purchase Money Indebtedness described in Section 6.01(a)(viii)) at any time outstanding in an aggregate principal amount that, when taken together with the aggregate outstanding amount of leases under Section 6.06 entered into in reliance on this paragraph (ix) (computed as set forth in Section 6.06), shall not exceed $500,000,000;

          (x)   Guarantees permitted by Section 6.04(c);

          (xi) Indebtedness in respect of trade letters of credit incurred in the ordinary course of business and Indebtedness in respect of other letters of credit or letters of guaranty incurred in the ordinary course of business that support only obligations that do not constitute Indebtedness;

          (xii) Indebtedness of any Loan Party having no amortization prior to, and a maturity date no sooner than, the date that is 91 days after the maturity date of the latest maturing Loan outstanding at the time such Indebtedness is incurred; provided that (A) no Default shall have occurred
                               --------
     and be continuing or would result from the incurrence

                               Credit Agreement
                               ----------------
     of such Indebtedness and (B) after giving effect to the incurrence of such Indebtedness and any material acquisition of any on-going business made with the proceeds thereof, the Restricted Persons shall be in compliance with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available; and

          (xiii) other Indebtedness in an aggregate principal amount at any time outstanding not exceeding 5% of Net Tangible Assets as of the last day of the most recently ended fiscal quarter for which financial statements are then available; provided that (A) no Default shall have occurred and be
                     --------
     continuing or would result from the incurrence of such Indebtedness and (B) after giving effect to the incurrence of such Indebtedness and any material acquisition of any on-going business made with the proceeds thereof, the Restricted Persons shall be in compliance with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available.

          (b)  Certain Special Limitations on Indebtedness.  Notwithstanding
               -------------------------------------------
anything contained in Section 6.01(a), no Restricted Person will at any time, create, incur, assume or permit to exist any (i) Purchase Money Indebtedness,
(ii) Indebtedness secured by any Lien on any asset of any Restricted Person or that constitutes a Capital Lease Obligation, (iii) if at such time IPC is a Restricted Subsidiary and has not executed a Guarantee (or has executed a Guarantee that is limited as specified in the proviso in paragraph (iv) of the Collateral and Guarantee Requirement), Indebtedness of IPC or any of its Subsidiaries or (iv) Indebtedness of any Restricted Person that is not a Loan Party, except:

          (A)  Indebtedness described in paragraphs (i), (iii), (iv), (vi),
     (vii) and (xi) of Section 6.01(a);

          (B) Indebtedness described in paragraphs (viii) and (ix) of Section 6.01(a), in amounts not to exceed at any time the respective limits set forth in said paragraph (viii) and (ix); and

          (C) other such Indebtedness that, when taken together with the aggregate outstanding amount of leases under Section 6.06 entered into in reliance on this subclause (C) (computed as set forth in Section 6.06), shall not exceed (i) at any time prior to the Investment Grade Date, $50,000,000, and (2) at any time on or after the Investment Grade Date, $100,000,000.

          (c)  Equity Securities.  No Restricted Person will issue any
               -----------------
Disqualified Stock unless after giving effect to the issuance thereof and any material acquisition of any on-going business made with the proceeds thereof the Restricted Persons will be in compliance with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available.

                               Credit Agreement
                               ----------------

          SECTION 6.02.  Liens.
                         -----

          (a)  Liens Generally.  No Restricted Person will create, incur, assume
               ---------------
or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or (except as expressly permitted by Section 6.05) assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i)  Liens created under the Loan Documents;

          (ii)  Permitted Encumbrances;

          (iii) any Lien on any property or asset of any Restricted Person existing on the Restatement Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset
     --------
     of any Restricted Person and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of any interest accrued thereon and any fees or expenses payable in connection therewith);

          (iv) any Lien existing on any property or asset prior to the acquisition thereof by any Restricted Person or existing on any property or asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary; provided
                                                                        --------
     that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
     (B) such Lien shall not apply to any other property or assets of any Restricted Person and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of any interest accrued thereon and any fees or expenses payable in connection therewith);

          (v) Liens on fixed or capital assets acquired, constructed or improved by any Restricted Person; provided that (1) such security
                                        --------
     interests secure Indebtedness permitted by Section 6.01(a)(viii), 6.01(a)(ix) or 6.01(b)(C), (2) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (3) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (4) such security interests shall not apply to any other property or assets of any Restricted Person;

          (vi) Liens in favor of the holders of Defeased Obligations securing such Defeased Obligations;

                               Credit Agreement
                               ----------------

          (vii) the sale of accounts receivable pursuant to a Permitted Securitization, customary Liens on the purchased property thereunder and Liens resulting from the characterization of such sale as secured Indebtedness;

          (viii) Liens on Equity Interests in Unrestricted Subsidiaries; provided that such Liens do not secure any obligations of any Restricted
     --------
     Person;

          (ix) other Liens securing Indebtedness permitted by Section 6.01(b)(C); and

          (x) other Liens incurred in the ordinary course of business of any Restricted Person with respect to obligations that in the aggregate for all such obligations do not exceed $5,000,000 at any time outstanding.

          (b)  GlobalCenter Liens.  Notwithstanding any other provision of this
               ------------------
Agreement, for so long as GlobalCenter is a Subsidiary, no Restricted Person will, nor will it permit any of its subsidiaries to, create, incur, assume or permit to exist any Lien on (i) any Equity Interest in GlobalCenter or (ii) any Equity Interest in any Unrestricted Subsidiary that owns (directly or indirectly) any Equity Interest in GlobalCenter, except for any Liens created under the Loan Documents and Permitted Encumbrances.

          SECTION 6.03.  Fundamental Changes.
                         -------------------

          (a)  Mergers and Consolidations; Sales of Assets.  No Restricted
               -------------------------------------------
Person will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer or otherwise dispose of all or substantially all its assets, or liquidate or dissolve, except that, if such transaction would not otherwise violate Section 6.04:

          (i) so long as no direct or indirect parent of GCHL has merged with and into or dissolved into a Person, or has otherwise become a Person, organized under the laws of the United States or any State thereof or the District of Columbia, GCHL may either merge with and into or dissolve into a corporation organized under the laws of the United States or any State thereof or the District of Columbia and having no assets or liabilities (other than de minimis assets and liabilities consistent with its not
                 -- -------
     having conducted any business prior to such merger or dissolution), or reincorporate in a transaction effected in a manner satisfactory to the Administrative Agent in which it becomes incorporated under the laws of the United States or any State thereof or the District of Columbia or another jurisdiction approved by the Administrative Agent, provided that
                                                        --------

               (1) the Lenders shall not as a result of any such transaction lose the benefit of any Guarantee by, or any pledge of Equity Interests in, any Subsidiary, and the tax consequences of such transaction, when taken as a whole, shall not be adverse to the Lenders or to Limited, and GCHL shall have confirmed each of the foregoing to the Administrative Agent to its reasonable satisfaction,

                               Credit Agreement
                               ----------------

               (2) any surviving corporation in a merger with GCHL (I) shall be domiciled in Bermuda or the United States, (II) shall have ratified and affirmed to the reasonable satisfaction of the Administrative Agent the obligations of GCHL (to the extent required under the last sentence of Section 1.05), as Guarantor and Pledgor under the Loan Documents, (III) shall have delivered all such documents and taken all such actions as the Administrative Agent shall request to evidence and confirm such obligations, (IV) shall have no further ability to borrow Loans or to obtain the issuance of Letters of Credit hereunder and (V) shall not have outstanding any secured Indebtedness that is not within the limits set forth in Section 6.01(b) and

               (3) Limited shall maintain its jurisdiction of organization (and that of any direct or indirect parent of GCHL) in Bermuda;

        (ii) so long as GCHL has not completed a transaction under Section 6.03(a)(i), Limited may merge with and into or dissolve into a corporation organized under the laws of the United States or any State thereof or the District of Columbia and having no assets or liabilities (other than de
                                                                          --
     minimis assets and liabilities consistent with its not having conducted any
     -------
     business prior to such merger or dissolution) or reincorporate in a transaction effected in a manner satisfactory to the Administrative Agent in which it becomes incorporated under the laws of the United States or any State thereof or the District of Columbia or another jurisdiction approved by the Administrative Agent, provided that
                                  --------

               (1) any surviving corporation in a merger with Limited (I) shall be domiciled in Bermuda or the United States, (II) shall have ratified and affirmed to the satisfaction of the Administrative Agent the obligations of Limited as Guarantor and Pledgor under the Loan Documents and (III) shall have delivered all such documents and taken all such actions as the Administrative Agent shall request to evidence and confirm such obligations,

               (2) in the event that prior to any such transaction, GCNA shall have sold any of the LECs, then upon the consummation of such transaction, unless the relevant Supermajority Lenders shall have consented otherwise, GCNA shall have no further ability to borrow Loans or to obtain the issuance of Letters of Credit hereunder, and

               (3) in the event that prior to any such transaction, GCNA shall not have sold any of the LECs, then upon any subsequent sale of any of the LECs, unless the relevant Supermajority Lenders shall consent otherwise, GCNA shall have no further ability to borrow Loans or to obtain the issuance of Letters of Credit hereunder;

          (iii) (A) any Person may merge into GCHL or GCNA in a transaction (other than a transaction described in Section 6.03(a)(i) or 6.03(a)(ii)) in which GCHL or GCNA, as

                               Credit Agreement
                               ----------------
     applicable, is the surviving corporation, (B) any Person (other than Limited, GCHL or GCNA) may merge with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (C) any Restricted Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if Limited determines in good faith that such liquidation or dissolution is in the best interests of the Restricted Persons and is not materially disadvantageous to the Lenders, provided in
                                                                   --------
     each case that at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing; and

          (iv) any Restricted Subsidiary may merge into any other Person pursuant to a sale or other disposition of the Equity Interests or assets of such Restricted Subsidiary in a transaction expressly permitted by the terms of Section 6.05.

          (b)  Changes in Lines of Business.  Prior to the Investment Grade
               ----------------------------
Date, no Restricted Person will engage to any material extent in any business other than businesses of the type conducted by the Restricted Persons on the Restatement Effective Date and businesses reasonably related, ancillary or complementary thereto.

          SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                         --------------------------------------------
Acquisitions.  Prior to the Investment Grade Date, no Restricted Person will
------------
purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)  Permitted Investments;

          (b) investments existing on the Restatement Effective Date and set forth in Part A of Schedule 6.04;

          (c) investments by the Restricted Persons in Equity Interests in their respective Subsidiaries; provided that: (i) the Collateral and
                                    --------
     Guarantee Requirement shall have been satisfied with respect to such Restricted Subsidiaries and Equity Interests; and (ii) all investments made or interests acquired after the Restatement Effective Date by Restricted Persons in, and loans and advances by Restricted Persons to, and Guarantees by Restricted Persons of Indebtedness of, Unrestricted Subsidiaries shall have been permitted by Section 6.05(c), (j), (k) or (l) when made or acquired;

          (d) loans or advances made by any Restricted Person to any other Restricted Person;

                               Credit Agreement
                               ----------------

          (e) Guarantees constituting Indebtedness permitted by Section 6.01 and Guarantees of commercial obligations (not constituting Indebtedness) of Restricted Persons incurred in the ordinary course of business; provided
                                                                     --------
     that the aggregate principal amount of Indebtedness of Unrestricted Subsidiaries that is Guaranteed by any Restricted Person shall be subject to the limitations set forth in Section 6.05(c);

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) Permitted Acquisitions and investments specified in the last paragraph of Section 1.03;

          (h) any transaction permitted by Section 6.03 without reliance on this paragraph (h);

          (i) any other investments in, advances or loans to, or Guarantees of Indebtedness of, any Person or acquisitions of all or substantially all the assets of a Person or division or line of business of a Person (in each case, other than an Unrestricted Subsidiary) made after the Restatement Effective Date, provided that the aggregate amount of transactions made in
                     --------
     reliance on this paragraph (i) outstanding as of any date (for purposes of this paragraph (i), the "current date") shall not exceed the sum of:
                              ------------

                 (x) 20% of Net Tangible Assets as of the current date (A) as reflected in the consolidated balance sheet of Limited as of the last day of the most recently ended fiscal quarter of Limited for which financial statements are available or (B) if during the period from but excluding the last day of such fiscal quarter to and including the current date there shall have occurred any of the following transactions for an amount (for any such transaction) in excess of $1,000,000,000: any transaction consummated pursuant to this paragraph
          (i), any acquisition or disposition of assets, any repayment or incurrence of Indebtedness, any issuance of preferred stock, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, as reflected in a consolidated balance sheet of Limited as of the last day of the most recently ended calendar month (or, if this clause (B) is applicable and such monthly balance sheet is not available, as reflected in calculations in reasonable detail in a certificate of a Financial Officer of Limited referring to (and attaching) the balance sheet specified in the foregoing clause (A) and giving effect to any material changes in such balance sheet that occurred since the last day of the applicable fiscal quarter, including without limitation any transaction consummated pursuant to this paragraph (i), any material acquisition or disposition of assets, any repayment or incurrence of Indebtedness, any issuance of preferred stock, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and any designation of an Unrestricted Subsidiary as a Restricted

                               Credit Agreement
                               ----------------

          Subsidiary), such monthly balance sheet (or, if applicable, such certificate) to be delivered to the Administrative Agent concurrently with the consummation of any transaction pursuant to this paragraph
          (i) at a time when the circumstances described in the foregoing clause
          (B) are applicable, plus
                              ----

                 (y) the aggregate amount by which the Net Proceeds of all sales and dispositions by Restricted Persons after the Restatement Effective Date of investments originally made pursuant to this paragraph (i) exceeds the aggregate original amount of such investments, plus
                                                                     ----

                 (z) the aggregate amount of the Net Proceeds of all sales and dispositions by Restricted Persons after the Restatement Effective Date of investments specified on Part A of Schedule 6.04, provided that if any such investment, advance, loan, Guarantee or
     --------
     acquisition is in an amount in excess of $20,000,000, the Borrowers shall, concurrently with the making of such investment, advance, loan, Guarantee or acquisition, deliver to the Administrative Agent a certificate of a Financial Officer of Limited setting forth reasonably detailed calculations demonstrating compliance with this paragraph (i);

          (j) any investment made with Equity Interests in Limited (other than Disqualified Stock) or Available Equity Proceeds;

          (k) title retention, installment sale, deferred purchase price or other customary financing arrangements entered into in the ordinary course of business with customers purchasing capacity and dark fiber; and

          (l) investments by the Restricted Persons contemplated as of the Restatement Effective Date and set forth in Part B of Schedule 6.04, in the individual and aggregate amounts (as applicable) not to exceed the respective amounts specified in Part B of Schedule 6.04.

          It is understood and agreed that Section 6.05 governs investments in and acquisitions and designations of Unrestricted Subsidiaries and that no provision of this Section 6.04 (other than paragraph (l) above) shall be deemed to permit any such investment, acquisition or designation not expressly permitted by Section 6.05 or to prohibit any such investment, acquisition or designation expressly permitted by Section 6.05.

          SECTION 6.05.  Asset Sales and Designations of and Investments in
                         --------------------------------------------------
Unrestricted Subsidiaries.  No Restricted Person will sell, transfer, lease or
-------------------------
otherwise dispose of any asset, including any Equity Interest owned by it, nor will any Restricted Person issue any additional Equity Interest (other than Equity Interests in Limited), or designate any Restricted Subsidiary as an Unrestricted Subsidiary or make any investment or acquire any interest in, make any loan or advance to, or Guarantee any obligation of, any Unrestricted Subsidiary, except:

                               Credit Agreement
                               ----------------

         (a) sales, leases, transfers or other dispositions of inventory, capacity, dark fiber, used or surplus equipment or equipment being replaced with new technology and Permitted Investments in the ordinary course of business (including bulk dispositions of capacity and disposition of capacity and/or dark fiber in exchange for non-cash consideration (including capacity on other systems));

         (b) sales, leases, transfers or other dispositions to a Restricted Person; provided that any such sales, transfers or dispositions involving a
             --------
     Subsidiary that is not a Loan Party shall be made in compliance with
     Section 6.09 (without reliance on Section 6.09(d));

         (c) sales, leases, transfers or other dispositions of assets of Restricted Persons (including sales of Equity Interests in Restricted Subsidiaries to Persons that are not Restricted Persons), designations of Restricted Subsidiaries (other than Restricted Subsidiaries described in clauses (a), (b), (c) or (d) of the definition of such term) as Unrestricted Subsidiaries and investments in, loans and advances to, and Guarantees of Indebtedness of, Unrestricted Subsidiaries that are not permitted by any other paragraph of this Section; provided that
                                                       --------

               (i)  the sum of

                       (A) the aggregate fair market value of all assets sold,
               transferred or otherwise disposed of in reliance upon this paragraph (c) (including the value of Equity Interests in Restricted Subsidiaries sold to Persons that are not Restricted Persons), plus
                         ----

                       (B) the fair market value of all Restricted Subsidiaries
               designated as Unrestricted Subsidiaries during the term of this Agreement in reliance upon this paragraph (c), plus
                                                              ----

                       (C) the fair market value of all investments made by the
               Restricted Persons in, and loans and advances by Restricted Persons to, and Guarantees by Restricted Persons of Indebtedness of, Unrestricted Subsidiaries after the Restatement Effective Date in reliance upon this paragraph (c) (but only to the extent, in the case of such loans, advances and Guarantees, that the same are outstanding on the date of such computation), plus
                                                                 ----

                       (D) the aggregate amount of transactions under Section
               6.05(k) made in reliance on this paragraph (c),

          shall not exceed in the aggregate as of any date (for purposes of this paragraph (c), the "current date") during the term of this Agreement
                              ------------
          15% of consolidated total assets of the Restricted Persons (x) as reflected in the consolidated balance sheet of Limited as of the last day of the most recently ended

                               Credit Agreement
                               ----------------
          fiscal quarter of Limited for which financial statements are available or (y) if during the period from but excluding the last day of such fiscal quarter to and including the current date there shall have occurred any of the following transactions for an amount (for any such transaction) in excess of $1,000,000,000: any transaction consummated pursuant to this paragraph (c), any acquisition or disposition of assets, any repayment or incurrence of Indebtedness, any issuance of preferred stock, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, as reflected in a consolidated balance sheet of Limited as of the last day of the most recently ended calendar month (or, if such an acquisition or disposition shall have occurred and such monthly balance sheet is not available, as reflected in calculations in reasonable detail in a certificate of a Financial Officer of Limited referring to (and attaching) the quarterly balance sheet referred to above and giving effect to any material changes in such balance sheet that occurred since the last day of the applicable fiscal quarter, including without limitation any transaction consummated pursuant to this paragraph (c), any material acquisition or disposition of assets, any repayment or incurrence of Indebtedness, any issuance of preferred stock, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and any designation of an Unrestricted Subsidiary as a Restricted Subsidiary), such monthly balance sheet (or, if applicable, such certificate) to be delivered to the Administrative Agent concurrently with the consummation of any transaction pursuant to this paragraph (c) at a time when the circumstances described in the foregoing clause (y) are applicable (provided that if any transaction referred to in this paragraph (c) is
           --------
          in an amount in excess of $20,000,000, the Borrowers shall, concurrently with the consummation of such transaction, deliver to the Administrative Agent a certificate of a Financial Officer of Limited setting forth reasonably detailed calculations demonstrating compliance herewith), and

                 (ii) the Restricted Persons will be in compliance with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available;

          (d) designations of (i) Restricted Subsidiaries described in clauses
     (b), (c) or (d) of the definition of such term (excluding GCNA) as Unrestricted Subsidiaries (provided that the prior consent of the relevant
                                --------
     Supermajority Lenders shall have been obtained) and (ii) GCHL or GCNA as Unrestricted Subsidiaries (provided that the prior consent of each Lender
                                --------
     shall have been obtained);

          (e) sales, transfers and dispositions of (i) any Equity Interests in any Unrestricted Subsidiary, (ii) any loans or advances to any Unrestricted Subsidiary, (iii) any other investments in any Unrestricted Subsidiary and
     (iv) any assets specified in the last paragraph of Section 1.03;

                               Credit Agreement
                               ----------------

          (f)  sale and leaseback transactions permitted under Section 6.06;

          (g)  sales of accounts receivable under any Permitted Securitization;

          (h) issuances of additional Equity Interests of Restricted Subsidiaries to Restricted Persons, provided that any such issuance of
                                         --------
     Disqualified Stock shall comply with Section 6.01(c);

          (i) sales, transfers and dispositions of Equity Interests and other assets of Restricted Subsidiaries to the extent that such sales, transfers and dispositions constitute investments permitted by Section 6.04(i);

          (j) sales, leases, transfers or other dispositions of Equity Interests in or assets of, or designations as Unrestricted Subsidiaries of, Marine or any of its subsidiaries or any of the LECs (the "Subject
                                                                -------
     Subsidiaries"), provided that the Restricted Persons shall be in compliance
     ------------    --------
     with the covenants contained in Sections 6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available, provided that in the
                                                           --------
     case of the sale, lease, transfer or other disposition of any Equity Interest in or assets of any of the LECs, or the designation of any of the LECs as an Unrestricted Subsidiary, the foregoing pro forma requirement for
                                                       --- -----
     compliance with Section 6.12 shall be deemed to be 2.00 rather than 2.25 or 2.50, as applicable;

          (k) sales, leases, transfers or other dispositions of Equity Interests in or any assets of, or designations as Unrestricted Subsidiaries of, businesses (i) acquired after the Restatement Effective Date in whole or in part with Equity Interests in Limited or acquired after the Restatement Effective Date in whole or in part with Available Equity Proceeds (in the case of Available Equity Proceeds, as certified pursuant to Section 5.01(c)(iv) or in a certificate delivered to the Administrative Agent by a Financial Officer of Limited prior to or concurrently with the consummation of such transaction) or (ii) included in IPC as of the Restatement Effective Date, provided that (A) to the extent the fair market
                                 --------
     value of any such business designated as an Unrestricted Subsidiary, or the Net Proceeds of any such sale, lease, transfer or other disposition, exceeds the Equity Interests of Limited or the Available Equity Proceeds used to acquire such business, such designation, sale, lease, transfer or other disposition shall be required to be made in reliance on Section 6.05(c) to the extent of the amount of such excess and (B) the Restricted Persons shall be in compliance with the covenants contained in Sections
     6.12 and 6.13 computed on a Pro Forma Basis as at the last day of the most recently ended fiscal quarter of Limited for which financial statements are available; and

          (l) investments in Unrestricted Subsidiaries made with the proceeds of sales of any Equity Interests in or assets of Unrestricted Subsidiaries or with Equity Interests in Limited (other than Disqualified Stock) or Available Equity Proceeds;

                               Credit Agreement
                               ----------------
provided that, notwithstanding anything to the contrary in the foregoing
--------
paragraphs (a) through (l):

          (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraph (b) above) shall be made for fair value and (other than those permitted by paragraphs (a), (b), (e) and (i) above, sales of Equity Interests in Persons that are not Subsidiaries (i.e., minority investments) immediately prior to such sales
                   ----
     and sales of Equity Interests or other investments in Unrestricted Subsidiaries), prior to the Investment Grade Date, for at least 75% cash consideration; and

          (y) in the event that any Restricted Person sells, transfers or otherwise disposes of part but not all of the Equity Interests it holds in another Restricted Person and the Borrowers request pursuant to paragraph
     (3) of the definition of Collateral and Guarantee Requirement that such partially sold Person cease to be a Guarantor or Pledgor, or that any pledge of its Equity Interests under any Pledge Agreement be released, then upon such cessation or release, such partially sold Person shall cease to be a Restricted Person unless (1) all the Equity Interests in such partially sold Person owned by any Restricted Person after giving effect to such transaction shall continue to be pledged under a Pledge Agreement and
     (2) the portion of Consolidated EBITDA for the four fiscal quarter period of Limited most recently ended for which financial statements are available that was contributed in the aggregate (I) by such Person that is partially sold, (II) by each other Restricted Person that ceased to be a Guarantor or Pledgor after the Restatement Effective Date following a sale, transfer or other disposition of a portion of the Equity Interests therein and is not at the time of determination a Loan Party and (III) by each other Person that became a Restricted Person after the Restatement Effective Date but is not at the time of determination a Loan Party, does not exceed 15% of such Consolidated EBITDA.

          For purposes of clarification, it is understood and agreed that neither the formation or acquisition of an Unrestricted Subsidiary by an Unrestricted Subsidiary, nor the use of any asset of any Unrestricted Subsidiary as consideration in the formation or acquisition of any Unrestricted Subsidiary, shall be required to comply with the provision of this Section 6.05.

          SECTION 6.06.  Sale and Leaseback Transactions.  No Restricted Person
                         -------------------------------
will enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after such Restricted Person acquires or completes the construction of such fixed or capital asset in connection with a lease the amount of which, when taken together with the aggregate amount of all Indebtedness outstanding under Section 6.01(a)(viii), 6.01(a)(ix) or 6.01(b)(C), as the case may be and the aggregate amount of all other outstanding leases (the amount of each lease being computed as if

                               Credit Agreement
                               ----------------
such lease were a Capital Lease Obligation) under this Section 6.06 entered into in reliance on the same paragraph of Section 6.01, shall not exceed the limit set forth in such paragraph.

          SECTION 6.07.  Hedging Agreements.  Prior to the Investment Grade
                         ------------------
Date, no Restricted Person will enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which such Restricted Person is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.
                         -----------------------------------------------------

          (a)  Restricted Payments.  Prior to the Investment Grade Date, no
               -------------------
Restricted Person will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Restricted Subsidiaries of Limited (other than GCHL and GCNA) and Restricted Subsidiaries of GCHL and GCNA may declare and pay dividends ratably with respect to their capital stock, (ii) Limited may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Subsidiaries, (iii) GCHL and GCNA may declare and pay dividends to Limited (or a Loan Party wholly owned by Limited) with respect to their common stock, (iv) Restricted Payments may be made in respect of the Preferred Stock or any other preferred stock (other than in respect of the purchase, redemption, retirement or acquisition of Disqualified Stock) of any Restricted Person permitted to be issued under this Agreement, in each case, as required thereunder so long as no Default shall have occurred and be continuing at the time of such payment and no Default would occur as a result of making such payment, and (v) Equity Interests of Restricted Persons may be repurchased or redeemed with Available Equity Proceeds received in transactions substantially concurrent with such repurchases or redemptions.

          (b)  Certain Payments of Indebtedness.  Prior to the Investment Grade
               --------------------------------
Date, no Restricted Person will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

          (i)  payment of Indebtedness created under the Loan Documents;

          (ii) payment of Indebtedness of the Restricted Persons in an aggregate amount not in excess of the aggregate principal amount as of the Restatement Effective Date of the Senior Notes;

          (iii) payment with proceeds of the sale of any of the LECs of Indebtedness of GCNA and/or its Subsidiaries in an aggregate principal amount not in excess of $900,000,000;

                               Credit Agreement
                               ----------------

          (iv) the prepayment of any other Indebtedness of any Restricted Person, provided that prior to giving effect to such prepayment the Senior
             --------
     Secured Leverage Ratio is less than 2.00;

          (v) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;

          (vi) refinancings of Indebtedness to the extent permitted by Section 6.01; and

          (vii) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

          (c)  Stock Buyback Program.  Notwithstanding anything to the contrary
               ---------------------
contained in Section 6.08(a), Limited may, and GCHL, GCNA and the Restricted Subsidiaries may dividend or otherwise advance funds to Limited to enable it to, purchase common stock of Limited for an aggregate purchase price not to exceed $500,000,000 as part of a stock buyback program at any time when no Default exists.

          SECTION 6.09.  Transactions with Affiliates.  No Restricted Person
                         ----------------------------
will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except

          (a) transactions at prices and on terms and conditions not materially less favorable to such Restricted Person than could be obtained on an arm's-length basis from unrelated third parties,

          (b) transactions entered into in connection with transactions involving selections by customers of cable system capacity and/or dark fiber entered into in the ordinary course of business and on a basis that is not systematically disadvantageous to the Restricted Persons,

          (c) transactions that involve the provision by a Restricted Person to an Unrestricted Subsidiary of sales and marketing services, operations, administration and maintenance services or development services for which such Restricted Person receives a return at least equal to its expenses for providing such services,

          (d) transactions between or among the Restricted Persons not involving any other Affiliate,

          (e)  any Restricted Payment permitted by Section 6.08,

          (f) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust

                               Credit Agreement
                               ----------------
     agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans,

          (g) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities to employees, officers or directors in the ordinary course of business,

          (h) any transaction with an officer or director in the ordinary course of business not involving more than $250,000 in any one case,

          (i) loans or advances made to directors, officers or employees of Limited, GCHL, GCNA or any Subsidiary (1) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (2) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility or (3) in the ordinary course of business not exceeding $10,000,000 in the aggregate at any time outstanding and payments in respect of any of the foregoing,

          (j)  payment of reasonable directors fees,

          (k) any sale or other issuance of Equity Interests (other than Disqualified Stock) of Limited or

          (l) transactions with Receivables Entities pursuant to Permitted Securitizations.

          SECTION 6.10.  Restrictive Agreements.  No Restricted Person will,
                         ----------------------
directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Restricted Person to create, incur or permit to exist any Lien upon any of its property or assets to secure the obligations and liabilities of the Loan Parties under the Loan Documents or those of any Person refinancing any Obligation under the Loan Documents, or (b) the ability of any Restricted Person (other than Limited) to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Restricted Person or to Guarantee Indebtedness of any Restricted Person; provided that
        --------

          (i) the foregoing shall not apply to restrictions and conditions imposed (A) by law, (B) by any Loan Document, (C) by the Senior Note Indenture, the Preferred Stock, the Exchange Notes or the other Existing Notes or (D) by Indebtedness of GCNA or any of its subsidiaries existing on the Restatement Effective Date,

          (ii) the foregoing shall not apply to restrictions and conditions existing on the Restatement Effective Date, identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition),

                               Credit Agreement
                               ----------------

          (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to
                        --------
     the Subsidiary that is to be sold and such sale is permitted hereunder,

          (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness,

          (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and

          (vi) the foregoing shall not apply to restrictions and conditions that are no less favorable, taken as a whole, to the Lenders than those of the Senior Note Indenture, as reasonably determined by Limited.

          SECTION 6.11.  Amendment of Material Documents.  Prior to the
                         -------------------------------
Investment Grade Date, no Restricted Person will amend, modify or waive any of its rights in any manner adverse to the Lenders (except as the Administrative Agent shall deem not materially adverse to the Lenders) under (a) the Senior Notes, (b) the Preferred Stock, (c) the Convertible Preferred Stock, (d) the Exchange Notes or (e) the Existing Notes.

          SECTION 6.12.  Interest Expense Coverage Ratio.  Limited, GCHL and
                         -------------------------------
GCNA will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters, to be less than (i) 2.25 for any period ending on or prior to December 31, 2001, or (ii) 2.50, for any period ending thereafter.

          SECTION 6.13.  Total Leverage Ratio.  Limited, GCHL and GCNA will not
                         --------------------
permit the Leverage Ratio as of the last day of any fiscal quarter ending (i) on or prior to December 31, 2001, to exceed 4.75, or (ii) after December 31, 2001, to exceed 4.00.

          SECTION 6.14.  Synthetic Repurchases.  No Restricted Person will enter
                         ---------------------
into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest, the payments required to be made by such Restricted Person are limited to amounts permitted to be paid under Section 6.08(a), (ii) in the case of any Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by such Restricted Person or its Subsidiaries thereunder are limited to the amount permitted under Section 6.08(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of the Restricted Persons thereunder are subordinated to the Obligations on terms satisfactory to the Administrative Agent.

                               Credit Agreement
                               ----------------

                                  ARTICLE VII

                               EVENTS OF DEFAULT

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) either Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Restricted Person in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) any covenant, condition or agreement contained in Section 5.02(a) or 5.03 (with respect to the existence of Limited, GCHL or GCNA) or in
     Article VI shall fail to be observed or performed;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Limited (which notice will be given at the request of any Lender);

          (f) any Restricted Person shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or that requires any issuer of such Material Indebtedness to make an offer to prepay, repurchase, redeem or defease such Material Indebtedness prior to its scheduled maturity (but, upon such offer being made, only so long as such offer

                               Credit Agreement
                               ----------------
     being made, only so long as such offer shall remain outstanding); provided
                                                                       --------
     that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Restricted Person or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Restricted Person or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) any Restricted Person shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Restricted Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
     (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) any Restricted Person shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of (i) at any time prior to the Investment Grade Date, $50,000,000 and (ii) at any time on or after the Investment Grade Date, $100,000,000, shall be rendered against any Restricted Person or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Restricted Person to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's

                               Credit Agreement
                               ----------------
     failure to maintain possession of any stock certificates or other instruments delivered to it under a Pledge Agreement;

          (n) any Guarantee Agreement shall not for any reason be, or shall be asserted by any Restricted Person not to be, in full force and effect and enforceable in all material respects in accordance with its terms; or

          (o)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to either Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter (so long as such event shall be continuing) be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

          On the first date on which any event referred to in paragraph (h) or paragraph (i) above shall occur in respect of GCNA, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Loans and LC Exposures (each interest in any Loan or any LC Exposure being referred to as a "Claim" and each Class of Loans and the LC Exposure being
                  -----
referred to as a "Claims Class") such that in lieu of the interest of each
                  ------------
Lender in each Claims Class in which it shall participate as of such date (including such Lender's interest in the principal, reimbursement, interest and fee obligations of each Loan Party in respect of each such Claims Class), such Lender shall hold a percentage interest in every one of the Claims Classes (including the principal, reimbursement, interest and fee obligations of each Loan Party in respect of each such Claims Class), whether or not such Lender shall previously have participated therein, equal to the percentage of all the outstanding Claims represented by such Lender's Claims. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04(e) and each Loan Party hereby consents and agrees to the foregoing exchanges. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all such instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to such exchanges, and each Lender agrees to surrender any note received by it in

                               Credit Agreement
                               ----------------
connection with its Loans hereunder to the Administrative Agent against delivery of a new note evidencing its interests as adjusted in the Claims Classes; provided, however, that the failure of any Loan Party to execute or deliver or
--------  -------
of any Lender to accept any such note, instrument or document shall not affect the validity or effectiveness of any exchange. In addition, each Lender and each Loan Party agrees with respect to any unfunded LC Exposure to take such actions as may be specified by the Administrative Agent, including in the case of each Revolving Lender, funding its share of such unfunded LC Exposure into an escrow account maintained by the Administrative Agent, for the purpose of giving effect to the intent of the foregoing provisions relating to the exchange of interests.


                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT

          Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Limited, either Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Limited, either Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Supermajority Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the

                               Credit Agreement
                               ----------------
circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Limited, either Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, subject to the prior written approval of the Borrowers (which approval shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring

                               Credit Agreement
                               ----------------

Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          Notwithstanding anything herein to the contrary, none of the Syndication Agent, Co-Documentation Agents, Arrangers or Book Managers listed on the cover page of this Agreement shall have any duties or responsibilities hereunder in its capacity as such.


                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Notices.  Except in the case of notices and other
                         -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Limited or either Borrower, to it at Wessex House, 45 Reid Street, HM12: Hamilton, Bermuda, Attention of Chief Financial Officer (Telecopy No. (441) 296-8606), with a copy to Global Crossing Ltd., 150 El Camino Drive, Suite 204, Beverly Hills, California 90212, Attention of General Counsel (Telecopy No. (310) 281-4942);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Edmond DeForest (Telecopy No. (212) 270-4584);

                               Credit Agreement
                               ----------------

          (c) if to an Issuing Bank, (i) in the case of The Chase Manhattan Bank, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to Chase Manhattan Bank Delaware, Letter of Credit Department - 8th Floor, 1201 Market Street, Wilmington, Delaware 19801, Attention of Michael Handago (Telecopy No. 302-428-3390/984-4904), and (ii) in the case of any other Issuing Bank, to it at its address set forth in its Administrative Questionnaire or otherwise specified by written notice to the Borrowers and the Administrative Agent;

          (d) if to the Swingline Lender, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-
     5658); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments.
                         -------------------

          (a)  No Deemed Waivers; Remedies Cumulative.  No failure or delay by
               --------------------------------------
the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

          (b)  Amendments.  Neither this Agreement nor any other Loan Document
               ----------
nor any provision hereof or thereof may be waived, amended or modified except as provided in Section 2.08(e) or, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Limited, the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the

                               Credit Agreement
                               ----------------

Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no
                                                                --------
such agreement shall

          (i) increase the Commitment of any Lender without the written consent of such Lender,

          (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

          (iii) postpone the maturity of any Loan, or any payment of the scheduled principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

          (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or change Section 2.08(d) in a manner that would alter the pro rata reduction of Commitments required thereby, without the written consent of each Lender of any Class affected thereby,

          (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or "Supermajority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be),

          (vi) prior to the later of the Investment Grade Date and the first date on which there shall be no Tranche B Term Loans (or Incremental Loans having the terms thereof) outstanding, release Limited or any material Subsidiary Loan Party from its Guarantee under any Guarantee Agreement (except as expressly provided in such Guarantee Agreement), or limit its liability in respect of such Guarantee, or at any time release GCNA or GCHL (except as contemplated by the definition of Collateral and Guarantee Requirement) from its Guarantee under any Guarantee Agreement, or limit its liability in respect of such Guarantee, in any case described in this paragraph (vi), without the written consent of each Lender,

          (vii) prior to the later of the Investment Grade Date and the first date on which there shall be no Tranche B Term Loans (or Incremental Loans having the terms thereof) outstanding, release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender,

                               Credit Agreement
                               ----------------

          (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or

          (ix) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans;

provided further that (A) no such agreement shall amend, modify or otherwise
-------- -------
affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Credit Lenders (but not the Revolving Term Lenders and Tranche B Lenders), the Revolving Term Lenders (but not the Revolving Credit Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Credit Lenders and Revolving Term Lenders) may be effected by an agreement or agreements in writing entered into by Limited, the Borrowers and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

          Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Limited, GCHL, GCNA, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, each applicable Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver.
                         ----------------------------------

          (a)  Costs and Expenses.  The Borrowers shall pay (i) all reasonable
               ------------------
out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the

                               Credit Agreement
                               ----------------

Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring, or negotiations with respect to any of the foregoing, in respect of such Loans or Letters of Credit.

          (b)  Indemnification by the Borrowers.  The Borrowers shall indemnify
               --------------------------------
the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all
 ----------
losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any material real property or any other property currently or formerly owned or operated by either Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to either Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or of any of such Indemnitee's officers, directors, trustees, agents, advisors, controlling persons or Affiliates or, in the case such Indemnitee is an individual, the gross negligence or willful misconduct of such Indemnitee's employer or of any of such employer's officers, directors, trustees, agents, advisors, controlling persons or Affiliates.

          (c)  Reimbursement by Lenders.  To the extent that the Borrowers fail
               ------------------------
to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense
                                          --------
or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

                               Credit Agreement
                               ----------------

          (d)  Waiver of Consequential Damages, Etc.  To the extent permitted by
               -------------------------------------
applicable law, neither Limited nor either Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e)  Payments.  All amounts due under this Section shall be payable
               --------
not later than 10 days after written demand therefor.

          SECTION 9.04.  Successors and Assigns.
                         ----------------------

          (a)  Assignments Generally.  The provisions of this Agreement shall be
               ---------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)  Assignments by Lenders.  Any Lender may assign to one or more
               ----------------------
assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to
it); provided that
     --------

          (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of Limited and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Banks and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

          (ii) the amount of the Commitment or Loans of the assigning Lender subject to each partial assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not, unless each of Limited and the Administrative Agent otherwise consent, be less than (x) $1,000,000, in the case of an assignment of the Loans or Commitments or any Class to a Lender or a Lender Affiliate, (y) $1,000,000, in the case of any assignment to any Person of a Tranche B Commitment or Tranche B Term Loans, or (z) $5,000,000, in the case of any other assignment,

                               Credit Agreement
                               ----------------

          (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this paragraph (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans,

          (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

          (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

and provided further that any consent of Limited otherwise required under this
    -------- -------
paragraph shall not be required if an Event of Default under paragraph (a), (b),
(h) or (i) of Article VII has occurred and is continuing.

          Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c)  Maintenance of Register by the Administrative Agent. The
               ---------------------------------------------------
Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register
                                     --------
shall be conclusive, and Limited, the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Effectiveness of Assignments.  Upon its receipt of a duly
               ----------------------------
completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender

                               Credit Agreement
                               ----------------
hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e)  Participations.  Any Lender may, without the consent of the
               --------------
Borrowers, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in
                                                               -----------
all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Limited, the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will
--------
not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f)  Limitations on Rights of Participants.  A Participant shall not
               -------------------------------------
be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Limited's prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

          (g)  Certain Pledges.  Any Lender may at any time pledge or assign a
               ---------------
security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge
                                                  --------
or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                               Credit Agreement
                               ----------------

          SECTION 9.05.  Survival.  All covenants, agreements, representations
                         --------
and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.14 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration; Effectiveness.  This
                         ----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto required under Section 4.01(a) to execute this Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.  Severability.  Any provision of this Agreement held to
                         ------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.  Right of Setoff.  If an Event of Default under
                         ---------------
paragraph (a) or (b) of Article VII shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of either Borrower against any of and all the obligations of such Borrower

                               Credit Agreement
                               ----------------
now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process.
-------

          (a)  Governing Law.  This Agreement shall be construed in accordance
               -------------
with and governed by the law of the State of New York.

          (b)  Submission to Jurisdiction.  Each of Limited and each Borrower
               --------------------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Limited, either Borrower or its properties in the courts of any jurisdiction.

          (c)  Waiver of Venue.  Each of Limited and each Borrower hereby
               ---------------
irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph
(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d)  Service of Process.  Each party to this Agreement irrevocably
               ------------------
consents to service of process in the manner provided for notices in Section
9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                         --------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

                               Credit Agreement
                               ----------------

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section headings and the Table
                         --------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Confidentiality.  Each of the Administrative Agent, the
                         ---------------
Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty in Hedging Agreements or other swap agreements relating to GCHL or GCNA and their obligations or such contractual counterparty's professional advisor, (g) with the consent of Limited, GCHL or GCNA or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Limited, GCHL or GCNA.

          For the purposes of this Section, "Information" means all information
                                             -----------
received from Limited, GCHL or GCNA relating to Limited or either Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Limited, GCHL or GCNA. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything
                         ------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively

                               Credit Agreement
                               ----------------
the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which
     -------                                               ------------
may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14.  Conversion of Currencies.
                         ------------------------

          (a)  Rate of Exchange.  If, for the purpose of obtaining judgment in
               ----------------
any court, it is necessary to convert a sum due hereunder or under any other Loan Document in dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

          (b)  Limitation on Discharge.  The obligations of Limited, GCHL, GCNA
               -----------------------
and the other Loan Parties in respect of any sum due to the Administrative Agent, any Lender or any Issuing Bank hereunder or under any other Loan Document in dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency, the Administrative Agent, such Lender or such Issuing Bank may in accordance with normal banking procedures purchase dollars in the amount originally due to the Administrative Agent, such Lender or such Issuing Bank with the judgment currency. If the amount of dollars so purchased is less than the sum originally due to the Administrative Agent, such Lender or such Issuing Bank, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or any Issuing Bank against the resulting loss.

          SECTION 9.15.  Waiver of Certain Defaults.  Any event or condition
                         --------------------------
that results or has resulted in a Default or Event of Default under the Existing Credit Agreement as in effect immediately prior to the effectiveness of the amendment and restatement of the Existing Credit Agreement provided for herein, is hereby waived to the extent that such event or condition would not constitute a Default or Event of Default under this Agreement after such effectiveness.

                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   GLOBAL CROSSING LTD.


                                   By: /s/ Dan J. Cohrs
                                       ------------------------------
                                    Title: Chief Financial Officer


                                   GLOBAL CROSSING HOLDINGS LTD.


                                   By: /s/ Ian McLean
                                       ------------------------------
                                    Title: Senior Vice President


                                   GLOBAL CROSSING NORTH AMERICA, INC.


                                   By: /s/ James Dole
                                       ------------------------------
                                    Title: Senior Vice President and Treasurer


                                   THE CHASE MANHATTAN BANK, individually
                                    and as Administrative Agent


                                   By: /s/ Marian N. Schulman
                                       ------------------------------
                                    Title: Vice President

                               Credit Agreement
                               ----------------

                                   GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    individually and as Syndication Agent


                                   By: /s/ Mark Denatale
                                       --------------------------------
                                    Title: Authorized Signatory


                                   CITICORP USA, INC., individually and as
                                    Co-Documentation Agent


                                   By: /s/ Suneet Gupta
                                       --------------------------------
                                    Title: Vice President


                                   MERRILL LYNCH CAPITAL CORPORATION,
                                    individually and as Co-Documentation Agent


                                   By: /s/ Carol J.E. Feeley
                                       --------------------------------
                                    Title: Vice President


                                   REVOLVING CREDIT LENDERS
                                   ------------------------

                                   ABN AMRO BANK, N.V.


                                   By: /s/ David Carrington
                                       --------------------------------
                                    Title: Group Vice President

                                   By: /s/ Thomas Cha
                                       --------------------------------
                                   Title: Corporate Banking Officer

                               Credit Agreement
                               ----------------

                              BHF (USA) CAPITAL CORPORATION


                              By: /s/ Richard Cameron
                                  ------------------------------------
                               Title: Vice President

                              By: /s/ Nancy M. Ho
                                  ------------------------------------
                               Title: Associate


                              BANK LEUMI USA


                              By______________________________________
                               Name:
                                Title:


                              BANK OF AMERICA, N.A.


                              By: /s/ Derrick Bell
                                  ------------------------------------
                               Title: Vice President


                              BANK OF CHINA, NEW YORK BRANCH


                              By: /s/ Guoping Zhang
                                 -------------------------------------
                               Title: Deputy General Manager


                              BANK OF HAWAII


                              By: /s/ Luke Yeh
                                  ------------------------------------
                               Title: Vice President

                              BANK OF MONTREAL


                              By: /s/ W.T. Calder
                                  ------------------------------------
                               Title: Managing Director

                               Credit Agreement
                               ----------------

                              THE BANK OF NOVA SCOTIA


                              By: /s/ Vincent J. Fitzgerald, Jr.
                                  -------------------------------------
                               Title: Authorized Signatory


                              THE BANK OF SCOTLAND


                              By: /s/ Stuart Gibson
                                  -------------------------------------
                               Title: Director, Telecoms & Media


                              THE BANK OF TOKYO-MITSUBISHI, LTD


                              By: /s/ Michael Deadder
                                  -------------------------------------
                               Title: Vice President


                              BANK ONE, NA


                              By: /s/ Curtis R. Worthington
                                 --------------------------------------
                               Title: Corporate Banking Officer


                              BANK UNITED


                              By_______________________________________
                               Name:
                               Title:


                              BANQUE WORMS CAPITAL CORP


                              By_______________________________________
                               Name:
                               Title:

                               Credit Agreement
                               ----------------

                                   BARCLAYS BANK PLC


                                   By: /s/ Timothy C. Harrington
                                       ------------------------------
                                   Title: Director

                                   BAYERISCHE HYPO-UND VEREINSBANK AG, NEW
                                   YORK BRANCH


                                   By: /s/ Eric N. Pelletier
                                       ------------------------------
                                    Title: Director

                                   By: /s/ Ivana Albanese-Rizzo
                                       ------------------------------
                                    Title: Director


                                   BAYERISCHE LANDESBANK GIROZENTRALE


                                   By: /s/ Alexander Kohnert
                                       ------------------------------
                                    Title: First Vice President

                                   By: /s/ Cornelia Wintergerst
                                       ------------------------------
                                    Title: Vice President


                                   CHANG HWA COMMERCIAL BANK, LTD.,
                                   NEW YORK BRANCH


                                   By: /s/ Wan-tu Yeh
                                       ------------------------------
                                    Title: SVP & General Manager


                                   CIBC INC.


                                   By: /s/ George Knight
                                       ------------------------------
                                    Title: Managing Director

                               Credit Agreement
                               ----------------

                                   CITICORP USA INC.


                                   By: /s/ Suneet Gupta
                                       -------------------------------
                                    Title: Vice President


                                   CITY NATIONAL BANK


                                   By: /s/ Aaron Cohen
                                       -------------------------------
                                    Title: Vice President


                                   COBANK, ACB


                                   By: /s/ Anita Youngblut
                                       -------------------------------
                                    Title: Vice President


                                   COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEN
                                   BANK B.A., "RABOBANK INTERNATIONAL",
                                   NEW YORK BRANCH

                                   By: /s/ Alan E. McLintock
                                       -------------------------------
                                    Title: Vice President

                                   By: /s/ Edward Peyser
                                       -------------------------------
                                    Title: Executive Director

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By: /s/ John P. Judge
                                       -------------------------------
                                    Title: Vice President

                               Credit Agreement
                               ----------------

                                   THE DAI ICHI KANGYO BANK, LIMITED


                                   By: /s/ Alzan S. Ahmad
                                       -----------------------------------
                                    Title: Assistant Vice President


                                   DEUTSCHE BANK AG, New York
                                    and/or Cayman Islands Branches


                                   By: /s/ Alexander Richardz
                                       -----------------------------------
                                    Title: Associate

                                   By: /s/ Sangita Gupte
                                       -----------------------------------
                                    Title: Associate


                                   DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                   BRANCHES

                                   By: /s/ Jane A. Majeski
                                       -----------------------------------
                                   Title: First Vice President

                                   By: /s/ Brian E. Haughney
                                       -----------------------------------
                                   Title: Assistant Vice President



                                   ERSTE BANK

                                   By: /s/ John Fay
                                       -----------------------------------
                                    Title: Assistant Vice President

                                   By: /s/ John S. Runnion
                                       -----------------------------------
                                    Title: First Vice President



                                   FIRST UNION NATIONAL BANK


                                   By: /s/ Mark L. Cook
                                       -----------------------------------
                                    Title: Senior Vice President

                               Credit Agreement
                               ----------------

                                   FLEET NATIONAL BANK


                                   By: /s/ Barbara Agostini Keegan
                                       -------------------------------
                                    Title: Vice President


                                   GENERAL ELECTRIC CAPITAL CORPORATION


                                   By: /s/ Karl Kieffer
                                       -------------------------------
                                    Title: Duly Authorized Signatory


                                   GULF INTERNATIONAL BANK


                                   By_________________________________
                                    Name:
                                    Title:


                                   IBM CREDIT CORPORATION


                                   By: /s/ Thomas S. Curcio
                                       -------------------------------
                                    Title: Manager of Credit


                                   IKB DEUTSCHE INDUSTRIEBANK AG
                                   LUXEMBOURG BRANCH


                                   By_________________________________
                                    Name:
                                    Title:

                                   By_________________________________
                                    Name:
                                    Title:

                               Credit Agreement
                               ----------------

                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                   By: /s/ William Kennedy
                                       ----------------------------
                                    Title: Senior Vice President


                                   KBC BANK


                                   By______________________________
                                    Name:
                                    Title:

                                   By______________________________
                                    Name:
                                    Title:


                                   KREDITANSTALT FUER WIEDERAUFBAU


                                   By: /s/ Dr. Rolf-Hans Gebauer
                                       ----------------------------
                                    Title: Vice President


                                   By: /s/ Michael Karb
                                       ----------------------------
                                    Title: Senior Project Manager


                                   MITSUBISHI TRUST & BANKING


                                   By: /s/ Toshihiro Hayashi
                                       ----------------------------
                                    Title: Senior Vice President


                                   ROYAL BANK OF CANADA


                                   By: /s/ Stephanie Babich
                                       ----------------------------
                                   Title: Senior Manager

                               Credit Agreement
                               ----------------

                                   TORONTO DOMINION (TEXAS), INC.


                                   By: /s/ Ann S. Slanis
                                       -----------------------------
                                    Title: Vice President



                                   WESTLB, NEW YORK BRANCH


                                   By: /s/ Julie Kim
                                       -----------------------------
                                    Title: Director


                                   By: /s/ Michael D. Peist
                                       -----------------------------
                                    Title:  Vice President

                               Credit Agreement
                               ----------------

                                                                SCHEDULE 1.01(a)


                                   The LECs
                                   --------


                  [See definition of "LECs" in Section 1.01]


DePue Communications, Inc.
Fairmount Cellular, Inc.
Frontier Cable of Indiana, Inc.
Frontier Cable of Mississippi, Inc.
Frontier Cable of Wisconsin, Inc.
Frontier Cellular of Alabama, Inc.
Frontier Communications-Midland, Inc.
Frontier Communications-Prairie, Inc.
Frontier Communications-Schuyler, Inc.
Frontier Communications-St. Croix, Inc.
Frontier Communications-Alabama, Inc.
Frontier Communications-AuSable Valley, Inc.
Frontier Communications-Breezewood, Inc.
Frontier Communications-Canton, Inc.
Frontier Communications-DePue, Inc.
Frontier Communications-Fairmount, Inc.
Frontier Communications-Georgia, Inc.
Frontier Communications-Illinois, Inc.
Frontier Communications-Indiana, Inc.
Frontier Communications-Iowa, Inc.
Frontier Communications-Lakeside, Inc.
Frontier Communications-Lakewood, Inc.
Frontier Communications-Lamar County, Inc.
Frontier Communications-Michigan, Inc.
Frontier Communications-Minnesota, Inc.
Frontier Communications-Mississippi, Inc.
Frontier Communications-Mondovi, Inc.
Frontier Communications-Mt. Pulaski, Inc.
Frontier Communications-New York, Inc.
Frontier Communications-Orion, Inc.
Frontier Communications-Oswayo River, Inc.
Frontier Communications-Pennsylvania, Inc.
Frontier Communications-Rochester, Inc.
Frontier Communications of Seneca-Gorham, Inc.

                     Schedule 1.01(a) to Credit Agreement
                     ------------------------------------

Frontier Communications-Sylvan Lake, Inc.
Frontier Communications of the South, Inc.
Frontier Communications-Thorntown, Inc.
Frontier Communications-Viroqua, Inc.
Frontier Communications-Wisconsin, Inc.
Frontier InfoServices Inc.
Frontier Communications-Long Distance America, Inc.
Frontier Subsidiary Telco, Inc.
Frontier Telephone of Rochester, Inc.
O.T. Cellular Telephone Company
Schuyler Cellular, Inc.

                     Schedule 1.01(a) to Credit Agreement
                     ------------------------------------

                                                                SCHEDULE 1.01(b)


                  GCNA Subsidiaries that are not Loan Parties
                  -------------------------------------------


Global Crossing Local Services, Inc.
Global Crossing Telemanagement, Inc.

                     Schedule 1.01(b) to Credit Agreement
                     ------------------------------------

                                                                   SCHEDULE 2.01


                                  Commitments
                                  -----------


                  [See definitions of "Lenders" and "Revolving
                      Credit Commitments" in Section 1.01]

     ------------------------------------------------------------------------------
                            LENDERS                    Revolving Credit Commitments
     ------------------------------------------------------------------------------
     The Chase Manhattan Bank                                   $52,000,000
     ------------------------------------------------------------------------------
     ABN AMRO Bank N.V.                                         $35,500,000
     ------------------------------------------------------------------------------
     BHF (USA) Capital Corporation                              $12,500,000
     ------------------------------------------------------------------------------
     Bank Leumi USA                                             $ 7,500,000
     ------------------------------------------------------------------------------
     Bank of America, N.A.                                      $35,500,000
     ------------------------------------------------------------------------------
     Bank of China, New York Branch                             $ 2,500,000
     ------------------------------------------------------------------------------
     Bank of Hawaii                                             $ 7,500,000
     ------------------------------------------------------------------------------
     Bank of Montreal                                           $35,500,000
     ------------------------------------------------------------------------------
     The Bank of Nova Scotia                                    $12,500,000
     ------------------------------------------------------------------------------
     The Bank of Scotland                                       $12,500,000
     ------------------------------------------------------------------------------
     The Bank of Tokyo-Mitsubishi, Ltd.                         $25,000,000
     ------------------------------------------------------------------------------
     Bank One, NA                                               $20,000,000
     ------------------------------------------------------------------------------
     Bank United                                                $12,500,000
     ------------------------------------------------------------------------------
     Banque Worms Capital Corp.                                 $ 5,000,000
     ------------------------------------------------------------------------------
     Barclays Bank PLC                                          $17,000,000
     ------------------------------------------------------------------------------
     Bayerische Hypo-und Vereinsbank AG, New York
     Branch                                                     $35,500,000
     ------------------------------------------------------------------------------
     Bayerische Landesbank Girozentrale                         $35,500,000
     ------------------------------------------------------------------------------
     Chang Hwa Commercial Bank, Ltd., New York
     Branch                                                     $12,500,000
     ------------------------------------------------------------------------------
     CIBC INC.                                                  $47,000,000
     ------------------------------------------------------------------------------
     Citicorp USA Inc.                                          $47,000,000
     ------------------------------------------------------------------------------
     City National Bank                                         $ 5,000,000
     ------------------------------------------------------------------------------
     CoBank, ACB                                                $12,500,000
     ------------------------------------------------------------------------------
     Cooperatieve Centrale Raiffeisen-Boerenleenbank            $30,000,000
     ------------------------------------------------------------------------------

                       Schedule 2.01 to Credit Agreement
                       ---------------------------------

     ---------------------------------------------------------------------------------
                            LENDERS                       Revolving Credit Commitments
     ---------------------------------------------------------------------------------
     B.A., "Rabobank International", New York Branch
     ---------------------------------------------------------------------------------
     Credit Lyonnais New York Branch                            $      35,500,000
     ---------------------------------------------------------------------------------
     The Dai Ichi Kangyo Bank, Limited                          $      10,000,000
     ---------------------------------------------------------------------------------
     Deutsche Bank AG, New York Branch and/or Cayman            $      47,000,000
     Islands Branches
     ---------------------------------------------------------------------------------
     Dresdner Bank AG, New York and Grand Cayman Branches       $      17,750,000
     ---------------------------------------------------------------------------------
     Erste Bank                                                 $      12,500,000
     ---------------------------------------------------------------------------------
     First Union National Bank                                  $      33,000,000
     ---------------------------------------------------------------------------------
     Fleet National Bank                                        $      35,500,000
     ---------------------------------------------------------------------------------
     General Electric Capital Corporation                       $      10,000,000
     ---------------------------------------------------------------------------------
     Goldman Sachs Credit Partners, L.P.                        $      15,000,000
     ---------------------------------------------------------------------------------
     Gulf International Bank                                    $       7,500,000
     ---------------------------------------------------------------------------------
     IBM Credit Corporation                                     $      34,000,000
     ---------------------------------------------------------------------------------
     IKB Deutsche Industriebank AG Luxembourg Branch            $       7,500,000
     ---------------------------------------------------------------------------------
     The Industrial Bank of Japan, Limited                      $      35,500,000
     ---------------------------------------------------------------------------------
     KBC Bank                                                   $      12,500,000
     ---------------------------------------------------------------------------------
     Kreditanstalt Fuer Wiederaufbau                            $      26,250,000
     ---------------------------------------------------------------------------------
     Merrill Lynch Capital Corporation                          $      27,500,000
     ---------------------------------------------------------------------------------
     Mitsubishi Trust and Banking Corporation                   $      17,500,000
     ---------------------------------------------------------------------------------
     Royal Bank of Canada                                       $      35,500,000
     ---------------------------------------------------------------------------------
     Toronto Dominion (Texas), Inc.                             $      26,500,000
     ---------------------------------------------------------------------------------
     WestLB, New York Branch                                    $      35,500,000
     ---------------------------------------------------------------------------------
     Total                                                      $1,000,000,000.00
     ---------------------------------------------------------------------------------

                       Schedule 2.01 to Credit Agreement
                       ---------------------------------

                                                                   SCHEDULE 3.12

                          Subsidiaries and Collateral
                          ---------------------------


                              [See Section 3.12]

                                 Subsidiaries
                                 ------------

                                                                                   Is its
                                                 Restricted   Loan                 stock               Stock pledged
   Subsidiary/ Jurisdiction of Organization        or Not    Party?   Guarantor   pledged?           by which entity?/1/
   ----------------------------------------        ------    ------   ---------   --------           -------------------
ALC Communications Corporation  (DE)                (R)       Yes          G         No
Ameritel Management, Inc. (British Columbia)        (R)        No         No         No
Asia Global Crossing Asia Pacific Commercial        (U)        No         No         No
 Ltd. (Hong Kong)
Asia Global Crossing Asia Pacific Limited           (U)        No         No         No
 (Hong Kong)
Asia Global Crossing Development Company (US)       (U)        No         No         No
Asia Global Crossing Holdings Ltd. (Bermuda)        (U)        No         No         No
Asia Global Crossing Hong Kong Limited (Hong        (U)        No         No         No
 Kong)
Asia Global Crossing Japan Corporation (Japan)      (U)        No         No         No
Asia Global Crossing Ltd. (Bermuda)                 (U)        No         No         No
Atlantic Crossing Holdings Ltd. (Bermuda)           (R)       Yes          G         P        Global Crossing Holdings Ltd./1/
Atlantic Crossing Holdings U.K. Limited (UK)        (R)       Yes          G         P            Atlantic Crossing Ltd./3/
Atlantic Crossing Ltd. (Bermuda)                    (R)       Yes          G         P       Atlantic Crossing Holdings Ltd./1/
Atlantic Crossing II Ltd. (Bermuda)                 (R)       Yes          G         P       Atlantic Crossing Holdings Ltd./1/

________________________

/1/  See Annex I for pledge agreement corresponding to footnote numbers.

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

                                                                                   Is its
                                                 Restricted   Loan                 stock               Stock pledged
   Subsidiary/ Jurisdiction of Organization        or Not    Party?   Guarantor   pledged?           by which entity?/1/
   ----------------------------------------        ------    ------   ---------   --------           -------------------
Budget Call Long Distance, Inc.  (DE)               (U)         No        No         No
Business Networks of New York, Inc.  (DE)           (U)         No        No         No
Business Telemanagement, Inc. (CA)                  (R)        Yes         G         No
DePue Communications, Inc.  (IL)                    (R)         No        No         No
EAC UK Holdings Ltd. (UK)                           (U)         No        No         No
East Asia Crossing Japan YK (Japan)                 (U)         No        No         No
East Asia Crossing Ltd.  (Bermuda)                  (U)         No        No         No
Fairmount Cellular, Inc. (GA)                       (R)         No        No         No
Frontier Cable of Indiana, Inc. (IN)                (R)         No        No         No
Frontier Cable of Mississippi, Inc. (MS)            (R)         No        No         No
Frontier Cable of Wisconsin, Inc. (WI)              (R)         No        No         No
Frontier Cellular of Alabama Inc. (AL)              (R)         No        No         No
Frontier Communications-Alabama, Inc. (AL)          (R)         No        No         No
Frontier Communications-AuSable Valley Inc.         (R)         No        No         No
 (NY)
Frontier Communications-Breezewood, Inc. (PA)       (R)         No        No         No
Frontier Communications-Canton, Inc. (PA)           (R)         No        No         No
Frontier Communications-DePue, Inc. (IL)            (R)         No        No         No
Frontier Communications-Fairmount, Inc. (GA)        (R)         No        No         No
Frontier Communications-Georgia, Inc. (GA)          (R)         No        No         No
Frontier Communications-Illinois, Inc. (IL)         (R)         No        No         No
Frontier Communications-Indiana, Inc. (IN)          (R)         No        No         No
Frontier Communications-Iowa, Inc. (IA)             (R)         No        No         No

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

                                                                                   Is its
                                                 Restricted   Loan                 stock               Stock pledged
   Subsidiary/ Jurisdiction of Organization        or Not    Party?   Guarantor   pledged?           by which entity?/1/
   ----------------------------------------        ------    ------   ---------   --------           -------------------
Frontier Communications-Lakeside, Inc. (IL)         (R)        No         No         No
Frontier Communications-Lakewood, Inc. (PA)         (R)        No         No         No
Frontier Communications-Lamar County, Inc.          (R)        No         No         No
 (AL)
Frontier Communications-Michigan, Inc. (MI)         (R)        No         No         No
Frontier Communications-Midland, Inc.  (IL)         (R)        No         No         No
Frontier Communications-Minnesota Inc. (MN)         (R)        No         No         No
Frontier Communications-Mississippi, Inc. (MS)      (R)        No         No         No
Frontier Communications-Mondovi, Inc. (WI)          (R)        No         No         No
Frontier Communications-Mt. Pulaski, Inc.           (R)        No         No         No
 (IL)
Frontier Communications-New York, Inc. (NY)         (R)        No         No         No
Frontier Communications of America (DE)             (R)        No         No         No
 (f/k/a Frontier Communications-Long Distance
 of America, Inc.)
Frontier Communications of Rochester, Inc.          (R)        No         No         No
 (DE)
Frontier Communications of Seneca-Gorham,           (R)        No         No         No
 Ltd. (NY)
Frontier Communications of the South, Inc.          (R)        No         No         No
 (AL)
Frontier Communications-Orion, Inc. (IL)            (R)        No         No         No

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

                                                                                   Is its
                                                 Restricted   Loan                 stock               Stock pledged
   Subsidiary/ Jurisdiction of Organization        or Not    Party?   Guarantor   pledged?           by which entity?/1/
   ----------------------------------------        ------    ------   ---------   --------           -------------------
Frontier Communications-Oswayo River, Inc.          (R)        No        No          No
 (PA)
Frontier Communications-Pennsylvania, Inc.          (R)        No        No          No
 (PA)
Frontier Communications-Prairie, Inc. (IL)          (R)        No        No          No
Frontier Communications-Schuyler, Inc. (IL)         (R)        No        No          No
Frontier Communications-St. Croix, Inc. (WI)        (R)        No        No          No
Frontier Communications-Sylvan Lake Inc. (NY)       (R)        No        No          No
Frontier Communications-Thorntown, Inc. (IN)        (R)        No        No          No
Frontier Communications-Viroqua Inc. (WI)           (R)        No        No          No
Frontier Communications-Wisconsin Inc. (WI)         (R)        No        No          No
Frontier Information Technologies, Inc. (DE)        (R)       Yes         G          No
Frontier InfoServices Inc. (DE) (f/k/a              (R)        No        G/22/       No
 Frontier Communications-InfoServices, Inc.)
Frontier Subsidiary Telco Inc. (DE)                 (R)        No        G/22/       No
Frontier Telephone of Rochester, Inc. (NY)          (R)        No        No          No
GC Dev. Co., Inc. (DE)                              (R)       Yes         G          P     Global Crossing Holdings USA Inc./1/
GC Landing Co. GmbH (Germany)                       (R)        No        No          No
GC Pacific Landing Corp. (DE)                       (R)       Yes         G          P       Global Crossing Landing Holdings
                                                                                                           Ltd./1/

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

                                                                                   Is its
                                                 Restricted   Loan                 stock               Stock pledged
   Subsidiary/ Jurisdiction of Organization        or Not    Party?   Guarantor   pledged?           by which entity?/1/
   ----------------------------------------        ------    ------   ---------   --------           -------------------
GC Pan European Crossing Belgie B.V.B.A.             (R)        No        No         No
 (Belgium)
GC Pan European Crossing Danmark A.p.S.              (R)        No        No         No
 (Denmark)
GC Pan European Crossing Deutscheland GmbH           (R)        No        No         No
 (Germany)
GC Pan European Crossing Espana S.L. (Spain)         (R)        No        No         No
GC Pan European Crossing France S.A.R.L.             (R)        No        No         No
 (France)
GC Pan European Crossing Holdings B.V.               (R)       Yes         G         P           GC Pan European Crossing
 (Netherlands)                                                                                  Luxembourg II S.a.r.l./18/
GC Pan European Crossing Italia s.r.l. (Italy)       (R)        No        No         No
GC Pan European Crossing Luxembourg I                (R)       Yes         G         P       Global Crossing Holdings Ltd./21/
 S.a.r.l. (Luxembourg)
GC Pan European Crossing Luxembourg II               (R)       Yes         G         P           GC Pan European Crossing
 S.a.r.l. (Luxembourg)                                                                           Luxembourg I S.a.r.l./21/
GC Pan European Crossing Nederland B.V.              (R)       Yes         G         P           GC Pan European Crossing
 (Netherlands)                                                                                        Holdings B.V./19/
GC Pan European Crossing Osterreich GmbH             (R)        No        No         No
 (Austria)
GC Pan European Crossing Switzerland GmbH            (R)        No        No         No
 (Swiss)
GC Pan European Crossing UK Limited (UK)             (R)       Yes         G         P           GC Pan European Crossing
                                                                                                      Holdings B.V./9/
GC Pan European Norge AS (Norway)                    (R)        No        No         No
GC Pan European Sverige AB (Sweden)                  (R)        No        No         No
GC SAC Argentina S.R.L. (Argentina)                  (R)        No        No         No
G.C. St. Croix Co. (USVI)                            (R)       Yes         G         P        Global Crossing Network Center
                                                                                                          Ltd./1/
GC UK Holding Ltd. (UK)                              (R)       Yes         G         P       Global Crossing Holdings Ltd./4/

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

                                                                                   Is its
                                                 Restricted   Loan                 stock               Stock pledged
   Subsidiary/ Jurisdiction of Organization        or Not    Party?   Guarantor   pledged?           by which entity?/1/
   ----------------------------------------        ------    ------   ---------   --------           -------------------
GCT Pacific Holdings, Ltd.  (Bermuda)               (U)        No         No         No
General Offshore (UK) Limited (UK)                  (U)        No         No         No
Global Crossing Advanced Card Services, Inc.        (R)       Yes          G         No
 (IA) (f/k/a Frontier Advanced Service
 Technologies, Inc.)
Global Crossing Asia Holdings Ltd. (Bermuda)        (U)        No         No         No
Global Crossing Bandwidth, Inc. (CA)                (R)        No         No         No
Global Crossing (Bidco) Limited (UK)                (U)        No         No         No
Global Crossing Billing, Inc.  (MI) (f/k/a          (R)       Yes          G         No
 Frontier Billing Corp.)
Global Crossing Communications International        (U)        No         No         No
 Limited (UK)
Global Crossing Conferencing-Canada, Ltd.           (R)        No         No         No
 (Canada)
Global Crossing Conferencing Limited (UK)           (R)       Yes          G         No
Global Crossing Development Co. (DE)                (R)       Yes          G         P                Global Crossing
                                                                                                    Holdings USA Inc./1/
Global Crossing Employee Services, Inc. (DE)        (R)       Yes          G         P      Global Crossing Holdings USA Inc./1/
Global Crossing Europe Limited  (UK)                (R)       Yes          G         P                Global Crossing
                                                                                                 Holdings U.K. Limited/11/
Global Crossing GlobalCenter Holdings, Inc.         (U)        No         No         P       ALC Communications Corporation/2/
 (DE)
Global Crossing (Holdco) Limited (UK)               (U)        No         No         No
Global Crossing Holdings Ltd. (Bermuda)             (R)       Yes          G         No
Global Crossing Holdings II Ltd. (Bermuda)          (U)        No         No         No
Global Crossing Holdings U.K. Limited               (R)       Yes          G         P                Global Crossing
 (UK)                                                                                              International Ltd./7/
Global Crossing Holdings USA Inc. (DE)              (R)       Yes          G         P                Global Crossing
                                                                                                  Holdings U.K. Limited/1/

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

                                                                                   Is its
                                                 Restricted   Loan                 stock               Stock pledged
   Subsidiary/ Jurisdiction of Organization        or Not    Party?   Guarantor   pledged?           by which entity?/1/
   ----------------------------------------        ------    ------   ---------   --------           -------------------
Global Crossing Intellectual Property Ltd.          (R)       Yes          G         P            Global Crossing Ltd./1/
 (Bermuda)
Global Crossing Intermediate UK Holdings            (R)       Yes          G         P       Global Crossing Holdings Ltd./12/
 Limited (UK)
Global Crossing International, Ltd. (Bermuda)       (R)       Yes          G         P       Global Crossing Holdings Ltd./1/
Global Crossing Internet Dial-Up, Inc. (DE)         (R)       Yes          G         No
Global Crossing Ireland Limited (formerly           (R)       Yes          G         P           GC Pan European Crossing
 Danbytec, Ltd.) (Ireland)                                                                    Luxembourg II S.a.r.l./ Global
                                                                                             Crossing Holdings Ltd./14/,/16/
Global Crossing Japan Corporation (Japan)           (U)        No         No         No
Global Crossing Landing Holdings Ltd.               (R)       Yes          G         P       Global Crossing Holdings Ltd./1/
 (Bermuda)
Global Crossing Landing Mexicana, S. de R.L.        (U)        No         No         No
 de C.V. (Mexico)
Global Crossing Local Services, Inc. (MI)           (R)        No         No         No
Global Crossing Ltd. (Bermuda)                      (R)       Yes          G         No
Global Crossing Management Services, Inc.           (R)       Yes          G         No
 (DE) (f/k/a Frontier International
 Management Corp.)
Global Crossing Marketing (UK) Limited              (R)       Yes          G         P                Global Crossing
 (UK)                                                                                            Holdings U.K. Limited/11/
Global Crossing Mexicana S. de R.L. de C.V.         (R)        No         No         No
 (Mexico)
Global Crossing Network Center Ltd. (Bermuda)       (R)       Yes          G         P       Global Crossing Holdings Ltd./1/
Global Crossing Network Center (UK) Ltd.            (R)       Yes          G         P        Global Crossing Network Center
 (UK)                                                                                                     Ltd./5/
Global Crossing North America, Inc. (NY)            (R)       Yes          G         P            Global Crossing Ltd./1/
 (f/k/a Frontier Corp.)

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

                                                                       Guar-    Is its
                                                Restricted     Loan    -----    stock                    Stock pledged
   Subsidiary/ Jurisdiction of Organization       or Not      Party?   antor   pledged?                by which entity/1/
   ----------------------------------------       ------      ------   -----   --------                ----------------
Global Crossing North America Networks, Inc.       (R)          No       No        No
 (DE)

Global Crossing Panama Inc. (SA) (Panama)          (R)          No       No        No

Global Crossing Services Europe Limited            (R)         Yes        G        P             GC Pan European Crossing
 (Ireland)                                                                                    Luxembourg II S.a.r.l./ Global
                                                                                               Crossing Holdings Ltd./15/,/16/

Global Crossing Services Ireland Limited           (R)         Yes        G        P          Global Crossing Services Europe
 (Ireland)                                                                                             Limited/13/, /16/

Global Crossing Servicios, S. de R.L. de C.V.      (R)          No       No        No
 (Mexico)

Global Crossing Telecommunications-Canada,         (R)          No       No        No
 Ltd.  (Ontario)

Global Crossing Telecommunications, Inc.  (MI)     (R)          No       No        No
Global Crossing Telemanagement, Inc. (WI)          (R)          No       No        No

Global Crossing Telemanagement VA, LLC (VA)        (U)          No       No        No

Global Crossing (UK) Internet Services             (U)          No       No        No
 Limited (UK)

Global Crossing (UK) Telecommunications            (U)          No       No        No
 Limited (UK)

Global Crossing (UK) Telecommunications            (U)          No       No        No
 Networks Limited (UK)

Global Crossing USA Inc. (DE)                      (R)         Yes        G        P                  Global Crossing
                                                                                                    Holdings USA Inc./1/
Global Crossing Ventures, Inc. (DE)                (R)         Yes        G        No

Global Marine (Americas) Systems  (DE)             (R)          No       No        No

                       Schedule 3.12 to Creidt Agreement
                       ---------------------------------

                                                                       Guar-    Is its
                                                Restricted     Loan    -----    stock                    Stock pledged
   Subsidiary/ Jurisdiction of Organization       or Not      Party?   antor   pledged?                by which entity/1/
   ----------------------------------------       ------      ------   -----   --------                ----------------
Global Marine Systems (Bermuda) Limited            (R)          No       No       No
 (Bermuda)

Global Marine Systems (Depots) Ltd. (Canada)       (R)          No       No       No

Global Marine Systems (Federal) Inc. (DE)          (R)          No       No       No

Global Marine Systems (Guernsey) Limited           (R)          No       No       No
 (Guernsey, C.I.)

Global Marine Systems (Investments) Ltd. (UK)      (R)          No       No       No

Global Marine Systems (Japan) Ltd. (Japan)         (R)          No       No       No

Global Marine Systems Ltd. (UK)                    (R)          No       No       No

Global Marine Systems Pension Trustee Limited      (R)          No       No       No
 (UK)

Global Submarine Cable Pte Limited (Singapore)     (R)          No       No       No

GlobalCenter Holding Co. (DE)                      (U)          No       No       No

GlobalCenter Inc.  (DE)                            (U)          No       No       No
(f/k/a Frontier GlobalCenter Inc.)

GlobalCenter Japan Corporation (Japan)             (U)          No       No       No

GlobalCenter Pty. Ltd.   (Australia)               (U)          No       No       No

GlobalCenter UK Limited  (UK)                      (U)          No       No       No
GMS Guernsey Pension Trustee Ltd. (Guernsey,       (R)          No       No       No
 C.I.)

GT Landing Corp. (DE)                              (R)         Yes        G       P            Atlantic Crossing Holdings U.K.
                                                                                                            Ltd./1/
GT Landing II Corp.  (DE)                          (R)         Yes        G       No

                       Schedule 3.12 to Creidt Agreement
                       ---------------------------------

                                                                       Guar-    Is its
                                                Restricted     Loan    -----    stock                    Stock pledged
   Subsidiary/ Jurisdiction of Organization       or Not      Party?   antor   pledged?                by which entity/1/
   ----------------------------------------       ------      ------   -----   --------                ----------------

GT Netherlands B.V. (Netherlands)                  (R)          Yes      G         P          Atlantic Crossing Holdings U.K.
                                                                                                              Ltd./17/
GT U.K. Ltd. (UK)                                  (R)          Yes      G         P          Atlantic Crossing Holdings U.K.
                                                                                                              Ltd./10/
Harmstrof Submarine Systems Sdn Bhd (Malaysia)     (R)           No     No         No

HNG Corp.  (DE)                                    (U)           No     No         No

International Exchange Network Corp. (DE)          (U)           No     No         No

International Exchange Network GmbH  (Germany)     (U)           No     No         No

International Exchange Networks (Hong Kong)        (U)           No     No         No
 Limited (Hong Kong)

International Exchange Networks (Mexico) S.A.      (U)           No     No         No
 de C.V. (Mexico)

International Exchange Network SAS (France)        (U)           No     No         No

International Exchange Networks, Ltd. (DE)         (U)           No     No         No

IPC Funding Corp. (DE)                             (U)           No     No         No

IPC Information Systems Asia Pacific, Limited      (U)           No     No         No
 (Hong Kong)

IPC Information Systems Canada, Inc.  (Canada)     (U)           No     No         No

IPC Information Systems Far East Inc.  (DE)        (U)           No     No         No

IPC Information Systems, Inc. (DE)                 (U)           No     No         No

IPC UK Holdings Limited (UK)                       (U)           No     No         No

IPC UK SPC (UK)                                    (U)           No     No         No

IXnet Australia Pty. Limited  (Australia)          (U)           No     No         No

IXnet Brasil Comercio e Participacoes Ltda.        (U)           No     No         No
 (Brazil)

IXnet Hong Kong Ltd. (Hong Kong)                   (U)           No     No         No

                       Schedule 3.12 to Creidt Agreement
                       ---------------------------------

                                                                       Guar-    Is its
                                                Restricted     Loan    -----    stock                    Stock pledged
   Subsidiary/ Jurisdiction of Organization       or Not      Party?   antor   pledged?                by which entity/1/
   ----------------------------------------       ------      ------   -----   --------                ----------------
IXnet, Inc. (DE)                                   (U)          No       No       No

IXnet Japan K.K.  (Japan)                          (U)          No       No       No

IXnet Korea Ltd. (Korea)                           (U)          No       No       No

IXnet (Singapore) Pte. Ltd. (Singapore)            (U)          No       No       No

IXnet South Africa  (South Africa)                 (U)          No       No       No

IXnet Telecommunications Japan K.K. (Japan)        (U)          No       No       No

IXnet UK Limited  (UK)                             (U)          No       No       No

MAC Landing Corp. (DE)                             (R)         Yes        G       P         Mid-Atlantic Crossing Holdings UK
                                                                                                          Ltd./1/
Marine Investments Limited (UK)                    (R)          No       No       No

Marine (Southampton) Ltd.                          (U)          No       No       No

Metaclorin Investco, Inc. (DE)                     (U)          No       No       No

Metaclorin Investment Partnership, LLC (DE)        (U)          No       No       No

Mid-Atlantic Crossing Holdings Ltd. (Bermuda)      (R)         Yes        G       P          Global Crossing Holdings Ltd./1/

Mid-Atlantic Crossing Holdings UK Ltd. (UK)        (R)         Yes        G       P            Mid-Atlantic Crossing Ltd./8/

Mid-Atlantic Crossing Ltd. (Bermuda)               (R)         Yes        G       P          Mid-Atlantic Crossing Holdings
                                                                                                          Ltd./1/
MXnet, Inc. (DE)                                   (U)          No       No       No

O.T. Cellular Telephone Company  (IL)              (R)          No       No       No

PAC Landing Corp. (DE)                             (R)         Yes        G       P          Pan American Crossing UK Ltd./1/

PAC Panama Ltd. (Bermuda)                          (R)         Yes        G       P            Pan American Crossing Ltd./1/

Pacific Crossing Holdings Ltd.  (Bermuda)          (U)          No       No       No

Pacific Crossing Ltd.  (Bermuda)                   (U)          No       No       No

Pacific Crossing UK Ltd. (UK)                      (U)          No       No       No

                       Schedule 3.12 to Creidt Agreement
                       ---------------------------------

                                                                       Guar-    Is its
                                                Restricted     Loan    -----    stock                    Stock pledged
   Subsidiary/ Jurisdiction of Organization       or Not      Party?   antor   pledged?                by which entity/1/
   ----------------------------------------       ------      ------   -----   --------                ----------------
Pan American Crossing Holdings Ltd. (Bermuda)      (R)          Yes      G         P          Global Crossing Holdings Ltd./1/

Pan American Crossing Landing B.V.                 (R)          Yes      G         P          Pan American Crossing UK Ltd./20/
 (Netherlands)

Pan American Crossing Ltd.  (Bermuda)              (R)          Yes      G         P          Pan American Crossing Holdings
                                                                                                           Ltd./1/
Pan American Crossing UK Ltd. (UK)                 (R)          Yes      G         P            Pan American Crossing Ltd./6/

PC Landing Corp. (US)                              (U)           No     No         No

PCL Japan YK  (Japan)                              (U)           No     No         No

PT Macasar Indonesia (Indonesia)                   (R)           No     No         No

Racal Telecommunications Inc. (DE)                 (U)           No     No         No

SAC Brasil Holding Ltda. (Brazil)                  (R)           No     No         No

SAC Brasil Ltda. (Brazil)                          (R)           No     No         No

SAC Brazil (Backhaul) Ltd. (Bermuda)               (U)           No     No         No

SAC Brazil Landing Holding Ltda. (Brazil)          (U)           No     No         No

SAC Brazil Landing Ltda. (Brazil)                  (U)           No     No         No

SAC Chile S.A. (Chile)                             (R)           No     No         No

SAC Columbia (Backhaul) Limitada (Columbia)        (U)           No     No         No

SAC Columbia Limitada (Columbia)                   (R)           No     No         No

SAC Landing Corp. (DE)                             (R)          Yes      G         P           South American Crossing Ltd./1/

SAC Panama Landing Ltd. (Bermuda)                  (U)           No     No         No

SAC Panama S.A. (Panama)                           (R)           No     No         No

SAC Peru Backhaul S.R.L. (Peru)                    (U)           No     No         No

SAC Peru S.R.L. (Peru)                             (R)           No     No         No

                       Schedule 3.12 to Creidt Agreement
                       ---------------------------------

                                                                       Guar-    Is its
                                                Restricted     Loan    -----    stock                    Stock pledged
   Subsidiary/ Jurisdiction of Organization       or Not      Party?   antor   pledged?                by which entity/1/
   ----------------------------------------       ------      ------   -----   --------                ----------------
Saturn Employee Trustee (Jersey) Limited           (U)          No       No         No
 (Jersey)

Saturn Global Network Services Holdings            (U)          No       No         No
 Limited  (UK)

Saturn Global Network Services (UK) Ltd. (UK)      (U)          No       No         No

Saturn Global Networks, Inc. (NY)                  (U)          No       No         No

Saturn Systems PTE Limited (Singapore)             (U)          No       No         No

Schuyler Cellular Inc. (IL)                        (R)          No       No         No

SCS  (Bermuda) Ltd. (Bermuda)                      (U)          No       No         No

South American Crossing (Backhaul) Ltd.            (U)          No       No         No
 (Bermuda)

South American Crossing Holdings (Backhaul)        (U)          No       No         No
 Ltd.  (Bermuda)

South American Crossing Holdings Ltd.              (R)         Yes        G         P          Global Crossing Holdings Ltd./1/
 (Bermuda)

South American Crossing Holdings (Subsea)          (U)          No       No         No
 Ltd.  (Bermuda)

South American Crossing Ltd. (Bermuda)             (R)         Yes        G         P         South American Crossing Holdings
                                                                                                            Ltd./1/
South American Crossing (Subsea) Ltd.              (U)          No       No         No
 (Bermuda)

System Programming and Network Computing,          (U)          No       No         No
 Inc.  (DE)

Tipo 2 s.r.l. (Italy)                              (U)          No       No         No

US Crossing, Inc. (DE)                             (R)         Yes        G         P                  Global Crossing
                                                                                                     Holdings USA Inc./1/
V Band Corporation (DE)                            (U)          No       No         No

Vibro Einspultechnik Duker und Wasserbrau          (R)          No       No         No
 GmbH (Germany)

                       Schedule 3.12 to Creidt Agreement
                       ---------------------------------

                                                                      Annex I to
                                                                   Schedule 3.12


1. US Law Pledge Agreement dated as of July 2, 1999 among Global Crossing Holdings Ltd., the other Pledgor parties thereto and The Chase Manhattan Bank as Administrative Agent

2. US Law Pledge Agreement dated as of August 11,200O between ALC Communications Corporation and The Chase Manhattan Bank, providing for the pledge over the shares of Global Crossing GlobalCenter Holdings, Inc.

3. (i) UK Law Charge Over Shares dated as of July 7, 1999 between Atlantic Crossing Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Atlantic Crossing Holdings U.K. Limited and (ii) UK Law Charge Over Shares dated as of August 11, 2000 between Atlantic Crossing Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Atlantic Crossing Holdings U.K. Limited

4. (i) UK Law Charge Over Shares dated as of July 7, 1999 between Global Crossing Holdings Ltd. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of GC UK Holding Ltd. and
     (ii) UK Law Charge Over Shares dated as of August 11,2000 between Global Crossing Holdings Ltd. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of GC UK Holding Ltd.

5. (i) UK Law Charge Over Shares dated as of July 7, 1999 between Global Crossing Network Center Ltd. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Global Crossing Network Center (UK)Ltd. and (ii) UK Law Charge Over Shares dated as of August 11,2000 between Global Crossing Network Center Ltd. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Global Crossing Network Center (UK)Ltd.

6. (i) UK Law Charge Over Shares dated as of July 7, 1999 between Pan American Crossing Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Pan American Crossing UK Limited and (ii) UK Law Charge Over Shares dated as of August 11, 2000 between Pan American Crossing Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Pan American Crossing UK Limited

7. (i) UK Law Charge Over Shares dated as of July 7, 1999 between Global Crossing International Ltd. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Global Crossing Holdings UK Limited and (ii) UK Law Charge Over Shares dated as of August 11, 2000 between Global Crossing International Ltd. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Global Crossing Holdings UK Limited

8. (i) UK Law Charge Over Shares dated as of July 7, 1999 between Mid-Atlantic Crossing Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Mid-Atlantic Crossing Holdings UK Ltd. and (ii) UK Law Charge Over Shares dated as of August 11,2000 between Mid-Atlantic Crossing Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Mid-Atlantic Crossing Holdings UK Ltd.

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

9. (i) UK Law Charge Over Shares dated as of July 7, 1999 between GC Pan European Crossing Holdings B.V. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of GC Pan European Crossing UK Limited and (ii) UK Law Charge Over Shares dated as of August 11,2000 between GC Pan European Crossing Holdings B.V. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of GC Pan European Crossing UK Limited

10. (i) UK Law Charge Over Shares dated as of July 7, 1999 between Atlantic Crossing Holdings U.K. Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of GT U. K. Ltd. and (ii) UK Law Charge Over Shares dated as of August 11,2000 between Atlantic Crossing Holdings U.K. Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of GT U.K. Ltd.

11. (i) UK Law Charge Over Shares dated as of July 7, 1999 between Global Crossing Holdings UK Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charges over the shares of Global Crossing Europe Limited and Global Crossing Marketing (UK)Limited and (ii) UK Law Charge Over Shares dated as of August 11,2000 between Global Crossing Holdings UK Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charges over the shares of Global Crossing Europe Limited and Global Crossing Marketing (UK)Limited

12. UK Law Charge Over Shares dated as of August 11,2000 between Global Crossing Holdings Ltd. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Global Crossing Intermediate UK Holdings Ltd.

13. Irish Law Equitable Charge dated as of July 7, 1999 between Global Crossing Services Europe Limited and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Global Crossing Services Ireland, Ltd.

14. Irish Law Equitable Charge dated as of November 22, 1999 between GC Pan European Crossing Luxembourg II S.a..r.1. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Global Crossing Ireland Ltd.

15. Irish Law Equitable Charge dated as of December 22,1999 between GC Pan European Crossing Luxembourg II S.a..r.1. and The Chase Manhattan Bank as Administrative Agent, providing for the charge over the shares of Global Crossing Services Europe Ltd.

16. Irish Law Equitable Charge dated as of August 11,2000 among GC Pan European Crossing Luxembourg II S.a.r.l., Global Crossing Services Europe Ltd. and The Chase Manhattan Bank as Administrative Agent, providing over the charges over the shares of Global Crossing Ireland Limited, Global Crossing Services Europe Ltd. and Global Crossing Services Ireland Ltd.

17. Dutch Law Deed of Pledge of Shares in the capital of GT Netherlands B.V. dated August 11,2000 among Atlantic Crossing Holdings UK Limited, GT Netherlands B.V. and The Chase Manhattan Bank as Administrative Agent

18. Dutch law Deed of Pledge of Shares in the capital of GC Pan European Crossing Holdings B. V. dated August 11, 2000 among GC Pan European Crossing Luxembourg II S.a.r.l., GC Pan European Crossing Holdings B.V. and The Chase Manhattan Bank as Administrative Agent

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

19. Dutch law Deed of Pledge of Shares in the capital of GC Pan European Crossing Nederland B.V. dated August 11, 2000 among GC Pan European Crossing Holdings B.V., GC Pan European Crossing Nederland B.V. and The Chase Manhattan Bank as Administrative Agent

20. Dutch law Deed of Pledge of Shares in the capital of Pan American Crossing Landing B.V. dated August 11,2000 among Pan American Crossing UK Ltd., Pan American Crossing Landing B.V. and The Chase Manhattan Bank as Administrative Agent

21. Luxembourg Law Pledge Agreement dated as of February 26, 2000 among Global Crossing Holdings Ltd., GC Pan European Crossing Luxembourg I S.a.r.1. and The Chase Manhattan Bank as Administrative Agent, providing over the shares of GC Pan European Crossing Luxembourg I S.a.r.1. and GC Pan European Crossing Luxembourg II S.a.r.1.

22.  Guaranty of Revolving Credit Exposure only.

                       Schedule 3.12 to Credit Agreement
                       ---------------------------------

                                                                   SCHEDULE 6.01


                             Existing Indebtedness
                             ---------------------


                          [See Section 6.01(a)(iii)]

                             EXISTING INDEBTEDNESS

                                              ($millions)                         Issuer
                                              ----------------------------------------------------------------
9 1/2% Senior Notes due 2009                     1,100.0                           GCHL
9 1/8% Senior Notes due 2006                       900.0                           GCHL
9% Debentures due 2021                             100.0                           GCNA
9.05% Medium Term Notes due 2000                    18.0                           GCNA
9.07% Medium Term Notes due 2000                    18.0                           GCNA
9.1% Medium Term Notes due 2000                      3.5                           GCNA
9% Medium Term Notes due 2000                       20.0                           GCNA
8.95% Medium Term Notes due 2000                    10.0                           GCNA
9% Medium Term Notes due 2001                       10.0                           GCNA
9.02% Medium Term Notes due 2001                    10.0                           GCNA
8.77% Medium Term Notes due 2001                    32.0                           GCNA
8.95% Medium Term Notes due 2001                    19.5                           GCNA
9.3% Medium Term Notes due 2004                     20.0                           GCNA
7 1/4% Senior Notes due 2004                       300.0                           GCNA
6% Dealer Remarketable Securities due 2013         200.0                           GCNA
7.51% Medium Term Notes due 2002                    40.0           Frontier Telephone of Rochester, Inc.
7.61% Senior Notes due 2003                         35.0        Frontier Communications of Minnesota, Inc.
Rural Utilities Service (RUS) Debt                  45.7               Various Subsidiaries of GCNA
10.875% Senior Discount Notes due 2008*            247.4               IPC Information Systems, Inc.
Notes Payable*                                       6.2   Various Subsidiaries of IPC Information Systems, Inc.
Loan and Security Agreement*                        20.0           International Exchange Networks, Ltd.
Capital Leases                                     196.0                          Various
Letters of Credit                                   43.3                          Various
                                                 -------
     Total                                       3,394.6
                                                 =======

____________________
* To be deemed Existing Indebtedness at time IPC Information Systems, Inc. and IXnet, Inc. become Restricted Subsidiaries.

                       Schedule 6.01 to Credit Agreement
                       ---------------------------------

                                                                   SCHEDULE 6.02


                                Existing Liens
                                --------------

                              [See Section 6.02]

                                     NONE

                       Schedule 6.02 to Credit Agreement
                       ---------------------------------

                                                                   SCHEDULE 6.04

                             Existing Investments
                             --------------------

                  [See Sections 6.04(b), 6.04(i) and 6.04(l)]

Part A:

     ---------------------------------------------------------------------
                                                               Investment
     ---------------------------------------------------------------------
     A.C.N.                                                   $ 13,332,000
     ---------------------------------------------------------------------
     Access Wisconsin (formerly WITS)                              155,000
     ---------------------------------------------------------------------
     AIG Orion Fund                                              1,093,639
     ---------------------------------------------------------------------
     Airspan Networks Inc. (exchanged from Impulse Telecom)         50,750
     ---------------------------------------------------------------------
     Angstrom Networks, Inc. (formerly Alliance Network          4,200,000
      Services)
     ---------------------------------------------------------------------
     CCC Group, Inc.                                             4,000,000
     ---------------------------------------------------------------------
     Cereva Networks                                             3,000,000
     ---------------------------------------------------------------------
     Corvia Networks                                               300,000
     ---------------------------------------------------------------------
     Delhi Telco                                                   380,000
     ---------------------------------------------------------------------
     Digital United Holdings Ltd.                               25,000,002
     ---------------------------------------------------------------------
     Doll Technology Investment Fund II, LP                      2,132,804
     ---------------------------------------------------------------------
     Equal Access Networks, Inc.                                 4,000,000
     ---------------------------------------------------------------------
     Global Access Ltd.                                         28,232,924
     ---------------------------------------------------------------------
     Granite Systems, Inc.                                       5,000,000
     ---------------------------------------------------------------------
     Great Lakes Comnet, Inc. (formerly Michigan                     7,500
      Independent Networks)
     ---------------------------------------------------------------------
     Hutchison Global Crossing Holdings, Ltd.                  466,812,543
     ---------------------------------------------------------------------
     Illinet Communications LLC                                     98,000
     ---------------------------------------------------------------------
     Impsat Fiber Networks, Inc.                                   999,600
     ---------------------------------------------------------------------
     International Cableship Pte Limited                         5,231,822
     ---------------------------------------------------------------------
     Jato Communications Corp.                                   4,999,999
     ---------------------------------------------------------------------
     Mondovi  Industrial Development Corp.                         101,752
     ---------------------------------------------------------------------
     Monroe Fund                                                   250,000
     ---------------------------------------------------------------------
     Narus, Inc.                                                 3,000,002
     ---------------------------------------------------------------------
     NorthPoint Communications, Inc.                             4,900,016
     ---------------------------------------------------------------------
     NTT World Engineering Marine Corporation                   10,050,000
     ---------------------------------------------------------------------
     NXTV, Inc.                                                  4,042,000
     ---------------------------------------------------------------------
     Other                                                         108,000
     ---------------------------------------------------------------------

                       Schedule 6.04 to Credit Agreement
                       ---------------------------------

     ---------------------------------------------------------------------
                                                               Investment
     ---------------------------------------------------------------------
     Plurius, Inc.                                               3,000,001
     ---------------------------------------------------------------------
     QoS Network, Inc.                                           5,005,000
     ---------------------------------------------------------------------
     Rotor Communications Corp.                                  2,000,006
     ---------------------------------------------------------------------
     RTB                                                         2,304,000
     ---------------------------------------------------------------------
     SB Submarine Systems Company Ltd.                          13,230,000
     ---------------------------------------------------------------------
     Sembawang Cable Depot Plc Limited                             191,688
     ---------------------------------------------------------------------
     Sonus Networks, Inc.                                        6,000,000
     ---------------------------------------------------------------------
     Spring Tide Networks, Inc.                                  4,000,005
     ---------------------------------------------------------------------
     StorageNetworks, Inc.                                      44,999,906
     ---------------------------------------------------------------------
     Telergy, Inc.                                              26,824,058
     ---------------------------------------------------------------------
     TeraBeam Corporation                                        4,999,995
     ---------------------------------------------------------------------
     Tornado Development                                         5,000,000
     ---------------------------------------------------------------------
     USA Global Link                                             2,000,700
     ---------------------------------------------------------------------
     VR-1                                                        4,999,995
     ---------------------------------------------------------------------
     WebEx, Inc.                                                 2,000,000
     ---------------------------------------------------------------------
     Total                                                    $713,373,192
     ---------------------------------------------------------------------


Part B:

     Investments in an aggregate amount up to $120,000,000:
     -----------------------------------------------------

     GlobalCenter
     Global Crossing Landing Mexicana
     Monroe Fund
     Nextwave Telecom
     Racal

     Investments in the individual amounts indicated below:
     -----------------------------------------------------

     GlobalCenter -- $40,000,000
     IPC/Ixnet -- $40,000,000

                       Schedule 6.04 to Credit Agreement
                       ---------------------------------

                                                                   SCHEDULE 6.10


                             Existing Restrictions
                             ---------------------

                              [See Section 6.10]

                                     NONE


                       Schedule 6.10 to Credit Agreement
                       ---------------------------------